Exhibit 4.6.1

                                                               EXECUTION VERSION


                             Dated 19 January 2005




                            GRANITE MASTER ISSUER plc
                                as Master Issuer






                                     - and -






                              THE BANK OF NEW YORK
                                 as Note Trustee









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                        SECOND AMENDED ISSUER TRUST DEED


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                                 SIDLEY AUSTIN
                                 -------------
                                     SIDLEY

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                     CROSS-REFERENCE TABLE*

Section of Trust
Indenture Act of
1939, as amended                                               Section of Deed
----------------                                               ---------------

310(a)....................................................................14.2
310(b)....................................................................14.2
310(c)............................................................Inapplicable
311(a)................................................................10.3(kk)
311(b)................................................................10.3(kk)
311(c)............................................................Inapplicable
312(a)...................................................................5(ee)
312(b)....................................................................19.2
312(c)....................................................................19.2
313...................................................................10.3(jj)
314(a)....................................................................5(u)
314(b)...................................................................5(gg)
314(c)..............................................................16.1, 17.1
314(d)....................................................................17.1
314(e)....................................................................16.2
315(a)................................................................... 10.1
315(b)....................................................................10.8
315(c).....................................................................2.7
315(d)...................................................................10.12
316(a)...............................................................7.2, 11.2
316(b)..................................................................2.2(d)
316(c).....................................................................7.2
317(a).....................................................................6.1
317(b)....................................................................5(p)
318(a)......................................................................15
318(b)....................................................................17.4
318(c).....................................................................1.4

* This Cross-Reference Table does not constitute part of this Deed and shall not affect the interpretation of any of its terms or provisions.


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                                    CONTENTS

1.  Definitions...............................................................1

2.  Covenant to Repay etc.....................................................3

3.  Form, Issue and Deposit of Note Certificates..............................7

4.  Covenant of Compliance...................................................10

5.  Covenants by the Master Issuer...........................................10

6.  Enforcement..............................................................16

7.  Proceedings, Actions and Indemnification.................................17

8.  Application of Moneys etc................................................20

9.  Remuneration and Indemnification of Note Trustee.........................21

10. Supplement to the Trustee Acts...........................................23

11. Modification and Waiver..................................................34

12. Entitlement to Treat holder as owner.....................................37

13. Currency Indemnity.......................................................37

14. Appointment, Removal and Retirement of Note Trustee......................38

15. Trust Indenture Act Prevails.............................................39

16. Certificates and Opinions................................................40

17. Rights Cumulative........................................................40

18. Notices..................................................................40

19. Third Party Rights.......................................................41

20. Execution in Counterparts; Severability..................................41

21. Governing Law and Jurisdiction: Appropriate Forum........................42

    SCHEDULE 1 FORM OF GLOBAL NOTE CERTIFICATE...............................43

    SCHEDULE 2 FORM OF INDIVIDUAL NOTE CERTIFICATES..........................51

    SCHEDULE 3 TERMS AND CONDITIONS OF THE NOTES.............................57

    SCHEDULE 4 PROVISIONS FOR MEETINGS OF NOTEHOLDERS........................58


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THIS ISSUER TRUST DEED WAS MADE ON 19 JANUARY, 2005 AND AMENDED AND RESTATED
PURSUANT TO DEEDS OF AMENDMENT AND RESTATEMENT DATED 26 AUGUST, 2005 AND 17 MAY, 2007 BETWEEN:

(1) GRANITE MASTER ISSUER plc, (registered number 5250668) a public limited company incorporated under the laws of England and Wales, whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX, as Master Issuer; and

(2) THE BANK OF NEW YORK, a New York banking corporation acting through its London branch at 40th Floor, One Canada Square, London E14 5AL in its capacity as Note Trustee.

WHEREAS:

(A) By a resolution of a duly authorised Board of Directors of the Master Issuer passed on 18 January, 2005 the Master Issuer resolved to establish a programme pursuant to which the Master Issuer may, from time to time, issue Issuer Notes as set out herein.

(B) The Note Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders upon and subject to the Issuer Conditions.

NOW THIS ISSUER TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED:

1.    Definitions

1.1   The provisions of:

      (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January, 2005; and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January, 2005,

      (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Deed.

      The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

1.2   All references in these presents:

      (a) to principal and/or premium and/or interest in respect of the Issuer Notes or to any monies payable by the Master Issuer under these presents shall be deemed to include a reference to any additional amounts which may be payable under Condition 4(E) (Deferred Interest) or, if applicable, under any undertaking or covenant given pursuant to Clause 2.2 (Covenant to Repay);


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      (b)   to "these presents" and/or to "this Deed" means this Trust Deed, the schedules hereto, any deed expressed to be supplemental hereto and the Issuer Notes, the Issuer Conditions and, unless the context otherwise requires, the Pricing Supplements or Final Terms, all as from time to time supplemented or modified in accordance with the provisions contained in these presents and/or where applicable, therein contained;

      (c) to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof;

      (d) to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents;

      (e) to taking proceedings against the Master Issuer shall be deemed to include references to proving in the winding up of the Master Issuer; and

      (f) to DTC, Euroclear and Clearstream, Luxembourg shall be deemed to include references to any other or additional clearing system as may be approved in writing by the Note Trustee.

1.3 Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of England.

1.4 Whenever these presents refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made part of these presents. All other Trust Indenture Act terms used in these presents that are defined by the Trust Indenture Act, defined in the Trust Indenture Act by reference to another statute or defined by SEC rule have the meanings assigned to them in the Trust Indenture Act.

1.5 For the purposes of determining whether a direction, request or consent has been received from the holders of a specified percentage in Principal Amount Outstanding of any Class of Issuer Notes, the Principal Amount Outstanding of any Issuer Note not denominated in Sterling shall be converted into Sterling at the Specified Currency Swap Rate applicable to such Issuer Note.

1.6 "outstanding" means, in relation to any Series and Class of Issuer Notes, all the Issuer Notes of such Series and Class other than:

      (a)   those which have been redeemed in accordance with these presents;

      (b) those in respect of which the date for redemption in accordance with the provisions of the Issuer Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to such date for redemption) have been duly paid to the Note Trustee or the Principal Paying Agent in the manner provided for in the Issuer Paying Agent and Agent Bank Agreement


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            (and, where appropriate, notice to that effect has been given to the relevant class or classes of Noteholders in accordance with Condition 14 (Notice to Noteholders)) and remain available for payment in accordance with the Issuer Conditions;

      (c) those which have been purchased and surrendered for cancellation as provided in Condition 5 (Redemption, Purchase and Cancellation) and notice of the cancellation of which has been given to the Note Trustee;

      (d)   those which have become void under Condition 7 (Prescription);

      (e) those mutilated or defaced Note Certificates which have been surrendered or cancelled and in respect of which replacement Note Certificates have been issued pursuant to Condition 13 (Replacement of Notes);

      (f) (for the purpose only of ascertaining the amount of the Issuer Notes outstanding and without prejudice to the status for any other purpose of the relevant Issuer Notes) those Note Certificates which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 13 (Replacement of Notes);

      provided that, for each of the following purposes, namely:

            (i) the right to attend and vote at any Meeting (as defined in Schedule 4 (Provisions for Meetings of Noteholders) hereto), an Extraordinary Resolution in writing as envisaged by part
                  (b) of the definition of Extraordinary Resolution and any direction or request by the holders of Issuer Notes;

            (ii) the determination of how many and which Issuer Notes are for the time being outstanding for the purposes of Clauses 7 (Proceedings, Actions and Indemnification) and 11.2 (Waiver), Condition 10 (Enforcement of Notes) and Schedule 4 (Provisions for Meetings of Noteholders); and

            (iii) any discretion, power or authority, whether contained in these presents or provided by law, which the Note Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them,

      those Issuer Notes (if any) which are for the time being held by, or for the benefit of, the Master Issuer, any subsidiary or affiliate thereof, any holding company of the Master Issuer or any other subsidiary or affiliate of any such holding company shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

2.    Covenant to Repay etc.

2.1   The Issuer Notes:

      (a) The Issuer Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount, clause 3 of the Programme Agreement shall apply. Each Series will comprise


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            one or more Class A Notes, Class B Notes, Class M Notes, Class C
            Notes and Class D Notes issued on a single issue date.

      (b) Each Series of Issuer Notes issued by the Master Issuer shall be constituted by a deed or deeds supplemental to this Trust Deed (each, a "Supplemental Trust Deed") and will have the benefit of the Issuer Security created pursuant to the Issuer Deed of Charge. The Master Issuer shall, prior to a Series of Issuer Notes being so constituted, execute and deliver to the Note Trustee in respect of that Series:

            (i) a Supplemental Trust Deed (if applicable, duly stamped or denoted and in such form as the Note Trustee may in its absolute discretion stipulate and require) which contains a covenant by the Issuer in the form mutatis mutandis of Clause
                  2.2 of this Deed in relation to the principal, premium (if any) and interest in respect of the Issuer Notes in the Series and such other provisions as the Note Trustee shall require; and

            (ii) an Offering Circular or, after 1 July 2005, the Base Prospectus (if required for the purposes of the Financial Services Authority (in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000).

      (c) A memorandum of every such supplemental deed shall be endorsed by the Note Trustee on this Trust Deed and by the Master Issuer on its duplicate of this Trust Deed.

      (d) By no later than 3.00 p.m. (London time) on the second Business Day preceding each proposed Closing Date, the Master Issuer shall deliver or cause to be delivered to the Note Trustee and the Issuer Security Trustee a copy of the applicable Pricing Supplement or, after 1 July 2005, Final Terms and drafts of all (if any) legal opinions to be given in relation to the relevant issue and shall notify the Note Trustee and the Issuer Security Trustee, in writing, and without delay, of the relevant Closing Date, and the nominal amount, of a particular Series of Issuer Notes.

      (e) The Master Issuer will procure that further legal opinion(s) in such form and with such consent as the Note Trustee may require from the legal advisers specified in the Programme Agreement is/are delivered to the Note Trustee and the Issuer Security Trustee:

            (i) before any issue of Issuer Notes after each anniversary of this Trust Deed; and

            (ii) on such other occasions as the Note Trustee requires (on the basis that the Note Trustee considers it necessary in view of a change (or proposed change) in English law, materially affecting the Master Issuer, these presents, the Programme Agreement, the Issuer Paying Agent and Agent Bank Agreement or the Issuer Deed of Charge, or the Note Trustee has other grounds which shall not include the mere lapse of time).


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      (f)   Whenever such a request is made for further legal opinions in accordance with this Clause 2.1 with respect to any Issuer Notes to be issued, the receipt of such opinion(s) in a form satisfactory to the Note Trustee shall be a further condition precedent to the issue of those Issuer Notes.

2.2 Covenant to Repay: To the extent that it does not so covenant in any Supplemental Trust Deed in respect of any Series and Class of Issuer Notes constituted thereby, the Master Issuer covenants with the Note Trustee that it will, in accordance with these presents, on the due date for the final maturity of any Series and Class of Issuer Notes, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Issuer Conditions, pay or procure to be paid unconditionally to or to the order of the Note Trustee in the Specified Currency, in immediately available funds or same day funds, as applicable, the principal amount of such Series and Class of Issuer Notes, repayable on that date. Except in the case of Zero Coupon Notes, the Master Issuer shall in the meantime and until all such payments (both before and after any judgment or other order of a court of competent jurisdiction) are duly made (subject to the provisions of the Issuer Conditions), pay or procure to be paid unconditionally to or to the order of the Note Trustee as aforesaid, interest (which shall accrue from day to day) on the Principal Amount Outstanding of such Series and Class of Issuer Notes, at rates and/or in amounts set out in or (as the case may be) calculated from time to time in accordance with, or specified in, and on the dates provided for in the Issuer Conditions (subject to Clause 2.6 below), provided that:

      (a) every payment of principal or interest in respect of any Series and Class of Issuer Notes, made to or to the account of the Principal Paying Agent in the manner provided in the Issuer Paying Agent and Agent Bank Agreement, shall satisfy the obligations of the Master Issuer under this Clause 2.2 (Covenant to Repay), in respect of such Series and Class of Issuer Notes except to the extent that there is default in the subsequent payment thereof to the Noteholders in accordance with the Issuer Conditions;

      (b) if any payment of principal in respect of any Series and Class of Issuer Notes is made after the due date, interest shall continue to accrue on the principal amount of such Issuer Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 5(G) (Redemption Amounts) shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Note Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Issuer Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Note Trustee or the Principal Paying Agent);

      (c) in any case where payment of the whole or any part of the principal amount of any Issuer Note is improperly withheld or refused upon due presentation thereof (if so provided in the Issuer Paying Agent and Agent Bank Agreement), interest shall accrue on the whole, or such part of such principal amount of such Issuer Note (except in the case of Zero Coupon Notes to which the provisions of Condition 5(G) (Redemption Amounts) shall apply) which


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            has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction), at the rates aforesaid, from and including the date of such withholding or refusal up to and including the date on which, upon further presentation of the relevant Issuer Note, such principal amount due (including interest as aforesaid) is paid to the Noteholders or (if earlier) the seventh day after notice is given to the Noteholders in accordance with the Issuer Conditions that the full amount (including interest as aforesaid) payable in respect of the principal amount is available for payment, provided that, upon further due presentation thereof (if so provided in the Issuer Paying Agent and Agent Bank Agreement), such payment is in fact made; and

      (d)   notwithstanding any other provision of these presents, pursuant to
            Section 316(b) of the Trust Indenture Act, the right of any Noteholder to receive payment of principal and interest on any Series and Class of Issuer Notes, on or after the respective due dates expressed for such Issuer Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Noteholder.

2.3 Additional Interest: The Master Issuer shall pay Additional Interest in accordance with Condition 4(E)(Deferred Interest).

2.4 On trust: The Note Trustee will hold the benefit of the covenants contained in this Clause 2 (Covenant to Repay, etc) on trust for the Noteholders and itself in accordance with these presents.

2.5 Note Trustee's requirements regarding Agents, etc.: At any time after a Potential Note Event of Default or a Note Event of Default in respect of the Issuer Notes or any of them shall have occurred (which shall not have been waived by the Note Trustee or remedied to its satisfaction) or the Issuer Notes shall otherwise have become due and repayable or Individual Note Certificates have not been issued when so required in accordance with these presents and the Global Note Certificates, the Note Trustee may:

      (a) by notice in writing to the Master Issuer, the Principal Paying Agent, the US Paying Agent, the other Paying Agents, the Agent Bank, the Transfer Agent and the Registrar require such Agents or any of them pursuant to the Issuer Paying Agent and Agent Bank Agreement:

            (i) to act thereafter, and until otherwise instructed by the Note Trustee, as Agents respectively of the Note Trustee on the terms provided in the Issuer Paying Agent and Agent Bank Agreement mutatis mutandis (save that the Note Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to the amount for the time being held by the Note Trustee on the trusts of these presents relating to the Issuer Notes which is available to be applied by the Note Trustee for such purpose) and thereafter to hold all Note Certificates and all sums, documents and records held by them in respect of Issuer Notes on behalf of the Note Trustee; and/or


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            (ii)  to deliver up all Note Certificates and all sums, documents and records held by them in respect of any Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which any Agent is obliged not to release by any law or regulation; and/or

      (b) by notice in writing to the Master Issuer require it to make all subsequent payments in respect of the Issuer Notes to or to the order of the Note Trustee with effect from the issue of any such notice to the Master Issuer and until such notice is withdrawn, Clause 2.2(a) above relating to the Issuer Notes shall cease to have effect.

2.6 Interest following Default: The rate of interest payable in respect of any Series and Class of Issuer Notes which are Floating Rate Notes or Index Linked Interest Notes and which become immediately payable upon receipt by the Master Issuer of an Issuer Enforcement Notice given by the Note Trustee pursuant to the Issuer Conditions shall be calculated at the same intervals as if such Notes had not become due and payable, the first of which shall commence on the expiry of the Interest Period (as defined in the Issuer Conditions) during which such Issuer Notes become so repayable, in accordance with the Issuer Conditions (with consequential amendments as necessary) except that the rates of interest need not be published.

2.7 Exercise by Note Trustee following Default: If a Note Event of Default has occurred and is continuing, the Note Trustee shall exercise any or all of the rights and powers vested in it by these presents and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs in accordance with Section 315(c) of the Trust Indenture Act.

3.    Form, Issue and Deposit of Note Certificates

3.1   Global Note Certificates:

      (a) The US Notes of any Series will be initially offered and sold pursuant to a Registration Statement filed with the SEC. Each Series and Class of US Notes will be issued in fully registered global form and be initially represented by a US Global Note Certificate and which, in aggregate, will represent the aggregate Principal Amount Outstanding of such US Notes.

      (b) The Reg S Notes of any Series will be initially offered and sold outside the United States to non-US persons pursuant to Reg S. Each Series and Class Reg S Notes will be issued in fully registered global form and be initially represented by a Reg S Global Note Certificate and which, in aggregate, will represent the aggregate Principal Amount Outstanding of such Reg S Notes.

      (c) Each US Global Note Certificate will be registered in the name of Cede & Co. as nominee for DTC, and be deposited with, the DTC Custodian and each Reg S Global Note Certificate will be registered in the name of Citivic Nominees Limited as nominee for, and will be deposited with, the Common Depositary.


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      (d)   Interests in the US Global Note Certificate and the Reg S Global
            Note Certificate of the same Series and Class of any Series shall be exchangeable, in accordance with their respective terms and as set out in Clause 3.3 (Individual Note Certificates) below, for Individual Note Certificates for such Series and Class.

3.2 Form of Global Note Certificates: The Global Note Certificates shall be printed or typewritten and shall be in the form or substantially in the form set out in Schedule 1 (Form of Global Note Certificates) and may be a facsimile, which the Master Issuer shall deposit with the DTC Custodian or the Common Depositary, as the case may be. Each Global Note Certificate shall represent such of the outstanding Issuer Notes of the relevant Series and Class as shall be specified therein and shall have a copy of the applicable Pricing Supplement or, after 1 July 2005 Final Terms attached to it and each Global Note Certificate shall provide that it shall represent the aggregate Principal Amount Outstanding of the relevant Series and Class of Issuer Notes from time to time endorsed on the relevant Global Note Certificate and that the aggregate Principal Amount Outstanding of the Issuer Notes represented thereby may, from time to time, be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of these presents and the Issuer Paying Agent and Agent Bank Agreement. Any notation on the Register to reflect the amount of any increase or decrease in the Principal Amount Outstanding of any Series and Class of Issuer Notes represented by a Global Note Certificate shall be made by or on behalf of the Registrar in accordance with such Global Note Certificate and the Issuer Paying Agent and Agent Bank Agreement. The Global Note Certificates shall be issued only in registered form, without coupons or talons, and signed, manually or in facsimile, by a person duly authorised by the Master Issuer on behalf of the Master Issuer, and the Master Issuer shall procure that the Global Note Certificates of any Series of Issuer Notes shall be authenticated by or on behalf of the Registrar on the relevant Closing Date. The Global Note Certificates for such Series of Issuer Notes so executed and authenticated shall be binding and valid obligations of the Master Issuer, notwithstanding that such duly authorised person ceases to be so authorised at the time the Registrar authenticates the relevant Global Note Certificate. Title to any Series and Class of Issuer Notes shall only pass by, and upon, the registration in the Register in respect thereof, in accordance with the provisions of the Issuer Paying Agent and Agent Bank Agreement.

3.3 Individual Note Certificates: The Master Issuer shall issue Individual Note Certificates only if one or more of the following applies while any Series or Class of Issuer Notes are represented by a Global Note Certificate. If, at any time after the fortieth day following the later of the relevant Closing Date and the date of the issue of such Global Note
      Certificates:

      (a) (i) (in the case of a US Global Note Certificates) DTC has notified the Master Issuer that it is at any time unwilling or unable to continue as, or has ceased to be, a clearing agency registered under the Exchange Act, and a successor to DTC registered as a clearing agency under the Exchange Act is not appointed by the Master Issuer within 90 days of such notification; or (ii) (in the case of a Reg S Global Note Certificate both Euroclear and Clearstream, Luxembourg are closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announce an intention


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            permanently to cease business and do so cease to do business and no alternative clearing system satisfactory to the Note Trustee is available; or

      (b) as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or of any political sub-division thereof) or of any authority therein or thereof having power to tax or in the interpretation or administration by a revenue authority or a court or administration of such laws or regulations which becomes effective on or after the relevant Closing Date, the Master Issuer or any Paying Agent is or will be required to make any deduction or withholding from any payment in respect of such Issuer Notes which would not be required were such Issuer Notes represented by Individual Note Certificates, then the Master Issuer shall, at its sole cost and expense within 30 days of the occurrence of the relevant event, issue Individual Note Certificates of the same class as the Series and Class of Issuer Notes represented by the relevant Global Note Certificate.

      If Individual Note Certificates are issued, the beneficial interests represented by the Reg S Global Note Certificate representing a Series and Class of Issuer Notes shall be exchanged by the Master Issuer for Reg S Individual Note Certificates for such Issuer Notes and the beneficial interests represented by the US Global Note Certificate representing a Series and Class of Issuer Notes shall be exchanged by the Master Issuer for US Individual Note Certificates for such Issuer Notes.

3.4 Form of Individual Note Certificates: The Individual Note Certificates shall be printed or typewritten in accordance with all applicable legal and stock exchange requirements and be in, or substantially be in, the form set out in Schedule 2 (Form of Individual Note Certificates). Individual Note Certificates for a Series and Class of Issuer Notes will be: (1) in the denominations, and transferable in the units, specified for such Issuer Notes in the applicable Pricing Supplement or, after 1 July 2005 Final Terms, (2) serially numbered, and (3) endorsed with the Issuer Conditions and have a copy of the relevant Pricing Supplement or, after 1 July 2005 Final Terms annexed to them and a form of transfer in the form, or substantially in the form, also set out in Schedule 2 (Form of Individual Note Certificates). Title to the Individual Note Certificates shall only pass by and upon the registration in the Register in respect thereof in accordance with the provisions of the Issuer Paying Agent and Agent Bank Agreement. The Individual Note Certificates shall be issued only in registered form and signed manually or in facsimile by a person duly authorised by or on behalf of the Master Issuer and the Master Issuer shall procure that the Individual Note Certificates shall be authenticated by or on behalf of the Registrar. Each Individual Note Certificate so executed and authenticated shall be a binding and valid obligation of the Master Issuer notwithstanding that such duly authorised person ceases to be so authorised at the time the Registrar authenticates the relevant Individual Note Certificate.

3.5 Indemnity: If the Master Issuer is obliged to issue or procure the issue of any Individual Note Certificate pursuant to Clause 3.3 (Individual Note Certificates) but fails to do so within 30 days of the occurrence of the relevant event described in Clause 3.3 (Individual Note Certificates), then the Master Issuer shall indemnify the Note Trustee and the relevant Noteholders and keep them indemnified against any loss or damage incurred by any of them if the amount received by the Note Trustee or the relevant Noteholders in respect of the Issuer Notes is less than the amount that would have been received had Individual Note Certificates been issued in accordance with Clause 3.4 (Form of Individual Note Certificates). If and for so long as the Master Issuer discharges its obligations under this indemnity, the breach by the Master Issuer of the provisions of Clause 3.4 (Form of Individual Note Certificates) shall be deemed to be cured ab initio.

4.    Covenant of Compliance

4.1 Covenant: The Master Issuer covenants with the Note Trustee that it will comply with and perform and observe all the provisions of these presents, the Issuer Deed of Charge, the Issuer Paying Agent and Agent Bank Agreement, any documents executed pursuant thereto and the other Issuer Transaction Documents (as each such documents may be amended, varied, supplemented or updated from time to time). The Issuer Conditions shall be binding on the Master Issuer, the Noteholders, the Note Trustee and all persons claiming through or under any of them. Each Series and Class of Issuer Notes will be subject to the provisions of these presents, all of which shall be binding on the Master Issuer, the Noteholders, the Note Trustee and all persons claiming through or under any of them.

4.2 On trust: The Note Trustee shall hold the benefit of the covenants contained in this Clause 4 (Covenant of Compliance) upon trust for itself and the Noteholders according to its and their respective interests.

5.    Covenants by the Master Issuer

      The Master Issuer hereby covenants with the Note Trustee that, so long as any of the Issuer Notes of any Series remains outstanding, it will:

      (a) Books and Records: at all times keep such books of account and records as may be necessary to comply with all applicable laws and so as to enable accounts of the Master Issuer to be prepared and allow the Note Trustee and any person appointed by the Note Trustee free access to such books of account and records at all reasonable times during normal business hours;

      (b) Accounts for Stock Exchange: cause to be prepared and certified by the Auditors of the Master Issuer in respect of each Financial Year, accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of any stock exchange, competent listing authority and/or quotation system on which the Issuer Notes of any Series are listed, quoted and/or traded;

      (c) Noteholder Information: send to the Note Trustee two copies of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or holders of securities other than its shareholders (including the Noteholders) (or any class of them) as soon as practicable after the issue or publication thereof;

      (d) Information: so far as permitted by applicable law, give or procure to be given to the Note Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require, including without limitation the procurement by the Master Issuer of all such certificates called for by the Note Trustee pursuant to these presents or for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and any discretion vested in it under these presents or by operation of law;

      (e) Notice of Note Event of Default: give notice in writing to the Note Trustee forthwith upon becoming aware of the occurrence of any Note Event of Default or any Potential Note Event of Default immediately upon becoming aware thereof, including the status of any such default or matter and what action the Master Issuer is taking or proposes to take with respect thereto, and without waiting for the Note Trustee to take any action;

      (f) Certificates Relating to Financial Information: give to the Note Trustee (a) within 14 days after demand by the Note Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each Financial Year commencing with the Financial Year first ending after the date hereof and in any event not later than 180 days after the end of each such Financial Year a certificate signed by two directors of the Master Issuer to the effect that as at a date not more than seven days prior to the date of such certificate (the "certification date") there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Note Event of Default or Potential Note of Event of Default (or if such exists or existed specifying the same) and that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Master Issuer has complied with all its obligations contained in these presents and each of the Issuer Transaction Documents to which it is a party or (if such is not the case) specifying the respects in which it has not so complied;

      (g) Notice of Deferral of Payments: as soon as practicable after becoming aware that any part of a payment of interest on the Issuer Notes will be deferred or that a payment previously deferred will be made in accordance with Condition 4 (Interest), give notice thereof to the Noteholders in accordance with the Issuer Conditions and, for so long as the Issuer Notes are listed on the Official List of the UK Listing Authority and admitted to trading on the Market (or, prior to 31 August, 2005 the London Stock Exchange) and/or such other exchange(s) or securities market(s) upon which the Issuer Notes may become listed, to the UK Listing Authority and to the London Stock Exchange and/or such other exchange(s) or securities market(s);

      (h) Further Assurances: so far as permitted by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Note Trustee to give effect to these presents and the other Issuer Transaction Documents;

      (i) Agent Bank, Reference Banks etc.: at all times maintain an Agent Bank, four Reference Banks, a Paying Agent, a Transfer Agent and a Registrar in accordance with the Issuer Conditions;

      (j) Notification of Non-Payment: procure that any Paying Agent notify the Note Trustee forthwith in the event that (i) such Paying Agent does not, on or before any Note Payment Date or due date, as the case may be, for any payment in respect of any of the Issuer Notes, receive unconditionally pursuant to the Issuer Paying Agent and Agent Bank Agreement the full amount in the requisite currency of the monies payable on such Note Payment Date or due date, as the case may be, on all such Issuer Notes, or (ii) there are insufficient funds in the applicable currency available to the relevant Paying Agent to discharge the amount of the monies payable on such Note Payment Date or due date, as the case may be;

      (k) Notification of Late Payment: in the event of the unconditional payment to the Paying Agents or the Note Trustee of any sum due in respect of any of the Issuer Notes or any of them being made after the due date for payment thereof, forthwith give or procure to be given notice to the relevant Noteholders in accordance with the Issuer Conditions that such payment has been made;

      (l) Listing and Admission to Trading: use reasonable endeavours to maintain the listing of the Issuer Notes on the Official List of the UK Listing Authority and their admission to trading on the Market or, if it is unable to do so having used reasonable endeavours, use reasonable endeavours to obtain and maintain a quotation or listing of the Issuer Notes on such other stock exchange or exchanges or securities market or markets as the Master Issuer may decide (with the prior written approval of the Note Trustee) and shall also upon obtaining a quotation or listing of the Issuer Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to these presents to effect such consequential amendments to these presents as the Note Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

      (m) Change of Agents, etc.: subject to the Issuer Paying Agent and Agent Bank Agreement, give notice to the Noteholders in accordance with the Issuer Conditions of any appointment, resignation or removal of any Agent Bank, Paying Agent, Transfer Agent or Registrar (other than the appointment of the initial Agent Bank, Paying Agents, Transfer Agent and Registrar) after, except in the case of resignation, having obtained the prior written approval of the Note Trustee (not to be unreasonably withheld or delayed) thereto or any change of the Specified Office of any Agent Bank, Paying Agent, Transfer Agent or Registrar provided always that so long as any of the Issuer Notes remains outstanding, in the case of the termination of the appointment of the Agent Bank, the Transfer Agent or the Registrar, or so long as any of the Issuer Notes remains liable to prescription, in the case of the termination of the appointment of the Principal Paying Agent, no such termination shall take effect until a new Agent Bank, Transfer Agent, Registrar or Principal Paying Agent (as the case may be) has been appointed on terms previously approved in writing by the Note Trustee;

      (n) Pre-Approval of Notices: obtain the prior written approval of the Note Trustee to, and upon publication promptly give to the Note Trustee and the Rating Agencies two copies of, every notice given to the Noteholders in accordance with the Issuer Conditions (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA") of the United Kingdom of any such notice the content of which is an invitation or inducement to engage in investment activities within the meaning of
            Section 21 of the FSMA);

      (o) Meetings: from time to time as required or contemplated by these presents or as reasonably requested by the Note Trustee, make available through the Paying Agents or otherwise such documents as may be required by the Noteholders in connection with Meetings (as defined in Schedule 4);

      (p) Compliance with Issuer Paying Agent and Agent Bank Agreement: (A) observe and comply with its obligations and use its reasonable endeavours to procure that the Agent Bank, the Paying Agents, the Transfer Agent and the Registrar comply with and perform all their respective obligations under the Issuer Paying Agent and Agent Bank Agreement and any notice given by the Note Trustee pursuant to Clause 2.5(a) and not make any amendment or modification to such agreement or agree to waive or authorise any breach thereof without the prior written approval of the Note Trustee and notify the Note Trustee forthwith upon becoming aware of any breach by any of the Agent Bank, the Paying Agents, the Transfer Agent and/or the Registrar, and (B) ensure that each Paying Agent under the Issuer Paying Agent and Agent Bank Agreement agrees in writing to (1) hold funds received by such Paying Agent for the payment of any sums due in respect of any Issuer Notes for the relevant Noteholders or the Note Trustee in trust to the extent required by Section 317(b) of the Trust Indenture Act, and (2) notify the Note Trustee of any default by the Master Issuer in making any such payment;

      (q) Compliance with Issuer Transaction Documents: observe and comply with its obligations and use its reasonable endeavours to procure that each other party to any of the Issuer Transaction Documents complies with and performs all its respective obligations under any Issuer Transaction Document and not make any amendment or modification to such agreement or agree to waive or authorise any breach thereof without the prior written approval of the Note Trustee and notify the Note Trustee forthwith upon becoming aware of any breach by such other party to any Issuer Transaction Document;

      (r) Individual Note Certificates: notify the Note Trustee upon the occurrence of any of the events referred to in Clause 3.3 (Individual Note Certificates) and shall promptly give notice thereto and of its obligations to issue Individual Note Certificates to the Noteholders in accordance with Condition 14 (Notice to Noteholders);

      (s) Exercise of Redemption Rights: subject to paragraph (t) below, in the event that any notice of prepayment of any Loan Tranche is given under Clause 9 (Prepayment) of the Global Intercompany Loan Agreement, the Issuer shall exercise its right to redeem the related Series and Class of Issuer Notes on the applicable Note Payment Date under Condition 5(D) (Optional Redemption in Full), Condition 5(E) (Optional Redemption for Tax and other Reasons) or, as applicable, Condition 5(F) (Optional Redemption for Implementation of Capital Requirements Directive);

      (t) Redemption Requirements: not redeem or, as the case may be, give notice of redemption to Noteholders of all or any part of a class or classes of Issuer Notes pursuant to Condition 5(D) (Optional Redemption in Full), Condition 5(E) (Optional Redemption for Tax and other Reasons) unless it shall first have provided to the Note Trustee such certificates and opinions as may be required to be given to the Note Trustee pursuant to and in accordance with Condition 5(D) (Optional Redemption in Full) or, as the case may be Condition 5(E) (Optional Redemption for Tax and other Reasons) or, as applicable, Condition 5(F) (Optional Redemption for Implementation of Capital Requirements Directive);

      (u) United States Reporting Requirements: file with the Note Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Master Issuer is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after it files them with the SEC and comply with the other provisions of Section 314(a) of the Trust Indenture Act;

      (v) Interest in Issuer Charged Property: ensure that, save as permitted in these presents, the Issuer Deed of Charge and the other Issuer Transaction Documents, no person other than the Master Issuer and the Issuer Security Trustee shall have any equitable or beneficial interest in the Issuer Charged Property;

      (w) Maintenance of Issuer Cash Manager: ensure that there is at all times a cash manager appointed in accordance with the provisions of the Issuer Cash Management Agreement;

      (x) Tax Deduction: take reasonable steps to ensure that it does not engage in any course of conduct that would lead to a deduction, for United Kingdom corporation tax purposes, in respect of accrued interest or discount on the Issuer Notes by the Master Issuer being denied, postponed or restricted (whether such denial, postponement or restriction results from the application of paragraph 2 or 13 of
            Schedule 9 of the Finance Act 1996 or otherwise);

      (y) United Kingdom and United States Tax Status: ensure that it is at all times solely resident in the United Kingdom for United Kingdom tax purposes and has no branch, business establishment or other fixed establishment outside the United Kingdom; and furthermore, ensure that it will not engage in any activities in the United States (directly or through agents), will not derive any income from United States sources as determined under United States income tax principles, will not hold any property if doing so would cause it to be engaged or deemed to be engaged in a trade or business within the United States as determined under United States income tax principles, and will not (and will use its best efforts to procure that any affiliate of the Master Issuer, including Funding 2, will not) take any position that would contradict the treatment of the Issuer Notes as indebtedness for United States federal income tax purposes;

      (z) Issuer Pre-Enforcement Priority of Payments: prior to any enforcement of the security created under the Issuer Deed of Charge, ensure that amounts standing to the credit of the Issuer Transaction Account which are available for distribution in a Monthly Payment Period will, in accordance with the terms of the Issuer Cash Management Agreement and the Issuer Deed of Charge, be allocated and applied in or towards satisfaction of such of the obligations set out in the Issuer Pre-Enforcement Revenue Priority of Payments or the Issuer Pre-Enforcement Principal Priority of Payments, as applicable, as may be, at any given time during such Monthly Payment Period, then due and payable (in each case only if and to the extent that payments or provisions of a higher order of priority which are also due and payable in such Monthly Payment Period or, where relevant, are likely to fall due at that time or prior to the next succeeding Monthly Payment Period have been made or provided for in full);

      (aa) Availability of Information: make available for inspection by Noteholders at the Specified Office of the Principal Paying Agent during normal business hours on any London Business Day copies of each balance sheet and profit and loss account sent to the Note Trustee pursuant to these presents, the Issuer Paying Agent and Agent Bank Agreement and the other Issuer Transaction Documents;

      (bb) Ratings: furnish, or procure that there is furnished, from time to time, any and all documents, instruments, information and undertakings that may be reasonably necessary in order to maintain the current ratings of the Issuer Notes by the Rating Agencies (save that when any such document, instrument, information and/or undertaking is not within the possession or control of the Master Issuer, the Master Issuer agrees to use its reasonable efforts to furnish, or procure that there is furnished, from time to time any such documents, instruments, information and undertakings as may be reasonably necessary in order to maintain the current ratings of the Issuer Notes by the Rating Agencies);

      (cc) Calculations: procure that there are done on its behalf, all calculations required pursuant to the Issuer Conditions;

      (dd) DTC, Euroclear and Clearstream, Luxembourg: use its reasonable endeavours to procure that DTC, Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Note Trustee acting reasonably pursuant to these presents as soon as practicable after such request;

      (ee) Information Regarding Noteholders: pursuant to Section 312(a) of the Trust Indenture Act, furnish or cause to be furnished to the Note Trustee on 31 March and 30 September of each year, commencing 30 September 2005, and at such other times as the Note Trustee may request in writing, all information in the possession or control of the Master Issuer or of any of its Paying Agents as to the names and addresses of the Noteholders, and requiring the Note Trustee to preserve, in as current a form as is reasonably practicable, all such information so furnished to it;

      (ff) Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein: upon any application, demand or request by the Master Issuer to the Note Trustee to take any action under any of the provisions of these presents (other than the issuance of Issuer Notes) and upon request of the Note Trustee, furnish to the Note Trustee an officers' certificate and opinion of counsel complying with the provisions of Section 314 of the Trust Indenture Act (an "Officers' Certificate" and "Opinion of Counsel", respectively);

      (gg) Protection of Security: promptly after the execution and delivery of these presents and each supplement hereto, pursuant to Section 314(b) of the Trust Indenture Act furnish to the Note Trustee an Opinion of Counsel stating that in the opinion of such counsel, appropriate steps have been taken to protect the security interests of the Issuer Security Trustee in the Issuer Charged Property under the Issuer Deed of Charge and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary; and the Master Issuer shall furnish annually to the Note Trustee, not more than three (3) months after the anniversary of the signing of this Deed, commencing with calendar year 2005, an Opinion of Counsel stating either that, in the opinion of such counsel, (i) such action has been taken as is necessary for the proper protection of the security interests of the Note Trustee in the Issuer Charged Property under the Issuer Deed of Charge and reciting the details of such action or (ii) no such action is necessary for any of such purposes;

      (hh) Authorised Signatories: upon the execution of this Deed and thereafter forthwith upon any change of the same, deliver to the Note Trustee (with a copy to the Principal Paying Agent and the Registrar) a list of the Authorised Signatories of the Master Issuer, together with certified specimen signatures of the same; and

      (ii) Issuer Notes: in order to enable the Note Trustee to ascertain the number and amount of Issuer Notes of any Series and Class for the time being outstanding for any of the purposes referred to in the proviso to the definition of "outstanding" contained in Clause 1.6, deliver to the Note Trustee forthwith upon being so requested in writing by the Note Trustee a certificate in writing signed by two directors of the Master Issuer setting out the total number and the principal amount of such Issuer Notes, if any, which are at the date of such certificate beneficially held by, or for the benefit of, or on behalf of, the Master Issuer, any of its subsidiaries or affiliates, any holding company of the Master Issuer or any other subsidiary or affiliate of any such holding company.

6.    Enforcement

6.1 Proceedings: The Note Trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against the Master Issuer or any other person as it may think fit to enforce the obligations of the Master Issuer under these presents and/or any of the other Issuer Transaction Documents to which the Master Issuer is a party but it shall not be bound to take such action save as provided in Clause 7 (Proceedings, Actions and Indemnification).

6.2 Instruction of Issuer Security Trustee: The Note Trustee may, at its discretion and without notice, and subject to the provisions of the Issuer Deed of Charge:

      (a) direct the Issuer Security Trustee in the exercise of certain other of the Issuer Security Trustee's rights, benefits, powers, trusts, authorities and discretions under the Transaction Documents; and

      (b) at any time after the Issuer Security has become enforceable, instruct the Issuer Security Trustee to take such steps as it may think fit to enforce the Issuer Security,

      but it shall not be bound to give such directions or instructions save as provided in Clause 7 (Proceedings, Actions and Indemnification). The Noteholders shall (subject to Clause 7.1) have the exclusive right, power and authority to direct the Note Trustee to direct the Issuer Security Trustee to (i) enforce the issuer Security and/or (ii) direct the Funding 2 Security Trustee to enforce the Funding 2 Security, in each case when such security has become enforceable.

6.3 Exercise of Powers: The Note Trustee shall be entitled to enforce the obligations of the Master Issuer under any Series and Class of Issuer Notes of any Series (including the Issuer Conditions) and to exercise any other rights, powers, authorities and any discretion conferred upon the Note Trustee in the Issuer Conditions as scheduled to this Trust Deed, which shall be read and construed as one document with the Issuer Notes.

6.4 Evidence of Default: Unless the contrary be proved, proof that as regards any specified Issuer Note the Master Issuer has made default in paying any amount due in respect of such Issuer Note shall be sufficient evidence that the Master Issuer has made the like default as regards all other Issuer Notes in respect of which the corresponding amount is then due and payable in accordance with the Issuer Conditions and the provisions of the applicable Final Terms to such Issuer Note and for the purposes of this Clause 6.4 (Evidence of Default) an amount shall be a corresponding amount notwithstanding that it is due in respect of an Issuer Note of a different denomination from that in respect of the above specified Issuer Note. The Note Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Note Trustee and the Noteholders allowed in any judicial proceedings relative to the Master Issuer, its creditors or its property.

7.    Proceedings, Actions and Indemnification

7.1   Note Trustee not bound to act: The Note Trustee shall not be bound:

      (a) to take any action under this Deed or any other Issuer Transaction Document (including taking any steps or proceedings mentioned in Clause 6.1 (Proceedings), instructing the Issuer Security Trustee under Clause 6.2 (Instruction of Issuer Security Trustee) or exercising any powers under Clause 6.3 (Exercise of Powers)) unless, subject as provided in the Issuer Conditions:

            (i) it shall have been so directed by an Extraordinary Resolution (any such resolution in respect of action under Condition 9 or Condition 10 being a Programme Resolution) of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders or the Class D Noteholders as appropriate; or

            (ii) it shall have been so requested in writing by the holders of at least one quarter in aggregate Principal Amount Outstanding of the Class A Notes of all Series, the Class B Notes all of Series, the Class M Notes of all Series, the Class C Notes of all Series or the Class D Notes of all Series then outstanding, and in either case it shall have been indemnified and/or secured to its satisfaction against all Liabilities to which it may thereby become liable or which may be incurred by it in connection therewith, provided that:

                  (A) the Note Trustee shall not be held liable for the consequence of taking any such action and may take such action without having regard to the effect of such action on individual Noteholders;

                  (B) the Note Trustee shall not, and shall not be bound to, act at the direction of the Class B Noteholders as aforesaid unless either to do so would not in its opinion be materially prejudicial to the interests of the Class A Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Noteholders; or

                  (C) the Note Trustee shall not, and shall not be bound to, act at the direction of the Class M Noteholders as aforesaid unless:

                        (i) either to do so would not in its opinion be materially prejudicial to the interests of the Class A Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Noteholders; and

                        (ii) either to do so would not in its opinion be materially prejudicial to the interests of the Class B Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class B Noteholders;

                  (D) the Note Trustee shall not, and shall not be bound to, act at the direction of the Class C Noteholders as aforesaid unless:

                        (i) either to do so would not in its opinion be materially prejudicial to the interests of the Class A Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Noteholders;

                        (ii) either to do so would not in its opinion be materially prejudicial to the interests of the Class B Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class B Noteholders; and

                        (iii) either to do so would not in its opinion be
                              materially prejudicial to the interests of the Class M Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class M Noteholders.

                  (E) shall not, and shall not be bound to, act at the direction of the Class D Noteholders as aforesaid unless:

                        (i) either to do so would not in its opinion be materially prejudicial to the interests of the Class A Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class A Noteholders;

                        (ii) either to do so would not in its opinion be materially prejudicial to the interests of the Class B Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class B Noteholders;

                        (iii) either to do so would not in its opinion be
                              materially prejudicial to the interests of the Class M Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class M Noteholders; and

                        (iv) either to do so would not in its opinion be materially prejudicial to the interests of the Class C Noteholders or such action is sanctioned by an Extraordinary Resolution of the Class C Noteholders.

7.2 Only Note Trustee to Enforce: Only the Note Trustee may enforce the provisions of these presents. No Noteholder shall be entitled to proceed directly against the Issuer or any other party to any of the Transaction Documents unless the Note Trustee having become bound as aforesaid to institute proceedings has failed to do so within 30 days of becoming so bound and such failure is continuing; provided that save to the extent provided in the Issuer Conditions, no Class B Noteholder, no Class M Noteholder, no Class C Noteholder and no Class D Noteholder, in each case, of any Series, shall be entitled to take proceedings for the winding up or administration of the Issuer unless there are no outstanding Issuer Notes (of that Series or of any other Series) of a class with higher priority, or if Issuer Notes of a class with higher priority are outstanding, there is consent of Noteholders of not less than one quarter of the aggregate principal amount of the Issuer Notes outstanding of the class or classes of Issuer Notes with higher priority. Notwithstanding the foregoing and notwithstanding any other provision of these presents, consistent with
      Section 316 of the Trust Indenture Act, the right of each Noteholder to receive principal and/or interest on its Issuer Notes on or after the due date for payment of such principal or interest in accordance with the Issuer Conditions or to institute suit for the enforcement of the payment of that principal and/or interest may not be impaired or affected without the consent of the such Noteholder. Notwithstanding anything herein to the contrary any action to be taken under Section 316(a) of the Trust Indenture Act shall comply with Section 316(c) of the Trust Indenture Act and the record date for the purpose of Section 316(c) shall be such date as the Issuer shall notify to the relevant Noteholders in accordance with the Issuer Conditions.

8.    Application of Moneys etc.

8.1 Application of Moneys: All moneys received by the Note Trustee in respect of any Series and Class of Issuer Notes or amounts payable under these presents will (including any moneys which represent principal or interest in respect of any Series and Class of Issuer Notes which have become void under the Issuer Conditions and the relevant Pricing Supplement or, after 1 July 2005, Final Terms) be held by the Note Trustee on trust to apply them (subject to Clause 8.3 (Authorised Investments)) in accordance with the Issuer Priority of Payments.

8.2 Investment of Moneys: If the amount of the moneys at any time available for payment of principal and interest in respect of any Series and Class of Issuer Notes under Clause 8.1 (Application of Moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of such Issuer Notes then outstanding, the Note Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Note Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of such Issuer Notes then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

8.3 Authorised Investments: Any moneys which under the trusts herein contained may be invested by the Note Trustee may be invested in the name or under the control of the Note Trustee in any Authorised Investments and the Note Trustee may at any time vary or transfer any of such Authorised Investments for or into other such Authorised Investments as the Note Trustee in its absolute discretion may determine, and shall not be responsible for any loss occasioned by reason of any such investments whether by depreciation in value or otherwise, provided that such Authorised Investments were made in accordance with the foregoing provisions. If a bank or institution with which any monies placed on deposit in accordance with this clause is the Note Trustee or a subsidiary, holding or associated company of the Note Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.

8.4 Payment to Noteholders: Any payment to be made in respect of any Series and Class of Issuer Notes by the Issuer or the Note Trustee may be made in the manner provided in the Issuer Conditions and any payment so made shall be a good discharge, to the extent of such payment, to the Master Issuer or the Note Trustee, as the case may be.

8.5 Production of Note Certificates: Upon any payment under Clause 8.4 (Payment to Noteholders) of principal or interest, the Note Certificate representing the relevant Issuer Note in respect of which such payment is made shall, if the Note Trustee so requires, be produced to the Note Trustee or the Paying Agent by or through whom such payment is made and the Note Trustee shall, in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment thereon or, in the case of payment in full, shall cause such Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation, in each case subject to and in accordance with the Issuer Paying Agent and Agent Bank Agreement.

9.    Remuneration and Indemnification of Note Trustee

9.1 Normal Remuneration: The Master Issuer shall (subject as hereinafter provided) pay to the Note Trustee remuneration of such amount and on such Monthly Payment Dates as shall, in each case, from time to time be agreed by the Master Issuer and the Note Trustee. The rate of remuneration in force from time to time may upon an issue of a Series of Issuer Notes hereunder be increased or upon the final redemption of the whole of the Issuer Notes of any Series be reduced, in each case by such amount as shall be agreed between the Master Issuer and the Note Trustee, such reduced remuneration to be calculated from such date as shall be agreed as aforesaid. Such remuneration shall be allocable and payable in priority to payments to Noteholders and other Issuer Secured Creditors on the applicable Monthly Payment Dates, subject to and in accordance with the relevant Issuer Priority of Payments and the terms of the Issuer Deed of Charge. Such remuneration shall accrue from day to day and be payable up to and including the date when, all the Issuer Notes having become due for redemption, the redemption monies and interest thereon to the date of redemption have been paid to the Principal Paying Agent or, as the case may be, the Note Trustee PROVIDED THAT if upon due presentation of any Note Certificate or any cheque payment of the monies due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to Noteholders is made.

9.2 Extra Remuneration: In the event of the occurrence of a Potential Note Event of Default or a Note Event of Default or the Note Trustee considering it expedient or necessary or being requested by the Master Issuer to undertake duties which the Note Trustee and the Master Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under these presents, the Master Issuer shall pay to the Note Trustee such additional remuneration and on such Monthly Payment Dates as shall, in each case, be agreed between them;

9.3 Failure to Agree: In the event of the Note Trustee and the Master Issuer failing to agree:

      (a) (in a case to which Clause 9.1 (Normal Remuneration) applies) upon normal remuneration; or

      (b) (in a case to which Clause 9.2 (Extra Remuneration) applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under these presents, or upon such additional remuneration;

      such matters shall be determined by an investment bank (acting as an expert and not as an arbitrator) selected by the Note Trustee and approved by the Master Issuer or, failing such approval, nominated (on the application of the Note Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such investment bank being payable by the Master Issuer) and the determination of any such investment bank shall be final and binding upon the Note Trustee and the Master Issuer.

9.4 Expenses: In addition to the remuneration hereunder, the Master Issuer shall on written request, pay all other Liabilities (against production of invoices) which the Note Trustee may properly incur in relation to:

      (a) the negotiation, preparation and execution of, and the exercise of its powers and discretions and the performance of its duties under, these presents and any other Issuer Transaction Document including, but not limited to legal and travelling expenses; and

      (b) any other action taken by or on behalf of the Note Trustee to enforce the obligations of the Master Issuer under or resolving any doubt in respect of these presents and/or any of the other Issuer Transaction Documents.

9.5 Indemnity: The Master Issuer shall indemnify the Note Trustee in respect of all Liabilities to which it (or any person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or any discretion vested in it by or pursuant to these presents and any of the other Issuer Transaction Documents) may be or become liable or which may be properly incurred by it (or any such person as aforesaid) in the execution or purported execution of any of its trusts, powers, authorities and any discretion hereunder or its functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents and any of the other Issuer Transaction Documents provided that it is expressly stated that Clause 10.12 (Note Trustee Liable for Negligence etc.) shall apply in relation to these provisions.

9.6 Stamp Duties: The Master Issuer shall, pay all stamp duties and other duties or taxes of a similar nature, including for the avoidance of doubt any duty levied under the Stamp Act 1891 as amended and supplemented, (if any) payable in Luxembourg, Belgium, the United Kingdom and/or Jersey on or arising out of or in consequence of:

      (a) the execution and delivery of these presents and any other Issuer Transaction Document to which the Note Trustee is a party;

      (b)   the constitution and issue of the Issuer Notes;

      (c) the initial delivery of the Note Certificates representing the Issuer Notes; and

      (d) any action in any jurisdiction taken by or on behalf of the Note Trustee. If the Note Trustee (or any Noteholder or Issuer Secured Creditor) where permitted under these presents so to do) shall take any proceedings against the Master Issuer in any other jurisdiction and if for the purpose of any such proceedings these presents or any Note Certificates are taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Master Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

9.7 VAT: The Master Issuer shall in addition pay to the Note Trustee an amount equal to any value added tax or similar tax chargeable in respect of its remuneration under these presents.

9.8 Interest: Subject as provided in Clause 9.9 (Payment), all sums payable by the Master Issuer under this Clause 9 (Remuneration and Indemnification of Note Trustee) shall be payable on demand or, in the case of any remuneration payable under Clause 9.1 (Normal Remuneration) on the due date specified therein and shall carry interest at the rate of one per cent. per annum above the base rate from time to time of the National Westminster Bank Plc from the date on which they were paid, charged or incurred by the Note Trustee or, in the case of remuneration, the due date for payment thereof, to the date of actual payment, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Note Trustee so requires) carry interest at such rate from the date specified in such demand.

9.9 Payment: Notwithstanding the other provisions of this Deed, any amount owing by the Master Issuer pursuant to this Clause 9 (Remuneration and Indemnification of Note Trustee) shall only be payable by the Master Issuer subject to and in accordance with the applicable Issuer Priority of Payments which applies at such time.

9.10 Apportionment: The Note Trustee shall be entitled in its absolute discretion to determine in respect of which Series and Class of Issuer Notes any Liabilities incurred under these presents have been incurred or to allocate such costs, charges, expenses or liabilities between two or more Series and Classes of Issuer Notes.

9.11 Survival: Unless otherwise specifically stated in any discharge of this Deed, the provisions of this Clause 9 (Remuneration and Indemnification of Note Trustee) shall continue in full force and effect notwithstanding such discharge.

10.   Supplement to the Trustee Acts

10.1 Trustee Acts: The Note Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as set out in the remaining provisions of this Clause 10 (Supplement to Trustee Acts) (which provisions, except as expressly provided therein, shall be in lieu of the provisions contained in Section 315(a) of the Trust Indenture Act).

10.2  Reliance on Information:

      (a) The Note Trustee may in relation to these presents or the Issuer Transaction Documents act and rely upon the opinion or advice of, or a certificate or a report or any information (whether addressed to the Note Trustee or not) obtained from, any lawyer, banker, valuer, surveyor, securities company, broker, auctioneer, accountant or other expert in the United Kingdom or elsewhere, whether obtained by the Master Issuer, the Note Trustee or otherwise, whether or not any of the aforesaid or any engagement letter or other document entered into by the Note Trustee and the relevant person in connection therewith contains any monetary or other limit on the liability of the relevant person and the Note Trustee shall not be responsible for any loss occasioned by so acting or relying on. Any such opinion, advice, certificate or information may be sent or obtained by letter, facsimile reproduction or in any other form and the Note Trustee shall not be liable for acting in good faith on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic.

      (b) The Note Trustee may call for and shall be entitled to rely upon a certificate, reasonably believed by it to be genuine, of the Master Issuer or any other person in respect of every matter and circumstance for which a certificate is expressly provided for under these presents or any other Issuer Transaction Document and to call for and rely upon a certificate of the Agent Bank, any Paying Agent, Registrar, Transfer Agent, any Reference Bank or any other person reasonably believed by it to be genuine as to any other fact or matter prima facie within the knowledge of such Agent Bank, Paying Agent, Registrar, Transfer Agent, Reference Bank or such other person as sufficient evidence thereof and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability or inconvenience that may be caused by it failing to do so.

10.3  Powers and Duties:

      (a) The Note Trustee shall not have any responsibility for, or have any duty to, make any investigation in respect of, or in any way be liable whatsoever for, the nature, status, creditworthiness or solvency of the Master Issuer. Each Noteholder and each other Issuer Secured Creditor shall be solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Master Issuer and the Note Trustee shall not at any time have any responsibility for the same and each Noteholder and each other Issuer Secured Creditor shall not rely on the Note Trustee in respect thereof.

      (b) Save as required for the purposes of the Trust Indenture Act, the Note Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity or enforceability or admissibility in evidence of any Issuer Transaction Document or any other document entered into in connection therewith or any security thereby constituted or purported to be constituted thereby nor shall it be responsible or liable to any person because of any invalidity of any provision of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court.

      (c) The Note Trustee shall not be responsible for the scope or accuracy of any recitals, statements, warranty, representation or covenant of any party (other than the Note Trustee) contained herein or in any other Issuer Transaction Document or any other document entered into in connection therewith and shall assume the accuracy and correctness thereof.

      (d) The Note Trustee may accept without enquiry, requisition or objection such title as the Master Issuer may have to the Issuer Charged Property or as Funding 2 may have to the Funding 2 Charged Property or any part thereof from time to time and shall not be required to investigate or make any enquiry into or be liable for any defect in the title of the Master Issuer to the Issuer Charged Property or of Funding 2 to the Funding 2 Charged Property or any part thereof from time to time whether or not any defect was known to the Note Trustee or might have been discovered upon examination, inquiry or investigation and whether or not capable of remedy.

      (e) The Note Trustee shall not be bound to give notice to any person of the execution of these presents or of a Funding 2 Intercompany Loan Event of Default under the Global Intercompany Loan Agreement nor shall it have any duty to make any investigation in respect of or in any way be liable whatsoever for the registration, filing, protection or perfection of any security constituted by any Issuer Transaction Document relating to the Issuer Charged Property or the priority of the security created thereby and shall not be liable for any failure, omission or defect in perfecting, protecting, procuring the registration of or further assuring the security created or purported to be created thereby.

      (f) The Note Trustee shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of these presents or any other document.

      (g) The Note Trustee shall be under no obligation to monitor or supervise and shall not have any duty to make any investigation in respect of or in any way be liable whatsoever for the performance or observance by the Master Issuer or any other person of the provisions of these presents or any other Issuer Transaction Document and shall be entitled to assume that each person is properly performing and complying with its obligations.

      (h) The Note Trustee shall not have any responsibility for or have any duty to make any investigation in respect of or in any way be liable whatsoever for the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with the Issuer Charged Property or any Issuer Transaction Document.

      (i) The Note Trustee shall have no responsibility whatsoever to any Issuer Secured Creditor as regards any deficiency which might arise because the Note Trustee is subject to any Tax in respect of the Issuer Charged Property or any part thereof or any income therefrom or any proceeds thereof or is required by law to make any withholding or deduction from any payment to any Issuer Secured Creditor.

      (j) The Note Trustee will not be responsible or liable for any inadequacy or unfitness of any Issuer Charged Property as security or any decline in value of any loss realised upon any disposition of the Issuer Charged Property.

      (k) The Note Trustee shall not be responsible for, nor shall it have any liability with respect to, any loss or theft of the Issuer Charged Property.

      (l) The Note Trustee shall not be liable or responsible for any loss, cost, damage, expense or inconvenience which may result from anything done or omitted to be done by it under these presents or under any of the other Issuer Transaction Documents.

      (m) The Note Trustee shall not be responsible for the receipt or application by the Master Issuer of the proceeds of the Issuer Notes, the exchange of any Global Note Certificate for another Global Note Certificate or Individual Note Certificates or the exchange of any Individual Note Certificate for another Individual Note Certificate or the delivery of any Global Note Certificate or Individual Note Certificates to the person(s) entitled to it or them.

      (n) The Note Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Note Trustee may determine, including for the purpose of depositing with a custodian this Deed or any other Issuer Transaction Document and the Note Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person.

      (o) The Note Trustee shall (save as expressly otherwise provided in these presents or in any other Issuer Transaction Document) as regards all rights, powers, authorities and any discretion vested in it by these presents or any other Issuer Transaction Document, or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and whenever the Note Trustee is bound to act at the request or direction of the Noteholders or any class of them, the Note Trustee shall nevertheless not be so bound unless first indemnified to its satisfaction against all Liabilities to which it may render itself liable and all costs, expenses, damages and liabilities which it may incur by so doing.

      (p) The Note Trustee as between itself and the Noteholders or any class of them shall have full power to determine all questions and doubts arising in relation to any of the provisions of these presents and/or any other Issuer Transaction Document and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Note Trustee, shall be conclusive and shall bind the Note Trustee, the Noteholders and the other Issuer Secured Creditors.

      (q) In connection with the exercise by it of any of its trusts, powers, authorities and any discretion under these presents or any of the other Issuer Transaction Documents (including without limitation any power to authorise any amendment or to waive any breach or to make any determination) the Note Trustee shall except where expressly provided otherwise, always have regard to all the Noteholders equally, provided that:

            (i) without prejudice to the provisions of sub-paragraph (ii) below where it is required to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and, in particular but without prejudice to the generality of the foregoing, shall not have regard to, or be in any way liable for, the consequences of any exercise thereof for any individual Noteholder of any Series and Class of Issuer Notes resulting from their being domiciled or resident or otherwise connected with or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Note

                  Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Master Issuer, the Note Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders;

            (ii)  except where expressly provided otherwise:

                  (A) for so long as there are Class A Notes outstanding (of any Series), if in the opinion of the Note Trustee there is a conflict between the interests of the Class A Noteholders, on the one hand and the interests of the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and/or the Class D Noteholders (in each case, of that Series or of any other Series) on the other hand, the Note Trustee shall have regard only to the interests of the Class A Noteholders;

                  (B) subject to sub-clause (A) above and for so long as there are Class B Notes outstanding (of any Series), if in the opinion of the Note Trustee there is a conflict between the interests of the Class B Noteholders on the one hand and the interests of the Class M Noteholders, the Class C Noteholders and/or the Class D Noteholders (in each case, of that Series or of any other Series) on the other hand, the Note Trustee shall have regard only to the interests of the Class B Noteholders; and

                  (C) subject to sub-clauses (A) and (B) above and for so long as there are Class M Notes outstanding (of any Series), if in the opinion of the Note Trustee there is a conflict between the interests of the Class M Noteholders on the one hand and the interests of the Class C Noteholders and/or the Class D Noteholders (in each case of that Series or of any other Series) on the other hand, the Note Trustee shall have regard only to the interests of the Class M Noteholders; or

                  (D) subject to sub-clauses (A), (B) and (C) above and for so long as there are Class C Notes outstanding (of any Series), if in the opinion of the Note Trustee there is a conflict between the interests of the Class C Noteholders on the one hand and the interests of the Class D Noteholders (in each case of that Series or of any other Series) on the other hand, the Note Trustee shall have regard only to the interests of the Class C Noteholders but so that this proviso (ii) shall not apply in the case of powers, authorities or any discretion in relation to which it is expressly stated that they may be exercised by the Note Trustee only if in its opinion the interests of all the Noteholders would not be materially prejudiced thereby; and

            (iii) it shall not have regard to, or be in any way liable for, the consequences of any exercise thereof for any other Issuer Secured Creditor or any other person.

      (r) The Note Trustee may determine whether or not a default in the performance by the Master Issuer of any obligation under the provisions of this Deed or any other Issuer Transaction Document or (by directing the Issuer Security Trustee) a default in the performance by Funding 2 of any obligation under the Global Intercompany Loan Agreement is capable of remedy and/or whether the same is materially prejudicial to the interests of the Noteholders or any class or classes of them and if the Note Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders or any class or classes of them, such certificate shall be conclusive and binding upon the Master Issuer, the Noteholders and the other Issuer Secured Creditors.

      (s) The Note Trustee may, in the conduct of its trust business, instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Note Trustee (including the receipt and payment of monies).

      (t) Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of this Deed and the Issuer Transaction Documents and also his charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this Deed and the Issuer Transaction Documents, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person.

      (u) The Note Trustee may, in the execution of all or any of the trusts, powers, authorities and any discretion vested in it by these presents or any of the other Issuer Transaction Documents, act by responsible officers or a responsible officer for the time being of the Note Trustee. The Note Trustee may also, whenever it thinks expedient in the interests of the Noteholders, whether by power of attorney or otherwise, delegate to any person or persons all or any of the trusts, rights, powers, duties, authorities and any discretion vested in it by these presents or any of the other Issuer Transaction Documents. Any such delegation may be made upon such terms and subject to such Issuer Conditions and subject to such regulations (including power to sub-delegate) as the Note Trustee may think fit in the interests of the Noteholders. The Note Trustee shall give notice to the Master Issuer of the appointment of any delegate as aforesaid as soon as practicable thereafter and shall procure that the terms of appointment of any delegate will provide that any delegate shall also give notice of the appointment of any sub-delegate to the Master Issuer as soon as practicable thereafter.

      (v) If the Note Trustee exercises reasonable care in selecting any custodian, agent, delegate, nominee or any other person appointed under this Clause 10.3 (Powers and Duties) (each, an "Appointee") it will not have any obligation to supervise such Appointee or be responsible for any Liability incurred by reason of such Appointee's misconduct, omission or default or the misconduct, omission or default of any substitute lawfully appointed by such Appointee.

      (w) Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by this Deed or required by law) be converted at such rate or rates in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Note Trustee in its absolute discretion but having regard to current rates of exchange if available and the Note Trustee shall not be liable for any loss occasioned by the said conversion under this paragraph (x) and any rate mentioned and date so specified shall be binding on the Issuer Secured Creditors.

      (x) Any consent given by the Note Trustee for the purposes of these presents or any of the other Issuer Transaction Documents may be given on such terms and subject to such conditions (if any) as the Note Trustee thinks fit and may be given retrospectively. The Note Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in this Deed) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby. For the avoidance of doubt, the Note Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

      (y) The Note Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Note Trustee assigned by the Note Trustee to administer its corporate trust matters.

      (z) The Note Trustee shall not (unless required by law or ordered to do so by a court of competent jurisdiction) be required to disclose to any Noteholder of any Series and Class of Issuer Notes or any other person any information made available to the Note Trustee by the Master Issuer or any other person in connection with the trusts of these presents or any other Issuer Transaction Documents and no Noteholder or any other person shall be entitled to take any action to obtain from the Note Trustee any such information. The Note Trustee shall not be responsible for exercising the rights of any of the parties under the Issuer Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Issuer Transaction Documents.

      (aa) Notwithstanding anything else in these presents, the Issuer Notes or any other Issuer Transaction Document, the Note Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any governmental agency or which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

      (bb) The Note Trustee shall not be liable to any person by reason of having acted upon an Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution whether in writing or purporting to have been passed at any Meeting of all or any Series and Class of Issuer Notes in respect whereof minutes have been made and signed or any direction or request of Noteholders even though subsequent to its acting it may be found that there was some defect in the constitution of the Meeting or the passing of the resolution or (in the case of an Extraordinary Resolution or other resolution in writing or any direction or request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders.

      (cc) Without prejudice to the right of the Note Trustee to require and/or accept any other evidence, the Note Trustee may accept as conclusive evidence of any fact or matter in relation to the Master Issuer or required to be certified by the Master Issuer under the Issuer Conditions, a certificate signed by two directors of the Master Issuer and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any liability that may be occasioned by it or any other person acting on such certificate.

      (dd) The Note Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note Certificate purporting to be such and subsequently found to be forged or not authentic.

      (ee) The Note Trustee shall not be liable to the Master Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct.

      (ff) The Note Trustee, in determining whether the exercise by it of any power, right, trust, authority, duty or discretion under or in relation to these presents or any of the other Issuer Transaction
            Documents:

            (i) will not be materially prejudicial to the interests of the Class A Noteholders of any Series of Issuer Notes will have regard (if issued) to confirmations from each of the Rating Agencies that the then current rating by it of the Class A Notes of such Series of Issuer Notes would not be reduced, withdrawn or qualified by such exercise;

            (ii) will not be materially prejudicial to the interests of the Class B Noteholders of any Series of Issuer Notes will have regard (if issued) to confirmations from each of the Rating Agencies that the then current rating by it of the Class B Notes of such Series of Issuer Notes would not be reduced, withdrawn or qualified by such exercise;

            (iii) will not be materially prejudicial to the interests of the
                  Class M Noteholders of any Series of Issuer Notes will have regard (if issued) to confirmations from each of the Rating Agencies that the then current rating by it of the Class M Notes of such Series of Issuer Notes would not be reduced, withdrawn or qualified by such exercise;

            (iv) will not be materially prejudicial to the interests of Class C Noteholders of any Series of Issuer Notes will have regard (if issued) to confirmations from each of the Rating Agencies that the then current rating by it of the Class C Notes of such Series of Issuer Notes will not be reduced, withdrawn or qualified by such exercise; and

            (v) will not be materially prejudicial to the interests of the of Class D Noteholders of any Series of Issuer Notes will have regard (if issued) to confirmations from each of the Rating Agencies that the then current rating by it of the Class D Notes of such Series of Issuer Notes will not be reduced, withdrawn or qualified by such exercise.

            In each case, the Note Trustee will also have regard to any other confirmation or information which it considers, in its sole discretion, is appropriate.

      (gg) The Note Trustee may call for any certificate or other document to be issued by DTC, Euroclear or Clearstream, Luxembourg as to the Principal Amount Outstanding of the Issuer Notes standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Note Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by DTC, Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

      (hh) If required by Section 313(a) of the Trust Indenture Act, within 60 days after 31st December of any year and commencing 31 December 2005, the Note Trustee shall deliver to each Noteholder a brief report dated as of such 31st December that complies with Section 313(a) of the Trust Indenture Act. The Note Trustee also shall comply with Sections 313(b), 313(c) and 313(d) of the Trust Indenture Act. Reports delivered pursuant to this paragraph (jj) shall be sent as provided in Clause 19 (Notices).

      (ii) The Note Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Note Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein. The provisions of Trust Indenture Act Section 311 shall apply to the Master Issuer as the obligor of the Issuer Notes.

      (jj) Subject to Clause 10.8, if a Note Event of Default occurs and is continuing and if it is known to an Authorised Officer of the Note Trustee, the Note Trustee shall mail to each Noteholder notice of such Note Event of Default within 90 days after it occurs.

      (kk) The Note Trustee has no responsibility to verify or monitor the contents of, or (if applicable) to check any calculations contained in, any reports, information, documents, Officers' Certificates and Opinions of Counsel delivered to the Note Trustee in accordance with paragraphs (u) (United States Reporting Requirements), (ee) (Information Regarding Noteholders) or (ff) (Officers' Certificates and Opinions of Counsel; Statements to be Contained Therein) of Clause 5 (Covenants by Issuer) or Clause 16 (Certificates and Opinions), and is under no obligation to inform Noteholders of the contents of any such reports, information, documents, Officers' Certificates and Opinions of Counsel, other than allowing (subject to Clause 10.2(aa)) Noteholders upon reasonable notice, to inspect such reports, information, documents, Officers' Certificates and Opinions of Counsel.

      (ll) The powers conferred by these presents upon the Note Trustee or any Receiver shall be in addition to and not in substitution for any powers which may from time to time be conferred on the Note Trustee or any such Receiver by statute or under common law.

      (mm) The Note Trustee has no duties or responsibilities except those expressly set out in this Deed or in the other Issuer Transaction Documents.

      (nn) In the absence of knowledge or express notice to the contrary, the Note Trustee may assume without enquiry (other than requesting a certificate of the Master Issuer) that no Issuer Notes are for the time being held by or for the benefit of the Master Issuer, or any subsidiary or affiliate thereof, or any holding company of the Master Issuer or any other subsidiary or affiliate of any such holding company.

      (oo) The Note Trustee may, without the consent of the Master Issuer or the Noteholders prescribe such regulations regarding the giving of directions by the Noteholders as provided in the Issuer Conditions, as the Note Trustee may in its sole discretion determine.

      (pp) Without prejudice to the provisions of any Issuer Transaction Documents relating to insurance, the Note Trustee shall not be under any obligation to insure any of the Issuer Charged Property or the Funding 2 Charged Property or any deeds or documents of title or other evidence in respect of the Issuer Charged Property or the Funding 2 Charged Property or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any liability which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

      (qq) The Note Trustee shall have no liability whatsoever for any loss, cost, damages or expenses directly or indirectly suffered or incurred by a person as a result of the delivery by the Note Trustee to the Master Issuer or to any other party to the Issuer Transaction Documents of a certificate as to material prejudice pursuant to the Issuer Conditions or any Issuer Transaction Documents on the basis of an opinion formed by it in good faith.

      (rr) Any corporation into which the Note Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Note Trustee under this Deed without executing or filing any paper or document or any further act on the part of the parties thereto.

10.4 No Financial Liability: Notwithstanding any other provision of these presents or of any other Issuer Transaction Document, nothing shall require the Note Trustee to risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers or otherwise in connection with these presents or any other Issuer Transaction Document (including, without limitation, forming any opinion or employing any legal, financial or other adviser), if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not assured to it. The Note Trustee shall not be responsible for exercising the rights of any of the parties under the Issuer Transaction Documents or considering the basis upon which the approvals or consents are granted by any of the parties under the Issuer Transaction Documents.

10.5 Ascertaining Default: The Note Trustee shall not be responsible or liable for:

      (a) exercising any rights or powers which are assigned to it by any party to the Issuer Transaction Documents, including, without limitation, any servicing, administration and management functions in relation to the Mortgage Loans and shall not be liable to any person for the exercise or non-exercise of any such rights and powers;

      (b) ascertaining whether a default has occurred under the terms of any of the Issuer Transaction Documents and nor is the Note Trustee responsible for taking any action in connection with any such default or alleged default;

10.6 Rating of Issuer Notes: The Note Trustee shall have no responsibility for the maintenance of any rating of the Issuer Notes by the Rating Agencies or any other credit-rating agency or any other person.

10.7 Delivery of Certificates: The Note Trustee shall have no liability whatsoever for any Liability directly or indirectly suffered or incurred by the Master Issuer, any Noteholder or any other person as a result of the delivery by the Note Trustee of a certificate, or the omission by it to deliver a certificate, to the Master Issuer as to material prejudice, on the basis of an opinion formed by it in good faith.

10.8  Assumption of No Default: Except to the extent required pursuant to
      Section 315(b) of the Trust Indenture Act, the Note Trustee shall not be bound to ascertain whether any Note Event of Default or Potential Note Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such Note Event of Default or Potential Note Event of Default has happened and that the Master Issuer is observing and performing all the obligations on its part under the Issuer Notes and these presents and no event has happened as a consequence of which any Issuer Notes may become repayable.

10.9 Assumption of no Intercompany Loan Default: The Note Trustee shall not be bound to ascertain whether any Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Note Trustee shall be entitled to assume that no such Funding 2 Intercompany Loan Event of Default or Potential Funding 2 Intercompany Loan Event of Default has happened and that Funding 2 is observing and performing all the obligations on its part;

10.10 Commercial Transactions: The Note Trustee shall not, and no director, officer or employee of any corporation being a Note Trustee hereof shall by reason of the fiduciary position of the Note Trustee be in any way precluded from making any commercial contracts or entering into any commercial transactions with any party to the Issuer Transaction Documents, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any other debenture stock, debentures or securities of any party to the Issuer Transaction Documents, and without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending monies upon or making payments in respect of or any stock, shares, debenture stock, debentures or other securities of any party to the Issuer Transaction Documents or any contract of banking or insurance of any party to the Issuer Transaction Documents and neither the Note Trustee nor any such director, officer or employee shall be accountable to any Noteholder or to any party to the Issuer Transaction Documents for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions, and the Note Trustee and any such director, officer or employee shall also be at liberty to retain the same without accounting therefor.

10.11 Disapplication: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Note Trustee in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

10.12 Note Trustee Liable for Negligence etc.: Notwithstanding any other provision of these presents, in compliance with Section 315(d) of the Trust Indenture Act, none of the provisions of these presents shall, in any case in which the Note Trustee has failed to show the degree of care and diligence required of it as trustee under these presents (including any requirement under the Trust Indenture Act), having regard to the provisions of these presents conferring on the Note Trustee any powers, authorities or any discretion, relieve the Note Trustee from or indemnify the Note Trustee against any liabilities which by virtue of any rule of law (including any provision of the Trust Indenture Act) would otherwise attach to it in respect of any gross negligence, wilful default, breach of duty or breach of trust of which it may be guilty in relation to its duties under these presents.

11.   Modification and Waiver

11.1 Modification: The Note Trustee may without the consent or sanction of the Noteholders, at any time and from time to time, concur with the Master Issuer in making any modification (i) to these presents or any of the other Issuer Transaction Documents, provided that the Note Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the holders of any Series and Class of Issuer Note; or
      (ii) to these presents, the Issuer Notes or any of the other Issuer Transaction Documents, if in the opinion of the Note Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or error established as such to the satisfaction of the Note Trustee or to comply with the mandatory provisions of law; or (iii) by directing the Issuer Security Trustee pursuant to the Issuer Deed of Charge, to any of the Issuer Transaction Documents which it may be necessary to make or which are required by the Rating Agencies in respect of any other Funding 2 Issuer or any other person who has executed an Accession Undertaking pursuant to Clause 2.11 (New Intercompany Loans) of the Funding 2

      Deed of Charge or Clause 2.11 (Accession of New Secured Creditors) of the Issuer Deed of Charge. Any such modification may be made on such terms and subject to such conditions (if any) as the Note Trustee may determine, shall be binding upon the Noteholders and, unless the Note Trustee agrees otherwise, shall be notified by the Master Issuer to the Noteholders and the Rating Agencies in accordance with the Issuer Conditions as soon as practicable thereafter. So long as any of the Issuer Notes are rated by the Rating Agencies, the Master Issuer shall notify the Rating Agencies in writing as soon as reasonably practicable thereafter of any modification to the provisions of these presents, the Issuer Notes or any of the other Issuer Transaction Documents. The Note Trustee may also agree, without the consent of the Noteholders, to a change of the laws governing the Issuer Notes and/or the Issuer Transaction Documents provided that such change would not, in the opinion of the Note Trustee, be materially prejudicial to the interests of the Noteholders.

11.2 Waiver: Subject as expressly provided otherwise in the Issuer Notes or in any other Issuer Transaction Document, the Note Trustee may from time to time and at any time without the consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, but only if and in so far as in its opinion the interests of the Noteholders of any Series and Class of Issuer Notes shall not be materially prejudiced thereby, waive or authorise any breach or proposed breach by the Master Issuer or any other party thereto of any of the covenants or provisions contained in these presents or in any of the other Issuer Transaction Documents or determine that any Note Event of Default in respect of a Series and Class of Issuer Notes shall not be treated as such for the purposes of these presents and the Issuer Notes provided always that the Note Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by an Extraordinary Resolution, or of a request in writing made by the holders of not less than one quarter in aggregate principal amount of the relevant Class of Issuer Notes then outstanding, in accordance with the Issuer Conditions (but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made). Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Note Trustee may determine, shall be binding on the Noteholders and, if, but only if, the Note Trustee shall so require, shall be notified by the Master Issuer to the Noteholders in accordance with the Issuer Conditions as soon as practicable thereafter. The provisions of this Clause 11.2 (Waivers) shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from these presents and the Issuer Notes, as permitted by the Trust Indenture Act.

11.3 Material prejudice: For the avoidance of doubt (in the context of deciding material prejudice in respect of Clauses 11.1 (Modifications) and 11.2 (Waiver)), if the Note Trustee considers in its sole opinion that the Noteholders of a Series and Class of Issuer Notes to which the modification or waiver relates are materially prejudiced by such waivers, the Note Trustee will not be able to sanction such modification or waiver itself, and will instead require an Extraordinary Resolution of the Noteholders of such Issuer Notes of such Series and Class to be passed by means of a Meeting. In accordance with the general provision contained herein:

      (a) no Extraordinary Resolution of the Noteholders of any one or more Series of Class A Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class B Noteholders, an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series.

      (b) after the Class A Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class B Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series.

      (c) after the Class A Notes and Class B Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class M Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class C Noteholders and the Class D Noteholders of each Series.

      (d) after the Class A Notes, Class B Notes and Class M Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class C Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class D Noteholders of each Series., such Extraordinary Resolution must also be ratified by the Noteholders of the Issuer Notes of the higher class or classes in order for the Extraordinary Resolution which seeks approval of the modification or waiver to be valid and effective.

12.   Entitlement to Treat holder as owner

      The Master Issuer, the Note Trustee and any Paying Agent may (to the fullest extent permitted by applicable laws) deem and treat the Holder of any Note Certificate as the absolute owner of the Issuer Notes represented by such Note Certificate, for all purposes (whether or not such Issuer Note represented by such Note Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of loss or theft of such Note Certificate), and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Master Issuer, the Note Trustee and the Paying Agents shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the monies payable in respect of such Issuer Note.

13.   Currency Indemnity

13.1 Currency and Indemnity: The sole currency of account and payment (the "Contractual Currency") for all sums payable by the Master Issuer under or in connection with these presents, the Issuer Notes and the other Issuer Secured Obligations including damages is (a) in relation to any Series and Class of Issuer Notes, the currency in which such Series and Class of Issuer Notes is denominated and (b) in relation to Clauses 9.1 (Normal Remuneration), 9.2 (Extra Remuneration), 9.3 (Failure to Agree), 9.4 (Expenses), 9.5 (Indemnity), 9.7 (VAT) and 9.8 (Interest), pounds sterling. An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Master Issuer or otherwise), by the Note Trustee or any Noteholder or other Issuer Secured Creditors in respect of any sum expressed to be due to it from the Master Issuer will only discharge the Master Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If the Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under these presents or the Issuer Notes, or the other Issuer Transaction Documents the Master Issuer will indemnify the recipient against any loss sustained by it as a result. In any event, the Master Issuer will indemnify the recipient against the cost of making any such purchase.

13.2 Indemnities Separate: The indemnities in these presents constitute separate and independent obligations from the other obligations in these presents and the other Issuer Transaction Documents, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Note Trustee and/or any Noteholder or other Issuer Secured Creditor and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under these presents, the Issuer Notes, any other Issuer Transaction Documents or any other judgment or order. Any such loss as referred to in Clause 13.1 (Currency and Indemnity) shall be deemed to constitute a loss suffered by the Note Trustee, the Noteholders or the relevant Issuer Secured Creditors and no proof or evidence of any actual loss shall be required by the Master Issuer or its liquidator or liquidators.

14.   Appointment, Removal and Retirement of Note Trustee

14.1 Power of the Master Issuer: Subject to the provisions of this Clause 14 (Appointment, Removal and Retirement of Note Trustee), the power of appointing a new Note Trustee in place of an existing Note Trustee shall be vested in the Master Issuer but such appointment or removal must be approved by (save to the extent otherwise provided in the Issuer Conditions) an Extraordinary Resolution of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of the Notes then outstanding. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof, one at least of which shall be a trust corporation. Any appointment of a new Note Trustee and any retirement of an existing Note Trustee hereof shall as soon as practicable thereafter be notified by the Master Issuer to the Noteholders. Any new Note Trustee must meet the requirements set out in Clause 14.2 (Eligibility and Disqualification) and Clause 14.6 (Retirement or Removal Not Effective).

14.2 Eligibility and Disqualification: This Deed shall always have a Note Trustee which shall be eligible to act as Note Trustee under Trust Indenture Act Sections 310(a)(1) and 310(a)(2). The Note Trustee shall have a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition. If the Note Trustee has or shall acquire any "conflicting interest" within the meaning of Trust Indenture Act Section 310(b), the Note Trustee and the Master Issuer shall comply with the provisions of Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any deed or deeds under which other securities or certificates of interest or participation in other securities of the Master Issuer are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met. If at any time the Note Trustee shall cease to be eligible in accordance with the provisions of this Clause 14.2 (Eligibility and Disqualification), the Note Trustee shall resign promptly in the manner and with the effect specified in Clause 14.5 (Retirement or Removal of Note Trustee).

14.3 Powers of Note Trustee to appoint: Notwithstanding the provisions of Clause 14.1 (Power of the Master Issuer), the Note Trustee may (as attorney for the Master Issuer) upon giving prior notice to the Master Issuer but without the consent of the Master Issuer or the Noteholders appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Note Trustee:

      (a) if the Note Trustee considers such appointment to be in the interests of the Noteholders; or

      (b) for the purposes of conforming to any legal requirements, restrictions or Issuer Conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

      (c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents or any of the other Issuer Transaction Documents against the Master Issuer or any other party thereto.

      The Master Issuer hereby irrevocably appoints the Note Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents and any other Issuer Transaction Document to which the Note Trustee is a party) have such trusts, powers, authorities and any discretion (not exceeding those conferred on the Note Trustee by these presents or any of the other Issuer Transaction Documents to which the Note Trustee is a party) and such duties and obligations as shall be conferred or imposed on it by the instrument of appointment. The Note Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Note Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as costs, charges and expenses incurred by the Note Trustee.

14.4 Multiple Trustees: Whenever there shall be more than two trustees hereof, the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and any discretion vested by these presents and any of the other Issuer Transaction Documents in the Note Trustee generally.

14.5 Retirement or Removal of Note Trustee: Subject as provided in Clause 14.6 (Retirement or Removal not Effective), any Note Trustee for the time being of this Deed may retire at any time upon giving not less than three months' prior notice in writing to the Master Issuer without assigning any reason therefor and without being responsible for any costs resulting from such retirement. The Noteholders may by Extraordinary Resolution of each class of Noteholders remove any trustee or trustees for the time being of these presents

14.6 Retirement or Removal not Effective: The retirement or removal of any Note Trustee shall not become effective unless (i) there remains at least one trustee hereof being a trust corporation in office upon such retirement or removal and (ii) if The Bank of New York is the retiring Note Trustee or the Note Trustee being removed, The Bank of New York, in its capacities as Issuer Security Trustee and Funding 2 Security Trustee also retires or is removed simultaneously. The Master Issuer covenants that, in the event of a trustee (being a sole trustee or the only trust corporation) giving notice or being removed under Clause 14.5 (Retirement or Removal of Note Trustee) it shall use its best endeavours to procure a new Note Trustee of these presents (being a trust corporation) to be appointed as soon as reasonably practicable thereafter (for the avoidance of doubt, on the same terms as these presents). If within 30 days of having given notice of its intention to retire, the Master Issuer has failed to appoint a replacement Note Trustee, the outgoing Note Trustee will be entitled to appoint its successor provided that the Rating Agencies confirm that the then current ratings of the Issuer Notes shall not be either downgraded or reviewed as a result of such appointment.

15.   Trust Indenture Act Prevails

      If any provision of these presents limits, qualifies or conflicts with another provision which is required to be included in these presents by, and is not subject to a contractual waiver under, the Trust Indenture Act, the required provision of the Trust Indenture Act shall be deemed to be incorporated into these presents and shall prevail.

16.   Certificates and Opinions

16.1 Evidence of Compliance as to Conditions Precedent: Upon any request or application by the Master Issuer to the Note Trustee to take any action under this Trust Deed or these presents, the Master Issuer shall furnish to the Note Trustee in accordance with Section 314(c) of the Trust Indenture Act:

      (a) an Officers' Certificate (which shall include the statements set forth in Clause 16.2 (Statements Required in Certificates and Opinions) below stating that, in the opinion of the signers, all conditions precedent, if any, provided for in these presents relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel (which shall include the statements set forth in Clause 16.2 (Statements Required in Certificates and Opinions) below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in these presents relating to the proposed action have been complied with.

16.2 Statements required in Certificates and Opinions: Each certificate and opinion with respect to compliance with a condition or covenant provided for in these presents or these presents, in accordance with Section 314(e) of the Trust Indenture Act, shall include:

      (a) a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

17.   Rights Cumulative

      The respective rights of the Note Trustee and the Noteholders to these presents are cumulative and may be exercised as often as each considers appropriate and are in addition to their respective rights under the general law. No failure on the part of the Note Trustee or any Noteholder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies in these presents are cumulative and not exclusive of any remedies provided by law.

18.   Notices

18.1 Any notices or other communication or document to be given or delivered pursuant to these presents to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a London Business Day or on the next London Business Day if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Master Issuer, to Granite Master Issuer plc c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of The Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Note Trustee, to The Bank of New York, 40th Floor, One Canada Square, London E14 5AL (facsimile number 020 7964
            4637) for the attention of the Trustee Administration Manager;

      or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by fifteen days prior written notice in accordance with the provisions of this Clause 19 (Notices).

18.2 Communications by Noteholders with other Noteholders: Noteholders may communicate pursuant to Trust Indenture Act Section 312(b) with other Noteholders with respect to their rights under these presents or the Issuer Notes. The Master Issuer and the Note Trustee shall have the protection of Trust Indenture Act Section 312(c).

18.3 Notices to Noteholders: Any notice or communication mailed to Noteholders hereunder shall be transmitted by mail to (a) all Noteholders as the names and addresses of such Noteholders appear upon the Register and (b) such Noteholders to whom Trust Indenture Act Section 313(c) requires reports to be transmitted.

19.   Third Party Rights

      A person who is not a party to these presents may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

20.   Execution in Counterparts; Severability

20.1 Counterparts: This Trust Deed may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

20.2 Severability: Where any provision in or obligation under these presents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under these presents, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

21.   Governing Law and Jurisdiction: Appropriate Forum

21.1 Governing Law: These presents and the Issuer Notes are governed by, and shall be construed in accordance with, English law.

21.2 Jurisdiction: Each of the parties hereto agrees for the benefit of the Note Trustee and the Noteholders that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with these presents and, for such purposes, irrevocably submits to the jurisdiction of such courts.

21.3 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

IN WITNESS of which these presents has been executed by the parties hereto as a deed which has been delivered on the date first appearing on page one.

                                   SCHEDULE 1
                         FORM OF GLOBAL NOTE CERTIFICATE

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE COMMENCEMENT OF THE OFFERING OF THE ISSUER NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.](1)


------------------------------
(1)   Delete for U.S. Notes.

                           GRANITE MASTER ISSUER PLC
           (Incorporated with limited liability in England and Wales
                        with registered number 5250668)

          SERIES [o] CLASS [A]/[B]/[M]/[C]/[D] GLOBAL NOTE CERTIFICATE

                                  representing
       [Specified Currency and Initial Principal Amount] Series [o] Class
                       [A]/[B]/[M]/[C]/[D] Notes due [o]


1.    Introduction

      This Global Note Certificate is issued in respect of the [Specified Currency and Initial Principal Amount] Series [o] Class
      [A]/[B]/[M]/[C]/[D] Notes due [o] (the "Notes") of Granite Master Issuer plc (the "Master Issuer") limited to the aggregate principal amount of

                 [Initial Principal Amount - words and figures]

      The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [o] 2005 (as amended or supplemented from time to time, the "Issuer Trust Deed") between the Master Issuer and The Bank of New York as trustee (the trustee for the time being thereof being herein called the "Note Trustee") and are the subject of a paying agent and agent bank agreement dated [o] 2005 (as amended or supplemented from time to time, the "Issuer Paying Agent and Agent Bank Agreement") between the Master Issuer, the Principal Paying Agent, the Agent Bank, Citibank, N.A. as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), the Transfer Agent, the US Paying Agent and the Note Trustee.

2.    References to Conditions

      References herein to the Issuer Conditions (or to any particular numbered Condition) shall be to the Issuer Conditions (or that particular one of them) set out in Schedule 3 to the Issuer Trust Deed as supplemented and modified by the Final Terms applicable to the Notes (the "Final Terms"), attached hereto. In the event of any conflict between the Issuer Conditions and the information in the Final Terms, the Final Terms will prevail.

3.    Registered Holder

      This is to certify that:

                   [CITIVIC NOMINEES LTD.](2)/[CEDE & CO.](3)


----------------
(2)   Delete for U.S. Notes.

(3)   Delete for Reg S Notes.

      is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of

                 [Initial Principal Amount - words and figures]

      in aggregate principal amount of the Notes.

4.    Promise to pay

      Subject only as provided in this Global Note Certificate and the Issuer Conditions, the Master Issuer, for value received, promises to pay to the Holder the principal amount of this Global Note Certificate (being at the date hereof [Initial Principal Amount] on the Final Maturity Date (or on such earlier date as such principal amount may become repayable in accordance with the Issuer Conditions or the Issuer Trust Deed) and to pay interest on the principal amount from time to time (as noted in the records of the [common depositary for Euroclear and Clearstream, Luxembourg](4)/[custodian for DTC](5) of this Global Note Certificate) in arrear on each Note Payment Date at the rates determined in accordance with the Issuer Conditions together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Issuer Conditions and the provisions of the Issuer Trust Deed.

5.    Exchange for Individual Note Certificates

      This Global Note Certificate will be exchangeable (in whole but not in part and free of charge to the holder) for duly authenticated and completed individual note certificates ("Individual Note Certificates") in substantially the form (subject to completion) set out in Schedule 2 to the Issuer Trust Deed only if (i) [both Euroclear and Clearstream, Luxembourg are closed for a continuous period of 14 days (other than by reason of a holiday, statutory or otherwise) or announce an intention to permanently cease business and do so cease to do business and no alternative clearing system satisfactory to the Note Trustee is available](6)/[The Depository Trust Company ("DTC") has notified the Master Issuer that it is at any time unwilling or unable to continue as, or ceases to be, a clearing agency under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a successor to DTC registered as a clearing agency under the Exchange Act is not appointed by the Master Issuer within 90 days of such notification](7) or
      (ii) as a result of any amendment to, or change in, the laws or regulations of the United Kingdom (or of any political subdivision thereof), or of any authority therein or thereof having power to tax, or in the interpretation or administration by a revenue authority or a court or administration of such laws or regulations which becomes effective on or after the Closing Date, the Master Issuer or any Paying Agent is or will be required to make any deduction or withholding from any payment in respect of the Notes which would not be required were the relevant Notes Individual Note Certificates. Such exchange shall be effected in accordance with paragraph 6 (Delivery of Individual Note Certificates) below.


-----------------------------------
(4)   Delete for U.S. Notes.

(5)   Delete for Reg S Notes.

(6)   Delete for U.S. Notes.

(7)   Delete for Reg S Notes.

6.    Delivery of Individual Note Certificates

      Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, [Euroclear and/or Clearstream, Luxembourg](8)/[and/or DTC](9), to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person's holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Issuer Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Issuer Paying Agent and Agent Bank Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Note Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, "business day" means a day on which commercial banks are open for business in the city in which the Registrar has its Specified Office.

7.    Payments

      Payments of principal, premium (if any) and interest in respect of Notes represented by this Global Note Certificate will be made in accordance with the Issuer Conditions. All payments of any amounts payable and paid to the Holder of this Global Note Certificate shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the monies payable hereon.

8.    Conditions apply

      Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Issuer Conditions, and, for the purposes of this Global Note Certificate, any reference in the Issuer Conditions to "Note Certificate" or "Note Certificates" shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

[9.   Tax Treatment

      The Master Issuer will treat the Notes as indebtedness for U.S. federal income tax purposes. Each Holder of a Note, by the acceptance hereof, agrees to treat this Note for U.S. federal income tax purposes as indebtedness.](10)

--------------------
(8)   Delete for U.S. Notes.

(9)   Delete for Reg S Notes.

(10)  Delete for Reg S Notes.

10.   Determination of Entitlement

      This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Registrar by reference to the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

11.   Authentication

      This Global Note Certificate shall not be or become valid for any purpose unless and until authenticated by or on behalf of Citibank, N.A. as Registrar.

12.   Note Trustee's Powers

      In considering the interests of Noteholders in circumstances where this Global Note Certificate is held on behalf of DTC, Euroclear and/or Clearstream, Luxembourg, the Note Trustee may, to the extent it considers it appropriate to do so in the circumstances, (i) have regard to such information as may have been made available to it by or on behalf of the relevant clearing system or its operator as to the identity of its accountholders (either individually or by way of category) with entitlements in respect of this Global Note Certificate and (ii) consider such interests on the basis that such accountholders were the holders of this Global Note Certificate.

13.   Definitions

      Terms not defined herein have the meaning ascribed to such terms in the Issuer Conditions.

14.   Rights of Third Parties

      No person shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or condition of this Global Note Certificate, but this shall not affect any right or remedy which exists or is available apart from that Act.

15.   Governing law

      This Global Note Certificate is governed by, and shall be construed in accordance with, the English law.

IN WITNESS whereof the Master Issuer has caused this Global Note Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.

GRANITE MASTER ISSUER plc


By:      ............................................
         [manual or facsimile signature]
         (duly authorised)

ISSUED in London, England on [o] 2005.

AUTHENTICATED for and on behalf of
CITIBANK, N.A.
as Registrar without recourse, warranty, or liability




.......................................................
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ..................................................., being the registered holder of this Global Note Certificate, hereby transfers to
................................................................................
of ............................................................................
................................................................................
[Specified Currency] [amount] in principal amount of the [Specified Currency and Initial Principal Amount] Series [o] Class [A]/[B]/[M]/[C]/[D] Notes (the "Notes") of Granite Master Issuer plc (the "Master Issuer") and irrevocably requests and authorises Citibank, N.A., in its capacity as Registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the Register kept by it.




Dated:   ............................................

By:      ............................................
                                (duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

(a) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)   Any transfer of Notes shall be in an amount equal to [Specified
      Denomination].

                                  [Final Terms]

                                   SCHEDULE 2
                      FORM OF INDIVIDUAL NOTE CERTIFICATES

[THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE COMMENCEMENT OF THE OFFERING OF THE CURRENT ISSUER NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.](11)



-----------------------------------
(11)  Delete for U.S. Notes.

------------------- -------- --------- --------------- ---------- ------------
 US$[1,000/10,000]   [ISIN]   [CUSIP]   [COMMON CODE]   [SERIES]  [SERIAL NO.]
------------------- -------- --------- --------------- ---------- ------------

                            GRANITE MASTER ISSUER plc
(Incorporated with limited liability in England and Wales with registered number
                                    5250668)

        SERIES [o] CLASS [A]/[B]/[M]/[C]/[D] INDIVIDUAL NOTE CERTIFICATE

                                  representing
       [Specified Currency and Initial Principal Amount] Series [o] Class
                       [A]/[B]/[M]/[C]/[D] Notes due [o]


1.    Introduction

      This Individual Note Certificate is issued in respect of the [Specified Currency and Initial Principal Amount] Series [o] Class
      [A]/[B]/[M]/[C]/[D] Notes due [o] (the "Notes") of Granite Master Issuer (the "Master Issuer") limited to the aggregate principal amount of

                 [Initial Principal Amount - words and figures]

      The Notes are constituted by, are subject to, and have the benefit of, a trust deed dated [o] 2005 (as amended or supplemented from time to time, the "Issuer Trust Deed") between the Master Issuer and The Bank of New York as trustee (the trustee or trustees for the time being thereof being herein called the "Note Trustee") and are the subject of a paying agent and agent bank agreement dated [o] 2005 (as amended or supplemented from time to time, the "Issuer Paying Agent and Agent Bank Agreement") between the Master Issuer, the Principal Paying Agent, the Agent Bank, Citibank, N.A. as registrar (the "Registrar", which expression includes any successor registrar appointed from time to time in connection with the Notes), the Transfer Agent, the US Paying Agent and the Note Trustee.

2.    References to Conditions

      References herein to the Issuer Conditions (or to any particular numbered Condition) shall be to the Issuer Conditions (or that particular one of them) set out in Schedule 3 to the Issuer Trust Deed as supplemented and modified by the Final Terms applicable to the Notes (the "Final Terms"), attached hereto. In the event of any conflict between the Issuer Conditions and the information in the Final Terms, the Final Terms will prevail.

3.    Registered Holder

      This is to certify that

                                  [Noteholder]

      is the person registered in the register maintained by the Registrar in relation to the Notes (the "Register") as the duly registered holder (the "Holder") of Notes represented from time to time by this Individual Note Certificate in the aggregate principal amount of:

                    [Specified Currency and principal amount]

4.    Promise to pay

      Subject only as provided in this Individual Note Certificate and the Issuer Conditions, the Master Issuer, for value received, promises to pay to the Holder the principal amount of this Individual Note Certificate (being at the date hereof [principal amount]) on the Final Maturity Date (or on such earlier date as such principal amount may become repayable in accordance with the Issuer Conditions or the Issuer Trust Deed) and to pay interest on the Principal Amount Outstanding of this Individual Note Certificate in arrears on each Note Payment Date at the rate or rates provided for in, or determined in accordance with, the Issuer Conditions together with such premium and other amounts (if any) as may be payable, all subject to and in accordance with the Issuer Conditions and the provisions of the Issuer Trust Deed.

5.    Payments

      Payments of principal, premium (if any) and interest in respect of Notes represented by this Individual Note Certificate will be made in accordance with the Issuer Conditions. All payments of any amounts payable and paid to the Holder of this Individual Note Certificate shall be valid and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for the monies payable hereon.

6.    Conditions apply

      Save as otherwise provided herein, the Holder of this Individual Note Certificate shall have the benefit of, and be subject to, the Issuer Conditions, and, for the purposes of this Individual Note Certificate, any reference in the Issuer Conditions to "Note Certificate" or "Note Certificates" shall, except where the context otherwise requires, be construed so as to include this Individual Note Certificate.

[7.   Tax Treatment

      The Master Issuer will treat the Notes as indebtedness for U.S. federal income tax purposes. Each Holder of a Note, by the acceptance hereof, agrees to treat this Note for U.S. federal income tax purposes as indebtedness.](12)

8.    Determination of Entitlement

      This Individual Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Registrar by reference to the Register and only the Holder is entitled to payment in respect of this Individual Note Certificate.


----------------------------------
(12)  Delete for Reg S Notes.

9.    Authentication

      This Individual Note Certificate shall not be or become valid for any purpose unless and until authenticated by or on behalf of Citibank, N.A. as Registrar.

10.   Definitions

      Terms not defined herein have the meaning ascribed to such terms in the Issuer Conditions.

11.   Rights of Third Parties

      No person shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term or condition of this Individual Note Certificate, but this shall not affect any right or remedy which exists or is available apart from that Act.

12.   Governing law

      This Individual Note Certificate is governed by, and shall be construed in accordance with, the laws of England.

IN WITNESS whereof the Master Issuer has caused this Individual Note Certificate to be signed manually or in facsimile by a person duly authorised on its behalf.

GRANITE MASTER ISSUER plc


By:      ............................................
         [manual or facsimile signature]
         (duly authorised)

ISSUED in London, England on [o].

AUTHENTICATED for and on behalf of
CITIBANK, N.A.
as Registrar without recourse, warranty, or liability




......................................................
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED ..................................................., being the registered holder of this Individual Note Certificate, hereby transfers to
..............................................................................of
[Specified Currency] [amount] in principal amount of the [Specified Currency and Initial Principal Amount] Series [o] Class [A]/[B]/[M]/[C]/[D] Notes (the "Notes") of Granite Master Issuer plc (the "Master Issuer") and irrevocably requests and authorises Citibank, N.A., in its capacity as Registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the Register kept by it.

We as transferor of the Notes represented by this Individual Note Certificate hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in Schedule 2 to the Issuer Paying Agency and Agent Bank Agreement.

Dated:   ............................................

By:      ............................................
                                (duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Individual Note Certificate.

(a) A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b) The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c) Any transfer of Notes shall be in an amount equal to [Specified Denominations].

      [Terms and Conditions as set out in Schedule 3]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT                                   REGISTRAR

                          [Name]                          [Name]
                        [Address]                        [Address]

PAYING AGENTS AND TRANSFER AGENT

[Name]                                      [Name]
[Address]                                   [Address]

                                  [Final Terms]

                                   SCHEDULE 3

                        TERMS AND CONDITIONS OF THE NOTES

                                [To be inserted]

                        Terms and conditions of the notes

      The following are the terms and conditions (the "Conditions", and any reference to a "Condition" shall be construed accordingly) of the Notes in the form (subject to amendment) which will be incorporated by reference into each Global Note Certificate and each Individual Note Certificate, in the latter case only if permitted by the relevant stock exchange or other relevant authority (if any) and agreed by the Issuing Entity and the relevant Dealer(s) at the time of issue but, if not so permitted and agreed, such Individual Note Certificate will have endorsed thereon or attached thereto such Conditions. The Final Terms in relation to each Series and Class of Notes may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purpose of such Notes. The applicable Final Terms (or the relevant provisions thereof) will be endorsed upon, or attached to, each Global Note Certificate and Individual Note Certificate.

      The Notes are constituted by a deed or deeds supplemental to the Issuer Trust Deed. The security for the Notes is created pursuant to, and on the terms set out in, the Issuer Deed of Charge. By the Issuer Paying Agent and Agent Bank Agreement, provision is made for, inter alia, the payment of principal and interest in respect of the Notes.

      References herein to the "Notes" shall, unless the context otherwise requires, be references to all the Notes issued by the Issuing Entity and constituted by the Issuer Trust Deed and shall mean:

      (i) in relation to any Notes of a Series and Class represented by a Global Note Certificate, units of the lowest Specified Denomination in the Specified Currency in each case of such Series and Class;

      (ii)  any Global Note Certificates; and

      (iii) any Individual Note Certificates issued in exchange for a Global Note Certificate.

      Notes constituted by the Issuer Trust Deed are issued in series (each a "Series") and each Series comprises one or more classes of Notes. Each Series of Notes is subject to Final Terms. The Final Terms in relation to each Series and Class of Notes (or the relevant provisions thereof) will be endorsed upon, or attached to, such Notes and will supplement these Conditions in respect of such Notes and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with these Conditions, replace or modify these Conditions for the purpose of such Notes. References to the "applicable Final Terms" are, in relation to a Series and Class of Notes, to the Final Terms (or the relevant provisions thereof) attached to or endorsed on such Notes.

      The statements in these Conditions include summaries of, and are subject to, the detailed provisions of the Issuer Trust Deed, the Issuer Deed of Charge and the Issuer Paying Agent and Agent Bank Agreement.

      Copies of the Issuer Trust Deed, the Issuer Deed of Charge, the Issuer Paying Agent and Agent Bank Agreement and each of the other Transaction Documents are available for inspection during normal business hours at the registered office of the Issuing Entity, being Fifth Floor, 100 Wood Street, London EC2V 7EX and the specified office for the time being of (i) the Principal Paying Agent, being at 4 May 2006, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB and (ii) the US Paying Agent, being at 4 May, 2006, 14th Floor, 388 Greenwich Street, New York, New York 10013. Copies of the Final Terms of each Series of Notes are obtainable during normal business hours at the registered office of the Issuing Entity and the specified office for the time being of (i) the Principal Paying Agent and (ii) the US Paying Agent and any Noteholder must produce evidence satisfactory to the relevant Paying Agent as to its holding of Notes and identity.

      The Holders of any Series and Class of Notes are entitled to the benefit of, are bound by, and are deemed to have notice of all the provisions of, and definitions contained or incorporated in, the Issuer Trust Deed, the Issuer Deed of Charge, the Issuer Paying Agent and Agent Bank Agreement, each of the other Transaction Documents and the applicable Final Terms and to have notice of each other Final Terms relating to each other Series and Class of Notes.

      A glossary of definitions appears in Condition 18 of these Conditions.

      References herein to the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders shall, in each case and unless specified otherwise, be references to the Holders of the Notes of all Series of the applicable Class.

1.    Form, Denomination, Register, Title and Transfers

(A)   Form and Denomination

      The US Notes will initially be offered and sold pursuant to a registration statement filed with the United States Securities and Exchange Commission. The Reg S Notes will initially be offered and sold outside the United States to non-US persons pursuant to Reg S.

      Each Series and Class of Notes will be issued in the Specified Currency and in the Specified Denomination. Each Series and Class of US Notes will be initially represented by a US Global Note Certificate, which, in the aggregate, will represent the Principal Amount Outstanding from time to time of such Series and Class of US Notes. Each Series and Class of Reg S Notes will be initially represented by a Reg S Global Note Certificate which, in the aggregate, will represent the Principal Amount Outstanding from time to time of such Series and Class of the Reg S Notes.

      Each Series and Class of Notes may be Fixed Rate Notes, Floating Rate Notes, Zero Coupon Notes or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

      Each Series and Class of Notes may be Bullet Redemption Notes, Scheduled Redemption Notes, Controlled Amortisation Notes, Pass-Through Notes or a combination of any of the foregoing, depending upon the Redemption/Payment Basis shown in the applicable Final Terms.

      Global Note Certificates will be exchanged for Individual Note Certificates in definitive registered form only under certain limited circumstances (as described in the relevant Global Note Certificate). If Individual Note Certificates are issued, they will be serially numbered and issued in an aggregate principal amount equal to the Principal Amount Outstanding of the relevant Global Note Certificates and in registered form only.

      In the case of a Series and Class of Notes with more than one Specified Denomination, Notes of one Specified Denomination may not be exchanged for Notes of such Series and Class of another Specified Denomination.

(B)   Register

      The Registrar will maintain the Register in respect of the Notes in accordance with the provisions of the Issuer Paying Agent and Agent Bank Agreement. In these Conditions, the "Holder" of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof). A Note Certificate will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(C)   Title

      The Holder of each Note shall (except as otherwise required by law) be treated by the Issuing Entity, the Note Trustee, the Agent Bank and any Agent as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(D)   Transfers

      Subject as provided otherwise in this Condition 1(D), a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or the Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Holdings. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

      Within five Commercial Business Days of such surrender of a Note Certificate, the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of the Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (and by airmail if the Holder is overseas) to the address specified for such purpose by such relevant Holder. In this paragraph, "Commercial Business Day" means a day on which commercial banks are open for business in the city where the Registrar or (as the case may be) Transfer Agent has its Specified Office.

      The transfer of a Note will be effected without charge by or on behalf of the Issuing Entity, the Registrar or the Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

      Noteholders may not require transfers of Notes to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

      All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Issuer Paying Agent and Agent Bank Agreement. The regulations may be changed by the Issuing Entity with the prior written approval of the Note Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations.

2.    Status, Priority and Security

(A)   Status

      The Notes of each Series and Class are direct, secured and unconditional obligations of the Issuing Entity and will at all times rank pari passu and pro rata without preference or priority amongst themselves.

      Subject to the provisions of Conditions 4 and 5 and subject to the other payment conditions set out in the applicable Final Terms and the other Transaction Documents:

      (i) the Class A Notes of each Series will rank pari passu and pro rata without any preference or priority among the Class A Notes of each Series but in priority to the Class B Notes, the Class M Notes, the Class C Notes and the Class D Notes of any Series;

      (ii) the Class B Notes of each Series will rank pari passu and pro rata without any preference or priority among the Class B Notes of each Series but in priority to the Class M Notes, the Class C Notes and the Class D Notes of any Series;

      (iii) the Class M Notes of each Series will rank pari passu and pro rata without any preference or priority among the Class M Notes of each Series but in priority to the Class C Notes and the Class D Notes of any Series;

      (iv) the Class C Notes of each Series will rank pari passu and pro rata without any preference or priority among the Class C Notes of each Series but in priority to the Class D Notes of any Series; and

      (v) the Class D Notes of each Series will rank pari passu and pro rata without any preference or priority among the Class D Notes of each series.

(B)   Conflict between the classes of Notes

      The Issuer Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders equally as regards all powers, trusts, authorities, duties and discretions of the Note Trustee under these Conditions or any of the Issuer Transaction Documents (except where expressly provided otherwise), but requiring the Note Trustee to have regard (except as expressly provided otherwise):

      (i) for so long as there are any Class A Notes outstanding (of any Series), only to the interests of the Class A Noteholders if, in the opinion of the Note Trustee, there is or may be a conflict between the interests of the Class A Noteholders and the interests of the Class B Noteholders and/or the interests of the Class M Noteholders and/or the interests of the Class C Noteholders and/or the interests of the Class D Noteholders (of that Series or of any other Series);

      (ii) subject to (i) above and for so long as there are any Class B Notes outstanding (of any Series), only to the interests of the Class B Noteholders if, in the opinion of the Note Trustee there is or may be a conflict between the interests of the Class B Noteholders and the interest of the Class M Noteholders and/or the interests of the Class C Noteholders and/or the interests of the Class D Noteholders (of that Series or of any other Series);

      (iii) subject to (i) and (ii) above and for so long as there are any Class M Notes outstanding (of any Series), only to the interests of the Class M Noteholders if, in the opinion of the Note Trustee, there is or may be a conflict between the interests of the Class M Noteholders and the interests of the Class C Noteholders and/or the interests of the Class D Noteholders (of that Series or of any other Series); and

      (iv) subject to (i), (ii) and (iii) above and for so long as there are any Class C Notes outstanding (of any Series), only to the interests of the Class C Noteholders if, in the opinion of the Note Trustee, there is or may be a conflict between the interests of the Class C Noteholders and the Class D Noteholders (of that Series or of any other Series).

      The Issuer Trust Deed also contains provisions:

      (a) limiting the powers of the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders (in each case, of any Series), inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class A Noteholders (of that Series or of any other Series). Except in certain circumstances described in Condition 11, the Issuer Trust Deed contains no such limitation on the powers of the Class A Noteholders, the exercise of which will be binding on the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders respectively, irrespective of the effect thereof on their respective interests;

      (b) limiting the powers of the Class M Noteholders, the Class C Noteholders and the Class D Noteholders (in each case, of any Series), inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class B Noteholders (of that Series or of any other Series). Except in certain circumstances described above and in Condition 11, the Issuer Trust Deed contains no such limitation on the powers of the Class B Noteholders, the exercise of which will be binding on the Class M Noteholders, the Class C Noteholders and the Class D Noteholders, respectively, irrespective of the effect thereof on their respective interests;

      (c) limiting the powers of the Class C Noteholders and the Class D Noteholders (in each case, of any Series), inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class M Noteholders (of that Series or of any other Series). Except in certain circumstances described above and in Condition 11, the Issuer Trust Deed contains no such limitation on the powers of the Class M Noteholders, the exercise of which will be binding on the Class C Noteholders and the Class D Noteholders irrespective of the effect thereof on their respective interests; and

      (d) limiting the powers of the Class D Noteholders (of any Series), inter alia, to request or direct the Note Trustee to take any action or to pass an effective Extraordinary Resolution according to the effect thereof on the interests of the Class C Noteholders (of that Series or of any other Series). Except in certain circumstances described above and in Condition 11, the Issuer Trust Deed contains no such limitation on the powers of the Class C Noteholders, the exercise of which will be binding on the Class D Noteholders irrespective of the effect thereof on their respective interests.

      The Note Trustee, in determining whether the exercise by it of any right, power, trust, authority, duty or discretion under or in relation to these Conditions or any of the Transaction Documents will not be materially prejudicial to the interests of the Noteholders (or any Series and Class thereof), will have regard to confirmations (if issued) from each of the Rating Agencies that the then current ratings of the applicable Series and Class of Notes would not be reduced, withdrawn or qualified by such exercise and any other confirmation which it considers, in its sole and absolute discretion, is appropriate.

      (C)   Security

      As security for, inter alia, the payment of all monies payable in respect of the Notes, the Issuing Entity has entered into the Issuer Deed of Charge creating the Issuer Security in favour of the Issuer Security Trustee for itself and on trust for, inter alios, the Note Trustee and the Noteholders.

3.    Covenants

      Save with the prior written consent of the Note Trustee or unless provided in or contemplated under these Conditions or any of the Transaction Documents to which the Issuing Entity is a party, the Issuing Entity shall not, so long as any Note remains outstanding:

(A)   Negative Pledge

      create or permit to subsist any mortgage, standard security, pledge, lien, charge or other Security Interest whatsoever (unless arising by operation of law), upon the whole or any part of its assets (including any uncalled capital) or its undertakings, present or future;

(B)   Disposal of Assets

      sell, assign, transfer, lease or otherwise dispose of, or deal with, or grant any option or present or future right to acquire all or any of its properties, assets, or undertakings or any interest, estate, right, title or benefit therein or thereto or agree or attempt or purport to do any of the foregoing;

(C)   Equitable Interest

      permit any person other than itself and the Issuer Security Trustee (as to itself and on behalf of the Issuer Secured Creditors) to have any equitable or beneficial interest in any of its assets or undertakings or any interest, estate, right, title or benefit therein;

(D)   Bank Accounts

      have an interest in any bank account, other than an Issuer Bank Account or a Swap Collateral Account;

(E)   Restrictions on Activities

      carry on any business other than as described in the Base Prospectus (as revised, supplemented and/or amended from time to time) relating to the issue of the Notes and the related activities described therein or as contemplated in the Transaction Documents relating to the issue of the Notes;

(F)   Borrowings

      incur any indebtedness in respect of borrowed money whatsoever or give any guarantee or indemnity in respect of any indebtedness or obligation of any person;

(G)   Merger

      consolidate or merge with any other person or convey or transfer substantially all of its properties or assets to any other person;

(H)   Waiver or Consent

      permit the validity or effectiveness of any of the Issuer Trust Deed or the Issuer Deed of Charge or the priority of the security interests created thereby to be amended, terminated, postponed, waived or discharged, or permit any other person whose obligations form part of the Issuer Security to be released from such obligations;

(I)   Employees or premises

      have any employees or premises or subsidiaries;

(J)   Dividends and Distributions

      pay any dividend or make any other distribution to its shareholders or issue any further shares or alter any rights attaching to its shares as at the date of the Issuer Deed of Charge;

(K)   Purchase Notes

      purchase or otherwise acquire any Note or Notes; or

(L)   United States activities

      engage in any activities in the United States (directly or through agents), or derive any income from United States sources as determined under United States income tax principles, or hold any property if doing so would cause it to be engaged in a trade or business within the United States as determined under United States income tax principles.

4.    Interest

(A)   Interest on Fixed Rate Notes

      Each Fixed Rate Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest payable, subject as provided in these Conditions, in arrear on the Note Payment Date(s) in each year specified for such Note in the applicable Final Terms up to (and including) the Final Maturity Date.

      Except as provided in the applicable Final Terms, the amount of interest payable in respect of any Fixed Rate Note on each Note Payment Date for such Note for a Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Note Payment Date for any Fixed Rate Note will, if so specified for such Note in the applicable Final Terms, amount to the Broken Amount so specified.

      If interest is required to be calculated in respect of any Fixed Rate Note for a period other than a Fixed Interest Period, such interest shall be calculated by applying the Rate of Interest specified for such Note in the applicable Final Terms to the Principal Amount Outstanding on such Note, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

      "Day Count Fraction" means, in respect of the calculation of an amount of interest for any Fixed Rate Note in accordance with this Condition 4(A):

      (i) if "Actual/Actual (ISMA)" is specified for such Note in the applicable Final Terms:

            (a) in the case of Notes where the number of days in the relevant period from (and including) the most recent Note Payment Date for such Notes (or, if none, the Interest Commencement Date) to (but excluding) the relevant Note Payment Date (the "Accrual Period") is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

            (b) in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

                  (1) the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

                  (2) the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

      (ii) if "30/360" is specified for such Note in the applicable Final Terms, the number of days in the period from (and including) the most recent Note Payment Date for such Note (or, if none, the Interest Commencement Date) to (but excluding) the relevant Note Payment Date (such number of days being calculated on the basis of a year of 360 days with twelve 30-day months) divided by 360.

(B)   Interest on Floating Rate Notes

      (i)   Note Payment Dates

            Each Floating Rate Note bears interest on its Principal Amount Outstanding from (and including) the Interest Commencement Date and such interest will be payable in arrear on the Note Payment Date(s) in each year specified for such Note in the applicable Final Terms. Such interest will be payable in respect of each Interest Period.

            If a Business Day Convention is specified for a Floating Rate Note in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which a Note Payment Date for such Note should occur or (y) if any Note Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

            (1) the "Following Business Day Convention", the Note Payment Date for such Note shall be postponed to the next day which is a Business Day; or

            (2) the "Modified Following Business Day Convention", the Note Payment Date for such Note shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Note Payment Date shall be brought forward to the immediately preceding Business Day; or

            (3) the "Preceding Business Day Convention", the Note Payment Date for such Note shall be brought forward to the immediately preceding Business Day.

      (ii)  Rate of Interest

            The Rate of Interest payable from time to time in respect of a Floating Rate Note will be determined in the manner specified for such Note in the applicable Final Terms.

            (a)   ISDA Determination for Floating Rate Notes

                  Where "ISDA Determination" is specified for such Note in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated for such Note in the applicable Final Terms) the Margin (if any). For the purposes of this sub-paragraph (a), "ISDA Rate" for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent Bank or other person specified in the applicable Final Terms under an interest rate swap transaction if the Agent Bank or that other person were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

                  (1) the Floating Rate Option is as specified for such Note in the applicable Final Terms;

                  (2)   the Designated Maturity is the period specified for such
                        Note in the applicable Final Terms; and

                  (3) the relevant Reset Date is either (i) if the applicable Floating Rate Option is based on LIBOR or EURIBOR for a currency, the first day of that Interest Period, or (ii) in any other case, as specified for such Note in the applicable Final Terms.

                  For the purposes of this sub-paragraph (a), "Floating Rate", "Calculation Agent", "Floating Rate Option", "Designated Maturity" and "Reset Date" have the meanings given to those terms in the ISDA Definitions.

            (b)   Screen Rate Determination for Floating Rate Notes

                  Where "Screen Rate Determination" is specified for a Floating Rate Note in the applicable Final Terms as the manner in which the Rate of Interest is to be determined for such Note, the Rate of Interest for each Interest Period will, subject as provided below, be either:

                  (1) the offered quotation (if there is only one quotation on the Relevant Screen Page); or

                  (2) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

                  (expressed as a percentage rate per annum) for the Reference Rate which appears or appear, as the case may be, on the Relevant Screen Page as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus the Margin (if any), all as determined by the Agent Bank. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent Bank for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

                  The Issuer Paying Agent and Agent Bank Agreement contains provisions for determining the Rate of Interest pursuant to this sub-paragraph (b) in the event that the Relevant Screen Page is not available or if, in the case of (1) above, no such offered quotation appears or, in the case of (2) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

                  If the Reference Rate from time to time in respect of a Floating Rate Note is specified for such Note in the applicable Final Terms as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such Note will be determined as provided for such Note in the applicable Final Terms.

      (iii) Minimum Rate of Interest and/or Maximum Rate of Interest

            If the applicable Final Terms specifies a Minimum Rate of Interest for a Floating Rate Note for any Interest Period, then, in the event that the Rate of Interest for such Note in respect of such Interest Period determined in accordance with the provisions of paragraph
            (ii) above is less than such Minimum Rate of Interest, the Rate of Interest for such Note for such Interest Period shall be such Minimum Rate of Interest.

            If the applicable Final Terms specifies a Maximum Rate of Interest for such Note for any Interest Period, then, in the event that the Rate of Interest for such Note in respect of such Interest Period determined in accordance with the provisions of paragraph (ii) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Note for such Interest Period shall be such Maximum Rate of Interest.

      (iv)  Determination of Rate of Interest and calculation of Interest
            Amounts

            The Agent Bank will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

            The Agent Bank will calculate the amount of interest payable on the Floating Rate Notes in respect of each Specified Denomination (each an "Interest Amount") for the relevant Interest Period. Each Interest Amount shall be calculated by applying the Rate of Interest to

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            the Principal Amount Outstanding of each Note, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention.

            "Day Count Fraction" means, in respect of the calculation of an amount of interest for a Floating Rate Note in accordance with this Condition 4(B)(iv) for any Interest Period:

            (a) if "Actual/365" or "Actual/Actual (ISDA)" is specified for such Note in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

            (b) if "Actual/365 (Fixed)" is specified for such for such Note in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

            (c) if "Actual/365 (Sterling)" is specified for such Note in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of a Note Payment Date falling in a leap year, 366;

            (d) if "Actual/360" is specified for such Note in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

            (e)   if "30/360", "360/360" or "Bond Basis" is specified for such
                  Note in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless

            (f) if "30E/360" or "Eurobond Basis" is specified for such Note in the applicable Final Terms, the number of days in the Interest Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months, without regard to the date of the first day or last day of the Interest Period unless, in the case of the final Interest Period, the Final Maturity Date (or, as the case may be, Extended Due for Note Payment Date) is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month).

      (v)   Notification of Rate of Interest and Interest Amounts

            The Agent Bank will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Note Payment Date to be notified to the Note Trustee, the Issuer Security Trustee, the Issuer Cash Manager, the Paying Agents, the Registrar and to any stock exchange or other relevant competent authority or quotation system on which the relevant Floating Rate Notes are for the time being listed, quoted and/or traded or by which they have been admitted to listing and to be published in accordance with Condition 14 as soon as possible after their determination but in no event later than the fourth Business Day thereafter. Each Interest Amount and Note Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Interest Period. Any such amendment or alternative arrangements will be promptly notified to the Note

            Trustee and each stock exchange or other relevant authority on which the relevant Floating Rate Notes are for the time being listed or by which they have been admitted to listing and to Noteholders in accordance with Condition 14.

      (vi)  Determination or Calculation by Note Trustee

            If for any reason at any relevant time after the Closing Date, the Agent Bank or, as the case may be, the Calculation Agent defaults in its obligation to determine the Rate of Interest for a Floating Rate Note or the Agent Bank defaults in its obligation to calculate any Interest Amount for such Note in accordance with sub-paragraph
            (ii)(a) or (b) above or as otherwise specified for such Note in the applicable Final Terms, as the case may be, and in each case in accordance with paragraph (iv) above, the Note Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified for such Note in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Note Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent Bank or the Calculation Agent, as the case may be.

      (vii) Certificates to be final

            All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4(B), whether by the Agent Bank or the Calculation Agent or the Note Trustee shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Issuer Cash Manager, the Principal Paying Agent, the Calculation Agent, the other Paying Agents, the Note Trustee and all Noteholders and (in the absence of wilful default or bad faith) no liability to the Issuing Entity or the Noteholders shall attach to the Agent Bank or the Calculation Agent or the Note Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

(C)   Accrual of interest

      Interest (if any) will cease to accrue on each Note (or in the case of the redemption of part only of a Note, that part only of such Note) on the due date for redemption thereof unless, upon due presentation thereof, payment of principal is improperly withheld or refused in which event, interest will continue to accrue as provided in the Issuer Trust Deed.

(D)   Deferred Interest

      To the extent that, subject to and in accordance with the relevant Issuer Priority of Payments, the funds available to the Issuing Entity to pay interest on any Series and Class of Notes (other than the most senior class of Notes of any Series then outstanding) on a Note Payment Date for such Notes (after payment of or provision for the Issuing Entity's liabilities of a higher priority) are insufficient to pay the full amount of such interest, payment of the shortfall attributable to such Series and Class of Notes ("Deferred Interest") will not then fall due but will instead be deferred until the first Note Payment Date for such Notes thereafter on which sufficient funds are available (after payment of or provision for the Issuing Entity's liabilities of a higher priority and subject to and in accordance with the relevant Issuer Priority of Payments) to fund the payment of such Deferred Interest to the extent of such available funds.

      Such Deferred Interest will accrue interest ("Additional Interest") at the rate of interest applicable from time to time to the applicable Series and Class of Notes and payment of any Additional Interest will also be deferred until the first Note Payment Date for such Notes thereafter on which funds are available (after payment of or provision for the Issuing Entity's liabilities of a higher priority subject to and in accordance with the relevant Issuer Priority of Payments) to the Issuing Entity to pay such Additional Interest to the extent of such available funds.

      Amounts of Deferred Interest and Additional Interest shall not be deferred beyond the Final Maturity Date of the applicable Series and Class of Notes, when such amounts will become due and payable.

      Payments of interest due on a Note Payment Date in respect of the most senior class of Notes of any Series then outstanding will not be deferred. In the event of the delivery of an Issuer Enforcement Notice (as described in Condition 9), the amount of interest in respect of such Notes that was due but not paid on such Note Payment Date will itself bear interest at the applicable rate until both the unpaid interest and the interest on that interest are paid as provided in the Issuer Trust Deed.

5.    Redemption, Purchase and Cancellation

(A)   Final Redemption

      Unless previously redeemed in full as provided in this Condition 5, the Issuing Entity shall redeem a Series and Class of Notes at their then Principal Amount Outstanding together with all accrued interest on the Final Maturity Date in respect of such Notes.

      The Issuing Entity may not redeem such Notes in whole or in part prior to their Final Maturity Date except as provided in paragraph (B), (D), (E) or (F) below, but without prejudice to Condition 9.

(B)   Mandatory Redemption of the Notes in Part

      On each Note Payment Date for a Series and Class of Notes, other than a Note Payment Date on which such Notes are to be redeemed under Conditions 5(A),
(D), (E) or (F), the Issuing Entity shall repay principal in respect of such Notes in an amount equal to:

      (i)   (a)   prior to the earlier to occur of the Step-Up Date (if any) in respect of such Notes and a Pass-Through Trigger Event (and subject to the terms of the Issuer Deed of Charge regarding the funding, replenishment and application of the Issuer
                  Reserve Fund) the lower of:

                  (1) the amount due to be paid on such Note Payment Date as specified for such Notes in the applicable Final Terms; and

                  (2) the amount (if any) repaid on the corresponding Loan Payment Date in respect of the related Loan Tranche and pursuant to the Global Intercompany Loan Agreement and which is available, under the terms of the Issuer Deed of Charge and the Issuer Cash Management Agreement to repay principal in respect of such Notes converted, where the Specified Currency for such Notes is not Sterling, into the Specified Currency at the Specified Currency Exchange Rate for such Notes;

                        provided that, in the case of any Series and Class of Pass-Through Notes, the amount of principal to be repaid by the Issuing Entity in respect of such Notes on the applicable Note Payment Date shall be calculated in accordance with subparagraph 2 above; or

            (b) following the earlier to occur of the Step-Up Date (if any) in respect of such Notes and a Pass-Through Trigger Event (whereupon each following Monthly Payment Date for such Notes shall constitute a Note Payment Date for such Notes) and subject to the terms of the Issuer Deed of Charge regarding the funding, replenishment and application of the Issuer Reserve Fund, the amount (if any) repaid on the corresponding Loan Payment Date in respect of the related Loan Tranche and pursuant to the Global Intercompany Loan Agreement converted, where the Specified

                  Currency for such Notes is not Sterling, into the Specified Currency at the Specified Currency Exchange Rate for such Notes; and

      (ii) the amount standing to the credit of the Issuer Reserve Fund which is available (subject to the terms of the Issuer Deed of Charge) to repay principal in respect of such Notes converted, where the Specified Currency for such Notes is not Sterling, into Sterling at the Specified Currency Exchange Rate for such Notes.

      To the extent that there are insufficient funds available to the Issuing Entity to repay the amount due to be paid on such Note Payment Date, the Issuing Entity will be required to repay the shortfall, to the extent that it receives funds therefor (and subject to the terms of the Issuer Deed of Charge and the Issuer Cash Management Agreement) on subsequent Note Payment Dates in respect of such Notes.

(C)   Note Principal Payments and Principal Amount Outstanding

      The principal amount redeemable (the "Note Principal Payment") in respect of each Note of a particular Series and Class on any Note Payment Date for such Notes under Condition 5(B) above shall be a proportion of the amount required as at that Note Payment Date to be applied in redemption of such Series and Class of Notes on such date equal to the proportion that the Principal Amount Outstanding of the relevant Note bears to the aggregate Principal Amount Outstanding of such Series and Class of Notes rounded down to the nearest sub-unit of the Specified Currency; provided always that no such Note Principal Payment may exceed the Principal Amount Outstanding of the relevant Note.

      On each Note Determination Date the Issuing Entity shall determine (or cause the Issuer Cash Manager to determine) (i) the amount of any Note Principal Payment payable in respect of each Note of the relevant series and class on the immediately following Note Payment Date for such Notes and (ii) the Principal Amount Outstanding of each such Note which shall be the Specified Denomination less (in each case) the aggregate amount of all Note Principal Payments in respect of such Note that has been paid since the Closing Date and on or prior to that Note Determination Date (the "Principal Amount Outstanding") and (iii) the fraction expressed as a decimal to the fifth decimal point (the "Pool Factor"), of which the numerator is the Principal Amount Outstanding of that Note (as referred to in (ii) above) and the denominator is the Specified Denomination. Each determination by or on behalf of the Issuing Entity of any Note Principal Payment of a Note, the Principal Amount Outstanding of a Note and the Pool Factor shall in each case (in the absence of wilful default, bad faith or manifest error) be final and binding on all persons.

      The Issuing Entity will cause each determination of the Note Principal Payment and the Principal Amount Outstanding and the Pool Factor in respect of a Series of Class of Notes to be notified forthwith, and in any event not later than 1.00 p.m. (London time) on the Business Day immediately succeeding the Note Determination Date, to the Note Trustee, the Issuer Security Trustee, the Paying Agents, the Registrar, the Agent Bank and (for so long as such Notes are listed on one or more stock exchanges) the relevant stock exchanges, and will cause notice of each determination of the Note Principal Payment and the Principal Amount Outstanding to be given to Noteholders in accordance with Condition 14 by no later than the Business Day after the relevant Note Payment Date.

      If the Issuing Entity does not at any time for any reason determine (or cause the Issuer Cash Manager to determine) a Note Principal Payment or the Principal Amount Outstanding in accordance with the preceding provisions of this paragraph, such Note Principal Payment and/or Principal Amount Outstanding may be determined by the Note Trustee in accordance with this Condition 6(C) in the manner the Note Trustee in its discretion considers fair and reasonable in the circumstances, having regard to this Condition 6(C), and each such determination or calculation shall be deemed to have been made by the Issuing Entity. Any such determination shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuing Entity, the Issuer Cash Manager and the Noteholders.

(D)   Optional Redemption in Full

      Subject to the provisos below, upon giving not more than 60 nor less than 30 days' prior notice to the Note Trustee and the Noteholders in accordance with Condition 14, the Issuing Entity may redeem a Series and Class of Notes at their aggregate Redemption Amount together with any accrued and unpaid interest in respect thereof on the following dates:

      (i) the date specified as the Step-Up Date for such Notes in the applicable Final Terms and on any Note Payment Date for such Notes thereafter; or

      (ii) on such Note Payment Date for such Notes on which the aggregate Principal Amount Outstanding of such Notes and all other Classes of Notes of the same Series is less than 10 per cent. of the aggregate Principal Amount Outstanding of such Series of Notes as at the Closing Date on which such Series of Notes were issued,

      PROVIDED THAT (in either of the cases above), on or prior to giving any such notice, the Issuing Entity shall have provided to the Note Trustee a certificate signed by two directors of the Issuing Entity to the effect that (a) it will have the funds, not subject to any interest of any other person, required to redeem such Notes as aforesaid and any amounts required to be paid in priority to or pari passu with such Notes outstanding in accordance with the terms and conditions of the Issuer Deed of Charge and the Issuer Cash Management Agreement, and (b) the Repayment Tests will be satisfied following the making of such redemptions.

(E)   Optional Redemption for Tax and other Reasons

      If the Issuing Entity at any time satisfies the Note Trustee immediately prior to the giving of the notice referred to below that on the next Note Payment Date either:

      (i) the Issuing Entity would be required to deduct or withhold from any payment of principal or interest or any other amount under a Series and Class of Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature; or

      (ii) Funding 2 would be required to deduct or withhold from amounts due in respect of the Loan Tranche under the Global Intercompany Loan Agreement which was funded by such Notes any amount on account of any present or future taxes, duties, assessments or governmental charges of whatever nature; and

      (iii) in relation to either the events described in (i) and (ii) above, such obligation of the Issuing Entity or Funding 2 (as the case may be) cannot be avoided by the Issuing Entity or Funding 2 (as the case may be) taking reasonable measures available to it, then the Issuing Entity shall use its reasonable endeavours to arrange the substitution of a company incorporated in another jurisdiction approved by the Note Trustee as principal debtor under such Notes and/or as lender of such Loan Tranche as the case may be, upon the Note Trustee being satisfied that (1) such substitution will not be materially prejudicial to the Noteholders, and upon the Issuer Security Trustee being satisfied that
      (1) that the position of the Issuer Secured Creditors will not thereby be adversely affected, and (2) that such substitution would not require registration of any new security under United States securities laws or would materially increase the disclosure requirements under United States law or the costs of issuance. Only if the Issuing Entity is unable to arrange a substitution will the Issuing Entity be entitled to redeem the Notes as described in this Condition 5(E).

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      Subject to the proviso below, if the Issuing Entity is unable to arrange a substitution as described above and, as a result, one or more of the events described in (i) or (ii) above (as the case may be) is continuing, then the Issuing Entity may, having given not more than 60 nor less than 30 days' notice to the Note Trustee and the Noteholders in accordance with Condition 14, redeem all (but not some only) of such Notes on the immediately succeeding Note Payment Date for such Notes at their aggregate Redemption Amount together with any accrued and unpaid interest in respect thereof provided that (in either case), prior to giving any such notice, the Issuing Entity shall have provided to the Note Trustee:

      (a) a certificate signed by two directors of the Issuing Entity stating the circumstances referred to in (i) or (ii) and (iii) above prevail and setting out details of such circumstances; and

      (b) an opinion in form and substance satisfactory to the Note Trustee of independent legal advisors of recognised standing to the effect that the Issuing Entity has or will become obliged to pay such additional amounts as a result of such change or amendment.

      The Note Trustee shall be entitled to accept such certificate and opinion as sufficient evidence of the satisfaction of the circumstance set out in (i) or
(ii) and (iii) above, in which event they shall be conclusive and binding on the Noteholders. The Issuing Entity may only redeem such Notes as aforesaid, if on or prior to giving such notice, the Issuing Entity shall have provided to the Note Trustee a certificate signed by two directors of the Issuing Entity to the effect that (a) it will have the funds, not subject to any interest of any other person, required to redeem such Notes as aforesaid and any amounts required to be paid in priority to or pari passu with such Notes outstanding in accordance with the terms and conditions of the Issuer Deed of Charge and the Issuer Cash Management Agreement, and (b) the Repayment Tests will be satisfied following the making of such redemptions.

      In addition to the foregoing, if at any time it becomes unlawful for the Issuing Entity to make, fund or allow to remain outstanding the Global Intercompany Loan, then the Issuing Entity may require Funding 2 upon giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior written notice to the Issuing Entity (whereupon the Issuing Entity shall give notice to the Noteholders in accordance with Condition 14), the Issuer Security Trustee and the Note Trustee, to prepay the Global Intercompany Loan on any Loan Payment Date subject to and in accordance with the provisions of the Global Intercompany Loan Agreement to the extent necessary to cure such illegality. Such monies received by the Issuing Entity shall be used to redeem the Notes in full, together with any accrued and unpaid interest, on the equivalent Note Payment Date.

(F) Optional Redemption for Implementation of Recast Banking Consolidation Directive

      If Northern Rock informs the issuing entity that the implementation of Directive 2006/48/EC (the "Recast Banking Consolidation Directive") in the United Kingdom has, in Northern Rock's sole opinion, had an adverse effect on Northern Rock's regulatory capital position, then on the Note Payment Date for a Series and Class of Notes specified in the applicable Final Terms (if any) and on any Note Payment Date for such Notes thereafter, the Issuing Entity may, by giving not more than 60 nor less than 30 days' (or such shorter period as may be required under any relevant law) prior notice to the Note Trustee and the Noteholders in accordance with Condition 14, redeem all (but not some only) of such Notes at their aggregate Redemption Amount together with any accrued and unpaid interest in respect thereof on the next following Note Payment Date for such Notes, provided that (i) an Issuer Enforcement Notice has not been served; and (ii) no such Note Payment Date shall fall after December 31, 2010. The Issuing Entity may only redeem the Notes as aforesaid, if on or prior to giving such notice, the Issuing Entity shall have provided to the Note Trustee a certificate signed by two directors of the Issuing Entity to the effect that (a) it will have the funds, not subject to any interest of any other person, required to redeem such Notes as aforesaid and any amounts required to be paid in priority to or pari passu with such Notes outstanding in accordance with the

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terms and conditions of the Issuer Deed of Charge and the Cash Management
Agreement, and (b) the Repayment Tests will be satisfied following the making of such redemptions.

(G)   Redemption Amounts

      For the purposes of this Condition 5, "Redemption Amount" means, in respect of any Series and Class of Notes, the amount specified in relation to such Notes in the applicable Final Terms or, if not so specified:

      (i) in respect of each Note (other than a Zero Coupon Note), the Principal Amount Outstanding of such Note; and

      (ii) in respect of each Zero Coupon Note, an amount (the "Amortised Face Amount") calculated in accordance with the following formula:

      Redemption Amount = RP x (1 + AY) y

      where:

      RP    = the Reference Price;

      AY    = the Accrual Yield expressed as a decimal; and

      y = a fraction, the numerator of which is equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the first Closing Date of the applicable Series and Class of Notes to (but excluding) the date fixed for redemption or, as the case may be, the date upon which such Note becomes due and payable and the denominator of which is 360.

      If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 5(A), (B), (D), (E) or (F) above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Note shall be the amount calculated as provided in paragraph (b) above as though the reference therein to the date fixed for the redemption or, as the case may be, the date upon which such Note becomes due and payable were replaced by reference to the date which is the earlier of:

      (i) the date on which all amounts due in respect of such Note have been paid; and

      (ii) the date on which the full amount of the moneys payable in respect of such Note has been received by the Principal Paying Agent or the Note Trustee or the Registrar and notice to that effect has been given to the Noteholders in accordance with Condition 14.

6.    Payments

(A)   Payment of Interest and Principal

      Payments of principal shall be made by cheque in the Specified Currency, drawn on a Designated Bank, or upon application by a Holder of the relevant Note to the Specified Office of the Principal Paying Agent not later than the fifth Business Day before the Record Date (as defined in Condition 6(G)), by transfer to a Designated Account maintained by the payee with a Designated Bank and (in the case of final redemption) upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

      Payments of interest shall be made by cheque in the Specified Currency drawn on a Designated Bank, or upon application by a Holder of the relevant Note to the Specified Office of the Principal Paying Agent not later than the fifth Business Day before the Record Date (as defined in Condition 6(G)), by transfer to a Designated Account maintained by the payee with a Designated

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Bank and (in the case of interest payable on final redemption) upon surrender
(or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(B)   Laws and Regulations

      Payments of principal and interest in respect of the Notes are subject in all cases to any fiscal or other laws and regulations applicable thereto. Noteholders will not be charged commissions or expenses on payments.

(C)   Payment of Interest following a failure to pay Principal

      If payment of principal is improperly withheld or refused on or in respect of any Note or part thereof, the interest which continues to accrue in respect of such Note in accordance with Condition 4 will be paid in accordance with this Condition 6.

(D)   Change of Agents

      The initial Principal Paying Agent, the Registrar, the Transfer Agent and the initial Paying Agents and their respective initial Specified Offices are listed at the end of these Conditions. The Issuing Entity reserves the right, subject to the prior written approval of the Note Trustee, at any time to vary or terminate the appointment of the Principal Paying Agent, the Registrar, the Transfer Agent and the US Paying Agent and to appoint additional or other Paying Agents. The Issuing Entity will at all times maintain a Paying Agent with a Specified Office in London and a US Paying Agent with a Specified Office in New York and a Registrar. Except where otherwise provided in the Issuer Trust Deed, the Issuing Entity will cause at least 30 days' notice of any change in or addition to the Paying Agents, the Transfer Agent or the Registrar or their Specified Offices to be given in accordance with Condition 14 and will notify the Rating Agencies of such change or addition.

(E)   No payment on non-Business Day

      Where payment is to be made by transfer to a Designated Account, payment instructions (for value the due date or, if the due date is not a Payment Business Day, for value the next succeeding Payment Business Day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed
(i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a Payment Business Day or (B) a cheque mailed in accordance with this Condition 6(E) arriving after the due date for payment or being lost in the mail.

(F)   Partial Payment

      If a Paying Agent makes a partial payment in respect of any Note, the Issuing Entity shall procure and the Registrar will ensure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and date of such payment is endorsed on the relevant Note Certificate.

(G)   Record Date

      Each payment in respect of a Note will be made to the persons shown as the Holder in the Register at the opening of business in the place of the Registrar's Specified Office on the fifteenth day before the due date for such payment (the "Record Date"). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.


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(H)   Payment of Interest

      Subject as provided otherwise in these Conditions, if interest is not paid in respect of a Note of any class on the date when due and payable (other than because the due date is not a Payment Business Day) or by reason of non-compliance with Condition 6(A), then such unpaid interest shall itself bear interest at the Rate of Interest applicable from time to time to such Note until such interest and interest thereon are available for payment and notice thereof has been duly given in accordance with Condition 14.

7.    Prescription

      Claims against the Issuing Entity for payment of interest and principal on redemption shall be prescribed and become void if the relevant Note Certificates are not surrendered for payment within a period of 10 years from the relevant date in respect thereof. After the date on which a payment under a Note becomes void in its entirety, no claim may be made in respect thereof. In this Condition 7, the "relevant date", in respect of a payment under a Note, is the date on which the payment in respect thereof first becomes due or (if the full amount of the monies payable in respect of those payments under all the Notes due on or before that date has not been duly received by the Principal Paying Agent, the US Paying Agent or the Note Trustee on or prior to such date) the date on which the full amount of such monies having been so received or notice to that effect is duly given to Noteholders in accordance with Condition 14.

8.    Taxation

      All payments in respect of the Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuing Entity or any relevant Paying Agent is required by applicable law to make any payment in respect of the Notes subject to any such withholding or deduction. In that event, the Issuing Entity or such Paying Agent shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. No Paying Agent nor the Issuing Entity will be obliged to make any additional payments to Noteholders in respect of such withholding or deduction.

      The occurrence of the Issuing Entity or any Paying Agent being required to make a withholding or deduction in the circumstances outlined in the previous paragraph shall not constitute a Note Event of Default.

      The Issuing Entity will treat the US Notes as indebtedness for US federal income tax purposes. Each Holder of a US dollar denominated Note, by the acceptance thereof, agrees to treat such US dollar denominated Note as indebtedness for US federal income tax purposes.

9.    Events of Default

(A)   Class A Noteholders

      The Note Trustee in its absolute discretion may (and if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class A Notes (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9(A) means the Class A Notes of all Series constituted by the Issuer Trust Deed) or if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Holders of the Class A Notes shall), subject in each case to being indemnified and/or secured to its satisfaction, give notice (a "Class A Issuer Enforcement Notice") to the Issuing Entity, the Issuer Security Trustee and the Funding 2 Security Trustee of a Note Event of Default (as defined below) declaring (in writing) the Class A Notes and all other Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events which is continuing or unwaived:

      (i) default being made for a period of ten Business Days (in the case of Class A Notes having the 17th Monthly Payment Date) or seven Business Days (in the case of Class A Notes having the 20th Monthly Payment Date) in the payment of any amount of principal of the Class A Notes of any Series when and as the same ought to be paid in accordance with these Conditions or default being made for a period of eighteen Business Days (in the case of Class A Notes having the 17th Monthly Payment Date) or fifteen Business Days (in the case of Class A Notes having the 20th Monthly Payment Date) in the payment of any amount of interest on the Class A Notes of any Series when and as the same ought to be paid in accordance with these Conditions; or

      (ii) the Issuing Entity failing duly to perform or observe any other obligation binding upon it under the Class A Notes of any Series, the Issuer Trust Deed, the Issuer Deed of Charge or any other Transaction Document and, in any such case (except where the Note Trustee certifies that, in its opinion, such failure is incapable of remedy, in which case no notice will be required), such failure is continuing unremedied for a period of 30 days following the service by the Note Trustee on the Issuing Entity of notice requiring the same to be remedied and the Note Trustee has certified that the failure to perform or observe is materially prejudicial to the interests of the Holders of the Class A Notes of such Series; or

      (iii) the Issuing Entity, otherwise than for the purposes of such amalgamation or reconstruction as is referred to in sub-paragraph
            (iv) below, ceases or threatens to cease to carry on its business or a substantial part of its business or the Issuing Entity is deemed unable to pay its debts within the meaning of section 123(1)(a),
            (b), (c) or (d) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted) or becomes unable to pay its debts within the meaning of section 123(2) of the Insolvency Act 1986 (as that section may be amended, modified or re-enacted); or

      (iv) an order being made or an effective resolution being passed for the winding-up of the Issuing Entity except a winding-up for the purposes of or pursuant to an amalgamation, restructuring or merger the terms of which have previously been approved by the Note Trustee in writing or by an Extraordinary Resolution of the Holders of the Class A Notes; or

      (v) proceedings being otherwise initiated against the Issuing Entity under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including, but not limited to, presentation of a petition or the making of an application for administration or the filing of documents with the court for an administration) and (except in the case of presentation of a petition for an administration order) such proceedings are not, in the opinion of the Note Trustee, being disputed in good faith with a reasonable prospect of success, a formal notice is given of intention to appoint a servicer in relation to the Issuing Entity or an administration order being granted or an administrative receiver or other receiver, liquidator or other similar official being appointed in relation to the Issuing Entity or in relation to the whole or any substantial part of the undertaking or assets of the Issuing Entity, or an encumbrancer taking possession of the whole or any substantial part of the undertaking or assets of the Issuing Entity, or a distress, execution, diligence or other process being levied or enforced upon or sued out against the whole or any substantial part of the undertaking or assets of the Issuing Entity and such possession or process (as the case may be) not being discharged or not otherwise ceasing to apply within 30 days, or the Issuing Entity initiating or consenting to judicial proceedings relating to itself under applicable liquidation, insolvency, composition, reorganisation or other similar laws or making a conveyance or assignment for the benefit of its creditors generally or a composition or similar arrangement with the creditors or takes steps with a view to obtaining a moratorium in respect of its indebtedness, including without limitation, the filing of documents with the court; or

      (vi) if a Funding 2 Intercompany Loan Enforcement Notice is served under any Funding 2 Intercompany Loan Agreement while the Class A Notes of any Series are outstanding.

(B)   Class B Noteholders

      This Condition 9(B) shall have no effect if, and for as long as, any Class A Notes of any Series are outstanding. Subject thereto, for so long as any Class B Notes are outstanding, the Note Trustee in its absolute discretion may (and if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class B Notes (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9(B), means the Class B Notes of all Series constituted by the Issuer Trust Deed) or if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Holders of the Class B Notes shall), subject in each case to it being indemnified and/or secured to its satisfaction, give notice (a "Class B Issuer Enforcement Notice") to the Issuing Entity, the Issuer Security Trustee and the Funding 2 Security Trustee of a Note Event of Default (as defined below) and declaring (in writing) the Class B Notes and all other Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

      (i) default being made for a period of ten Business Days (in the case of Class B Notes having the 17th Monthly Payment Date) or seven Business Days (in the case of Class B Notes having the 20th Monthly Payment Date) in the payment of any amount of principal of the Class B Notes of any Series when and as the same ought to be paid in accordance with these Conditions or default being made for a period of eighteen Business Days (in the case of Class B Notes having the 17th Monthly Payment Date) or fifteen Business Days (in the case of Class B Notes having the 20th Monthly Payment Date) in the payment of any amount of interest on the Class B Notes of any Series when and as the same ought to be paid in accordance with these Conditions; or

      (ii)  the occurrence of any of the events in Condition 9(A)(ii), (iii),
            (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii), Condition 9(A) (iv) and Condition 9(A)(vi) to Class A Notes shall be read as references to Class B Notes.

(C)   Class M Noteholders

      This Condition 9(C) shall have no effect if, and for as long as, any Class A Notes or Class B Notes of any Series are outstanding. Subject thereto, for so long as any Class M Notes are outstanding, the Note Trustee in its absolute discretion may (and if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class M Notes (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9(C), means the Class C Notes of all Series constituted by the Issuer Trust Deed) or if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Holders of the Class M Notes shall), subject in each case to it being indemnified and/or secured to its satisfaction, give notice (a "Class M Note Issuer Enforcement Notice") to the Issuing Entity, the Issuer Security Trustee and the Funding 2 Security Trustee of a Note Event of Default (as defined below) and declaring (in writing) the Class M Notes and all other Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

      (i) default being made for a period of ten Business Days (in the case of Class M Notes having the 17th Monthly Payment Date) or seven Business Days (in the case of Class M Notes having the 20th Monthly Payment Date) in the payment of any amount of principal of the Class M Notes of any Series when and as the same ought to be paid in accordance with these Conditions or default being made for a period of eighteen Business Days (in the case of Class M Notes having the 17th Monthly Payment Date) or fifteen Business Days (in the case of Class M Notes having the 20th Monthly Payment Date) in the payment of any amount of interest on the Class M Notes of any Series when and as the same ought to be paid in accordance with these Conditions; or

      (ii)  the occurrence of any of the events in Condition 9(A)(ii), (iii),
            (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii), Condition 9(A)(iv) and Condition 9(A)(vi) to Class A Notes shall be read as references to Class M Notes.

(D)   Class C Noteholders

      This Condition 9(D) shall have no effect if, and for as long as, any Class A Notes, Class B Notes or Class M Notes of any Series are outstanding. Subject thereto, for so long as any Class C Notes are outstanding, the Note Trustee in its absolute discretion may (and if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class C Notes (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9(D), means the Class C Notes of all Series constituted by the Issuer Trust Deed) or if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Holders of the Class C Notes shall), subject in each case to it being indemnified and/or secured to its satisfaction, give notice (a "Class C Issuer Enforcement Notice") to the Issuing Entity, the Issuer Security Trustee and the Funding 2 Security Trustee of a Note Event of Default (as defined below) and declaring (in writing) the Class C Notes and all other Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

(i) default being made for a period of ten Business Days (in the case of Class C Notes having the 17th Monthly Payment Date) or seven Business Days (in the case of Class C Notes having the 20th Monthly Payment Date) in the payment of any amount of principal of the Class C Notes of any Series when and as the same ought to be paid in accordance with these Conditions or default being made for a period of eighteen Business Days (in the case of Class C Notes having the 17th Monthly Payment Date) or fifteen Business Days (in the case of Class C Notes having the 20th Monthly Payment Date) in the payment of any amount of interest on the Class C Notes of any Series when and as the same ought to be paid in accordance with these Conditions; or

(ii)  the occurrence of any of the events in Condition 9(A)(ii), (iii), (iv),
      (v) or (vi) above provided that the references in Condition 9(A)(ii), Condition 9(A)(iv) and Condition 9(A)(vi) to Class A Notes shall be read as references to Class C Notes.

(E)   Class D Noteholders

      This Condition 9(E) shall have no effect if, and for as long as, any Class A Notes, Class B Notes, Class M Notes or Class C Notes of any Series are outstanding. Subject thereto, for so long as any Class D Notes are outstanding, the Note Trustee in its absolute discretion may (and if so requested in writing by the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the Class D Notes (which for this purpose and the purpose of any Extraordinary Resolution referred to in this Condition 9(E), means the Class D Notes of all Series constituted by the Issuer Trust Deed) or if so directed by or pursuant to an Extraordinary Resolution passed at a meeting of the Holders of the Class D Notes shall), subject in each case to it being indemnified and/or secured to its satisfaction, give notice (a "Class D Issue Enforcement Notice") to the Issuing Entity, the Issuer Security Trustee and the Funding 2 Security Trustee of a Note Event of Default (as defined below) and declaring (in writing) the Class D Notes to be due and repayable (and they shall forthwith become due and repayable) at any time after the happening of any of the following events:

      (i) default being made for a period of ten Business Days (in the case of Class D Notes having the 17th Monthly Payment Date) or seven Business Days (in the case of Class D Notes having the 20th Monthly Payment Date) in the payment of any amount of principal of the Class D Notes of any Series when and as the same ought to be paid in accordance with these Conditions or default being made for a period of eighteen Business Days (in the case of Class D Notes having the 17th Monthly Payment Date) or fifteen Business Days (in the case of Class D Notes having the 20th Monthly Payment Date) in the payment of any amount of interest on the Class D Notes of any Series when and as the same ought to be paid in accordance with these Conditions; or

      (ii)  the occurrence of any of the events in Condition 9(A)(ii), (iii),
            (iv), (v) or (vi) above provided that the references in Condition 9(A)(ii), Condition 9(A)(iv) and Condition 9(A)(vi) to Class A Notes shall be read as references to Class D Notes.

(F)   Following Service of an Issuer Enforcement Notice

      For the avoidance of doubt, upon any Issuer Enforcement Notice being given by the Note Trustee in accordance with Condition 9(A), (B), (C), (D) or (E) all Notes shall immediately become due, without further action or formality at their Principal Amount Outstanding together with accrued interest (or, in the case of a Zero Coupon Note, at its Redemption Amount, calculated in accordance with Condition 5(G)).

10.   Enforcement of Notes

(A)   Enforcement

      The Note Trustee may, at its discretion and without notice at any time and from time to time, take such steps and institute such proceedings against the Issuing Entity or any other person as it may think fit to enforce the provisions of the Notes, the Issuer Trust Deed (including these Conditions) or any of the other Transaction Documents to which it is a party and may, at its discretion and without notice, at any time after the Issuer Security has become enforceable (including after the service of an Issuer Enforcement Notice in accordance with Condition 9), instruct the Issuer Security Trustee to take such steps as it may think fit to enforce the Issuer Security. The Note Trustee shall not be bound to take such steps or institute such proceedings unless:

      (i) (subject in all cases to Condition 11(B) and to the restrictions contained in the Issuer Trust Deed to protect the interests of any higher ranking class of Noteholders) it shall have been so directed by an Extraordinary Resolution of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders, the Class C Noteholders or the Class D Noteholders or so requested in writing by the Holders of at least one quarter in aggregate Principal Amount Outstanding of the Class A Notes, Class B Notes, Class M Notes, Class C Notes or Class D Notes; and

      (ii)  it shall have been indemnified and/or secured to its satisfaction.

      The Issuer Security Trustee shall not be bound to take such steps or take any such other action unless it is so directed by the Note Trustee and indemnified and/or secured to its satisfaction.

      Amounts available for distribution after enforcement of the Issuer Security shall be distributed in accordance with the terms of the Issuer Deed of Charge.

      No Noteholder may institute any proceedings against the Issuing Entity to enforce its rights under or in respect of the Notes, the Issuer Trust Deed or the Issuer Deed of Charge unless (1) the Note Trustee or the Issuer Security Trustee, as applicable, has become bound to institute proceedings and has failed to do so within 30 days of becoming so bound and (2) such failure is continuing; provided that, no Class B Noteholder, Class M Noteholder, Class C Noteholder or Class D Noteholder will be entitled to commence proceedings for the winding up or administration of the Issuing Entity unless there are no outstanding Notes of a class with higher priority, or if Notes of a class with higher priority are outstanding, there is consent of Noteholders of not less than one quarter of the aggregate principal amount of the Notes outstanding (as defined in the Issuer Trust Deed) of the class or classes of Notes with higher priority. Notwithstanding the foregoing and notwithstanding any other provision of the Issuer Trust Deed, the right of any Noteholder to receive payment of principal and interest on its Notes on or after the due date for such principal or interest, or to institute suit for the enforcement of payment of that principal or interest, may not be impaired or affected without the consent of that Noteholder.

(B)   Post Enforcement Call Option

      In the event that:

      (i) the Issuer Security is enforced and the Issuer Security Trustee determines that (a) the proceeds of such enforcement, after distribution of such proceeds to the persons entitled thereto ranking in priority to the Notes under the Issuer Deed of Charge and to the Noteholders (to the extent entitled thereto), are insufficient to pay in full all principal and interest and other amounts whatsoever due in respect of the Notes and all other claims ranking pari passu therewith (b) such proceeds of enforcement have been so distributed in accordance with the terms of the Issuer Deed of Charge and (c) there are no further assets available to pay principal and interest and other amounts whatsoever due in respect of the Notes; or

      (ii) within 20 days following the Final Maturity Date of the latest maturing Note, the Issuer Security Trustee certifies that there is no further amount outstanding under the Global Intercompany Loan Agreement, then all interests in each Global Note Certificate will be automatically exchanged for equivalent interests in an equivalent amount of Notes in an equivalent Principal Amount Outstanding in Individual Note Certificates and each such Global Note Certificate will be cancelled on the date of such exchange.

      The Note Trustee is required, at the request of the Post Enforcement Call Option Holder, for the consideration of one penny per Note, to transfer or (as the case may be) procure transfer of all (but not some only) of the Notes to the Post Enforcement Call Option Holder pursuant to the option granted to it by the Note Trustee (as agent for the Noteholders) under the terms of the Issuer Post-Enforcement Call Option Agreement. Immediately upon such transfer, no such former Noteholder shall have any further interest in the Notes. Each of the Noteholders acknowledges that the Note Trustee has the authority and the power to bind the Noteholders in accordance with the terms and conditions set out in the Issuer Post-Enforcement Call Option Agreement and each Noteholder, by subscribing for or purchasing Notes, agrees to be so bound. The Note Trustee shall give notice of the exercise of such option to the Noteholders in accordance with Condition 14.

11.   Meetings of Noteholders, Modifications and Waiver

(A)   Meetings of Noteholders

      The Issuer Trust Deed contains provisions for convening meetings of Noteholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any provision of these Conditions or the provisions of any of the Transaction Documents.

(1)   Class A Notes

      In respect of the Class A Notes, the Issuer Trust Deed provides that, subject to Condition 11(A)(6):

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class A Notes of that Series;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class A Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class A Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class A Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class A Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class A Notes.

(2)   Class B Notes

      In respect of the Class B Notes, the Issuer Trust Deed provides that, subject to Condition 11(A)(6):

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class B Notes of that Series;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class B Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class B Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class B Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class B Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class B Notes.

(3)   Class M Notes

      In respect of the Class M Notes, the Issuer Trust Deed provides that, subject to Condition 11(A)(6):

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class M Notes of that Series;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class M Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class M Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class M Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class M Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class M Notes.

(4)   Class C Notes

      In respect of the Class C Notes, the Issuer Trust Deed provides that, subject to Condition 11(A)(6):

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class C Notes of that Series;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class C Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class C Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class C Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class C Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class C Notes.

(5)   Class D Notes

      In respect of the Class D Notes, the Issuer Trust Deed provides that, subject to Condition 11(A)(6):

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class D Notes of that Series;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class D Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class D Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class D Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class D Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class D Notes.

(6)   Sub-classes of Notes

      In respect of a Class of Notes of any Series constituting two or more sub-classes, the Issuer Trust Deed provides that:

      (i) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of Notes of one sub-class only of such Class, shall be deemed to have been duly passed if passed at a meeting of the holders of the Notes of such sub-class;

      (ii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of more than one sub-class of Notes of such Class but does not give rise to a conflict of interest between the holders of such sub-classes of Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of all such sub-classes of Notes; and

      (iii) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders more than one sub-class of Notes of such Class and gives or may give rise to a conflict of interest between the holders of such sub-classes of Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such sub-classes of Notes, it shall be passed at separate meetings of the holders of such sub-classes of Notes.

      Subject as provided in the following paragraph, the quorum at any meeting of the Noteholders of any Series and Class of Notes or any one or more Series of Notes of the same Class convened to consider an Extraordinary Resolution will be:

      (i) one or more persons holding or representing more than half of the aggregate Principal Amount Outstanding of such Series and Class of Notes or such one or more Series of Notes of the same Class; or

      (ii) at any adjourned meeting, one or more persons being or representing Noteholders of such Series and Class of Notes or such one or more Series of Notes the same Class, whatever the aggregate Principal Amount Outstanding of the Notes so held or represented.

      The quorum at any meeting of the Noteholders for passing an Extraordinary Resolution which includes the sanctioning of a Basic Terms Modification shall be:

      (i) one or more persons holding or representing not less than three quarters of the aggregate Principal Amount Outstanding of the Notes of the relevant Series and Class or of the relevant one or more Series of Notes of the same Class; or

      (ii) at any adjourned and reconvened meeting, one or more persons holding or representing not less than one quarter of the aggregate Principal Amount Outstanding of the Notes of the relevant Series and Class or of the relevant one or more Series of Notes of the same Class.

      An Extraordinary Resolution passed at any meeting of Noteholders shall be binding on all of the Noteholders of the relevant Series and Class or of the relevant one or more Series of Notes of the same Class whether or not they are present at the meeting.

      In connection with any meeting of the Noteholders where the relevant Notes (or any of them) are not denominated in Sterling, the Principal Amount Outstanding of any Note not denominated in Sterling shall be converted into Sterling at the relevant Specified Currency Exchange Rate.

      A resolution signed by or on behalf of all the Noteholders of the relevant Series and Class who for the time being are entitled to receive notice of a meeting under the Issuer Trust Deed shall for all purposes be as valid and effective as an Extraordinary Resolution passed at a meeting of such Series and Class of Noteholders.

(B)   Programme Resolution

      Notwithstanding the provisions of Conditions 9, 10 and 11(A):

      (i) any request in writing by the Noteholders of any Class of Notes to direct the Note Trustee to take any action pursuant to Condition 9 and/or Condition 10, that is made during a Monthly Payment Period but following the 17th Monthly Payment Date falling in such Monthly Payment Period and as a result of the occurrence of a Note Event of Default under Conditions 9(A)(i), 9(B)(i), 9(C)(i), 9(D)(i) or 9(E)(i) shall not be binding upon the Note Trustee unless, inter alia, the Holders of the relevant Class of Notes making such request includes the Holders of not less than 25 per cent. in aggregate Principal Amount Outstanding of the relevant Class of Notes with a 20th Monthly Payment Date;

      (ii) any Extraordinary Resolution of the Noteholders of any Class of Notes to direct the Note Trustee to take any action pursuant to Condition 9 and/or Condition 10 (a "Programme Resolution") shall only be capable of being passed at a single meeting of the Noteholders of all Series of such Class of Notes. The quorum at any such meeting for passing a Programme Resolution shall be:

            (a) one or more persons holding or representing more than half of the aggregate Principal Amount Outstanding of the Notes of such Class provided that where such meeting is held during a Monthly Payment Period but following the 17th Monthly Payment Date falling in such Monthly Payment Period and as a result of the occurrence of a Note Event of Default under Conditions 9(A)(i), 9(B)(i), 9(C)(i), 9(D)(i) or 9(E)(i), such quorum shall include one or more persons holding or representing more than half of the aggregate Principal Amount Outstanding of the Notes of such Class with a 20th Monthly Payment Date; or

            (b) at any adjourned and reconvened meeting, one or more persons being or representing Noteholders of such Class of Notes, whatever the aggregate Principal Amount Outstanding of such Class of Notes so held or represented by them provided that where such meeting is held during a Monthly Payment Period but following the 17th Monthly Payment Date falling in such Monthly Payment Period and as a result of the occurrence of a Note Event of Default under Conditions 9(A)(i), 9(B)(i), 9(C)(i), 9(D)(i) or 9(E)(i), such quorum shall include one or more persons being or representing Noteholders of such Class of Notes with a 20th Monthly Payment Date, whatever the aggregate Principal Amount Outstanding of such Class of Notes so held or represented by them.

      A Programme Resolution passed at any meeting of all Series of any Class of Notes shall be binding on all Noteholders of all Series of that Class of Notes, whether or not they are present or represented at the meeting.

(C)   Limitations on Noteholders

      Subject as provided in Condition 11(D):

      (i) an Extraordinary Resolution of the Class A Noteholders of any Series shall be binding on all Class B Noteholders, all Class M Noteholders, all Class C Noteholders and all Class D Noteholders (in each case, of that Series or of any other Series);

      (ii) no Extraordinary Resolution of the Class B Noteholders of any Series shall take effect for any purpose while any Class A Notes (of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class A Noteholders of each Series (as applicable);

      (iii) no Extraordinary Resolution of the Class M Noteholders of any Series shall take effect for any purpose while any Class A Notes or Class B Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders and an Extraordinary Resolution of the Class B Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders and/or the Class B Noteholders of each Series (as applicable);

      (iv) no Extraordinary Resolution of the Class C Noteholders of any Series shall take effect for any purpose while any Class A Notes, Class B Notes or Class M Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders and an Extraordinary Resolution of the Class M Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders, the Class B Noteholders and/or the Class M Noteholders of each Series (as applicable); and


      (v) no Extraordinary Resolution of Class D Noteholders of any Series shall take effect for any purpose while any Class A Notes, Class B Notes, Class M Notes or Class C Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders, an Extraordinary Resolution of the Class M Noteholders and an Extraordinary Resolution of the Class C Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders and/or the Class C Noteholders of each Series (as applicable).

(D)   Approval of Modifications and Waivers by Noteholders

      No Extraordinary Resolution of the Noteholders of any one or more Series of Class A Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class B Noteholders, an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series.

      After the Class A Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class B Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series.

      After the Class A Notes and Class B Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class M Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class C Noteholders and the Class D Noteholders of each Series.

      After the Class A Notes, Class B Notes and Class M Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class C Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class D Noteholders of each Series.

(E)   Modifications and Determinations by Note Trustee

      The Note Trustee, may, without the consent of the Noteholders:

      (i) agree to any modification of, or to the waiver or authorisation of any breach or proposed breach of, the Conditions of any Series and Class of Notes or any of the Transaction Documents which is not in the opinion of the Note Trustee, materially prejudicial to the interests of the Noteholders of such Series and Class of Notes or of any other Series and Class of Notes; or

      (ii) determine that any Note Event of Default in respect of a Series and Class of Notes shall not be treated as such provided that, in any such case, it is not in the opinion of the Note Trustee materially prejudicial to the interests of the Noteholders of such Series and Class of Notes or of any other Series and Class of Notes; or

      (iii) agree to any modification of these Conditions or any of the Transaction Documents which, in the opinion of the Note Trustee, is of a formal, minor or technical nature or is to correct a manifest error or an error established as such to the satisfaction of the Note Trustee, or is to comply with the mandatory provisions of law.

      Any such modification, waiver, authorisation or determination shall be binding on the Noteholders and, unless the Note Trustee, agrees otherwise, any such modification shall be notified to the Noteholders and the Rating Agencies in accordance with Condition 14 as soon as practicable thereafter.

(F)   Redenomination

      The Note Trustee may agree, without the consent of the Holders of the Sterling Notes on or after the Specified Date (as defined below), to such modifications to the Sterling Notes and the Issuer Trust Deed in respect of redenomination of such Notes in euro and associated reconventioning, renominalisation and related matters in respect of such Notes as may be proposed by the Issuing Entity (and confirmed by an independent financial institution approved by the Note Trustee to be in conformity with then applicable market conventions) and to provide for redemption at the euro equivalent of the sterling principal amount of the Sterling Notes. For these purposes, "Specified Date" means the date on which the United Kingdom participates in the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community, as amended by the Treaty on European Union, or otherwise participates in European economic and monetary union in a manner with an effect similar to such third stage.

      Any such modification shall be binding on the Holders of the Sterling Notes and, unless the Note Trustee agrees otherwise, any such modification shall be notified to such Noteholders in accordance with Condition 14 as soon as practicable thereafter.

(G)   Exercise of Note Trustee's Functions

      Where the Note Trustee is required, in connection with the exercise of its powers, trusts, authorities, duties and discretions under these Conditions or any other Issuer Transaction Document, to have regard to the interests of the Noteholders (of a Class, Series or Series and Class thereof), it shall have regard to the interests of such Noteholders as a class and, in particular but without prejudice to the generality of the foregoing, the Note Trustee shall not have regard to, or be in any way liable for, the consequences of such exercise for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. In connection with any such exercise, the Note Trustee shall not be entitled to require, and no Noteholder shall be entitled to claim, from the Issuing Entity or any other person, any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders.

12.   Indemnification of the Note Trustee and the Issuer Security Trustee

      The Transaction Documents contain provisions governing the responsibility (and relief from responsibility) of the Note Trustee and the Issuer Security Trustee and providing for their indemnification in certain circumstances, including, among others, provisions relieving the Issuer Security Trustee from taking enforcement proceedings or enforcing the Issuer Security unless indemnified to its satisfaction. The Note Trustee and the Issuer Security Trustee are also entitled to be paid its costs and expenses in priority to any interest payments to Noteholders.

      The Note Trustee and the Issuer Security Trustee and their related companies are entitled to enter into business transactions with the Issuing Entity, the Issuer Cash Manager, Northern Rock plc and/or the related companies of any of them and to act as note trustee or security trustee for the Holders of any new Notes and/or any other person who is a party to any Transaction Document or whose obligations are comprised in the Issuer Security and/or any of its subsidiary or associated companies without accounting for any profit resulting therefrom.

      The Note Trustee and the Issuer Security Trustee will not be responsible for any loss, expense or liability which may be suffered as a result of any assets comprised in the Issuer Security, or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by clearing organisations or their operators or by intermediaries such as banks, brokers or other similar persons on behalf of the Note Trustee or the Issuer Security Trustee, as applicable.

      Furthermore, the Note Trustee and the Issuer Security Trustee will be relieved of liability for making searches or other inquiries in relation to the assets comprising the Issuer Security. The Note Trustee and the Issuer Security Trustee do not have any responsibility in relation to the legality and the enforceability of the trust arrangements and the related Issuer Security. Neither the Note Trustee nor the Issuer Security Trustee will be obliged to take any action which might result in its incurring personal liabilities. Neither the Note Trustee nor the Issuer Security Trustee is obliged to monitor or investigate the performance of any other person under the Transaction Documents and is entitled to assume, until it has actual knowledge to the contrary, that all such persons are properly performing their duties, unless it receives express notice to the contrary.

      Neither the Note Trustee nor the Issuer Security Trustee will be responsible for any deficiency which may arise because it is liable to tax in respect of the proceeds of any Issuer Security.

13.   Replacement of Notes

      If Individual Note Certificates are lost, stolen, mutilated, defaced or destroyed, the Noteholder can replace them at the Specified Office of any Paying Agent subject to all applicable laws and stock exchange requirements. The Noteholder will be required both to pay the expenses of producing a replacement and to comply with the Issuing Entity's, the Registrar's and the Paying Agent's reasonable requests for evidence and indemnity.

      If a Global Note Certificate is lost, stolen, mutilated, defaced or destroyed, the Issuing Entity will deliver a replacement Global Note Certificate to the registered holder upon receipt of satisfactory evidence and surrender of any defaced or mutilated Global Note Certificate. A replacement will only be made upon payment of the expenses for a replacement and compliance with the Issuing Entity's, Registrar's and Paying Agents' reasonable requests as to evidence and indemnity.

      Defaced or mutilated Note Certificates must be surrendered before replacements will be issued.

14.   Notice to Noteholders

(A)   Publication of Notice

      Any notice to Noteholders shall be validly given if such notice is:

      (i) sent to them by first class mail (or its equivalent) or (if posted to a non-UK address) by airmail at the respective addresses on the Register; and

      (ii)  published in The Financial Times; and

      (iii) for so long as amounts are outstanding on the US Notes, in a daily newspaper of general circulation in New York (which is expected to be The New York Times);

or, if any of such newspapers set out above shall cease to be published or timely publication therein shall not be practicable, in a leading English language daily newspaper having general circulation in the United Kingdom or the United States (as applicable) provided that if, at any time, the Issuing Entity procures that the information concerned in such notice shall be published on the Relevant Screen, publication in the newspapers set out above or such other newspaper or newspapers shall not be required with respect to such information.

(B)   Date of Publication

      Any notices so published shall be deemed to have been given on the fourth day after the date of posting, or as the case may be, on the date of such publication or, if published more than once on different dates, on the first date on which publication shall have been made in the newspaper or newspapers in which (or on the Relevant Screen on which) publication is required.

(C)   Global Note Certificates

      While the Notes are represented by Global Note Certificates, any notice to noteholders will be validly given if such notice is provided in accordance with Condition 14(A) or (at the option of the Issuing Entity) if delivered to DTC (in the case of the US Notes) or Euroclear and/or Clearstream, Luxembourg (in the case of the Reg S Notes). Any notice delivered to the DTC and/or Euroclear and/or Clearstream, Luxembourg will be deemed to be given on the day of delivery.

(D)   Note Trustee's Discretion to Select Alternative Method

      The Note Trustee shall be at liberty to sanction some other method of giving notice to the Noteholders or any Series or Class or category of them if, in its opinion, such other method is reasonable having regard to market practice then prevailing and to the requirements of the stock exchanges on which the Notes are then admitted for trading and provided that notice of such other method is given to the Noteholders in such manner as the Note Trustee shall require.

15.   Further Issues

      The Issuing Entity shall be at liberty from time to time, without the consent of the Noteholders, to create and issue further Notes of a certain Class having terms and conditions the same as the Notes of any Series of the same Class or the same in all respects save for the amount and date of the first payment of interest thereon, issue date and/or purchase price and so that the same shall be consolidated and form a single Series and Class with the outstanding Notes of such Series and Class.

16.   Governing Law and Jurisdiction

      The Transaction Documents and the Notes are governed by English law unless specifically stated to the contrary. Certain provisions in the Transaction Documents relating to property situated in Scotland are governed by Scots law. Unless specifically stated to the contrary:

      (i) the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Notes and the Transaction Documents; and

      (ii) the Issuing Entity and the other parties to the Transaction Documents irrevocably submit to the non-exclusive jurisdiction of the courts of England.

17.   Contracts (Rights of Third Parties) Act 1999

      No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

18.   Definitions

      Unless otherwise defined in these Conditions or unless the context otherwise requires, in these Conditions the following words shall have the following meanings and any other capitalised terms used in these Conditions shall have the meanings ascribed to them or incorporated in the Issuer Trust Deed or the Issuer Master Definitions Schedule. The provisions of Clause 2 (Interpretation and Construction) of the Issuer Master Definitions Schedule are incorporated into and shall apply to these Conditions.

      "A Loan Tranches" means the Loan Tranches made by the Issuing Entity to Funding 2 under the Global Intercompany Loan Agreement from the proceeds of issue of the Class M Notes of any Series;

      "AA Loan Tranches" means the Loan Tranches made by the Issuing Entity to Funding 2 under the Global Intercompany Loan Agreement from the proceeds of issue of the Class B Notes of any Series;

      "AAA Loan Tranches" means the Loan Tranches made by the Issuing Entity to Funding 2 under the Global Intercompany Loan Agreement from the proceeds of issue of the Class A Notes of any Series;

      "AAA Principal Deficiency Sub-Ledger" means the sub-ledger to the Principal Deficiency Ledger which specifically records any principal in respect of the AAA Loan Tranches;

      "Accrual Yield" means, in respect of any Series and Class of Notes, the yield specified as such for such Notes in the applicable Final Terms;

      "Additional Business Centre" means, in respect of any Series and Class of Notes, each place specified as such for such Notes in the applicable Final Terms;

      "Agents" means the Paying Agents, the Transfer Agent, the Registrar and the Agent Bank;

      "Agent Bank" means Citibank, N.A. in its capacity as agent bank at its Specified Office or such other person for the time being acting as agent bank under the Issuer Paying Agent and Agent Bank Agreement;

      "Authorised Holding" means, in respect of the US Notes, $100,000 and integral multiples of $1,000 in excess thereof or, in relation to a Series and Class of Notes, as otherwise specified in the applicable Final Terms;

      "Authorised Investments" means (i) Sterling gilt-edged investments and
(ii) Sterling demand or time deposits, certificates of deposit and short-term debt obligations (including commercial paper) (which may include deposits in any account which earns a rate of interest related to LlBOR) provided that in all cases such investments have a maturity date of 90 days or less and mature on or before the next following Note Payment Date and the short-term unsecured, unguaranteed and unsubordinated debt obligations of the issuing or guaranteeing entity or entity with which the demand or time deposits are made (being an authorised institution under the Financial Services and Markets Act 2000) are rated at least "A-1+" by Standard & Poor's, "F1+" by Fitch and "P-1" by Moody's or which are otherwise acceptable to the Rating Agencies (if they are notified in advance) to maintain the then current ratings of the Notes;

      "Base Prospectus" means the base prospectus of the Issuing Entity from time to time, the first being the base prospectus dated 26 August, 2005;

      "Basic Terms Modification" means, in respect of any Series and Class of Notes any modification which would have the effect of:

      (a) reducing or cancelling of the amount payable or, where applicable, modifying, except where such modification is, in the opinion of the Note Trustee, bound to result in an increase, the method of calculating the amount payable or modifying the date of payment or, where applicable, altering the method of calculating the date of payment in respect of any principal or interest in respect of such Notes;

      (b) altering the currency in which payments under such Notes are to be made;

      (c) altering the quorum or majority required to pass an Extraordinary Resolution; or

      (d) altering the priority in which payments are made to the noteholders of such Notes pursuant to any Issuer Priority of Payments (except in a manner determined by the Note Trustee not to be materially prejudicial to the interests of the Noteholders of such Notes);

      "BB Loan Tranche" means the Loan Tranches made by the Issuing Entity to Funding 2 under the Global Intercompany Loan Agreement from the proceeds of issue of the Class D Notes of any Series;

      "BBB Loan Tranches" means the Loan Tranches made by the Issuing Entity to Funding 2 under the Global Intercompany Loan Agreement from the proceeds of issue of the Class C Notes of any Series;

      "Broken Amount" means, in respect of any Series and Class of Notes, the amount specified as such (if any) for such Notes in the applicable Final Terms;

      "Business Day" means a day which is:

      (a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in London and any Additional Business Centre specified in the applicable Final Terms; and

      (b) in the case of any sum payable, either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre) and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively or (2) in relation to any Notes denominated or payable in euro, a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System (the "TARGET System") is open;

      "Cash Management Agreement" means the cash management agreement dated 26 March, 2001, among, amongst others, the Cash Manager, the Mortgages Trustee, Funding 2 and the Funding 2 Security Trustee;

      "Cash Manager" means Northern Rock or such other person or persons for the time being acting, under the cash management agreement, as agent, inter alia, for the Mortgages Trustee, Funding 2 and (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee for the purposes of, inter alia, managing all cash transactions and maintaining certain ledgers on behalf of the Mortgages Trustee, Funding and (following enforcement of the Funding 2 Security) the Funding 2 Security Trustee;

      "Class" or "class" means, in relation to the Notes or the Noteholders, the Class A Notes, the Class B Notes, the Class M Notes, the Class C Notes or the Class D Notes, as the context requires;

      "Class A Noteholders" means the Holders of the Class A Notes;

      "Class A Notes" means Notes of any Series designated as such in the applicable Final Terms;

      "Class B Noteholders" means the Holders of the Class B Notes;

      "Class B Notes" means Notes of any Series designated as such in the applicable Final Terms;

      "Class C Noteholders" means the Holders of the Class C Notes;

      "Class C Notes" means Notes of any Series designated as such in the applicable Final Terms;

      "Class D Noteholders" means the Holders of the Class D Notes;

      "Class D Notes" means Notes of any Series designated as such in the applicable Final Terms;

      "Class M Noteholders" means the Holders of the Class M Notes;

      "Class M Notes" means Notes of any Series designated as such in the applicable Final Terms;

      "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme;

      "Closing Date" means the date on which the Issuing Entity issues a Series of Notes to the Noteholders;

      "Commercial Business Day" has the meaning indicated in Condition 1(D);

      "Current Seller Share" means the amount of trust property beneficially owned by the Seller from time to time;

      "Designated Account" means the account (which, in the case of a payment in Japanese Yen to a non-resident of Japan, shall be a non-resident account) maintained by a holder with a Designated Bank and identified as such in the Register;

      "Designated Bank" means (in the case of payment in a Specified Currency other than euro) a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively) and (in the case of a payment in euro) any bank which processes payments in euro;

      "Determination Period" means, in respect of any Series and Class of Notes, each period from (and including) a Determination Date for such Notes to (but excluding) the next Determination Date for such Notes (including, where either the Interest Commencement Date for such Notes or the applicable final Note Payment Date for such Notes is not a Determination Date, the period commencing on the first Determination Date for such Notes prior to, and ending on the first Determination Date for such Notes falling after, such date);

      "Determination Date" means, in respect of any Series and Class of Notes, the date(s) specified as such for such Notes in the Final Terms;

      "Distribution Date" means the date on which the mortgages trust terminates and the London Business Day determined by the Cash Manager falling no later than 6 business days after each Trust Determination Date;

      "Dollars", "US$", "US Dollars" or "$" means the lawful currency for the time being of the United States of America;

      "EURIBOR" means the Euro-zone inter-bank offered rate;

      "Euro", "euro" or "(euro)" means the currency of the member states of the European Union that adopt the single currency in accordance with the Treaty of Rome of 25 March 1957, establishing the European Community, as amended from time to time;

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

      "Extraordinary Resolution" means:

      (a) a resolution passed at a meeting of the Noteholders of a particular Class, Series or Series and Classes duly convened and held in accordance with the provisions of the Issuer Trust Deed by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll provided that where such meeting is held during a Monthly Payment Period but following the 17th Monthly Payment Date falling in such Monthly Payment Period and as a result of the occurrence of a Note Event of Default under Conditions 9(A)(i), 9(B)(i), 9(C)(i), 9(D)(i) or 9(E)(i), such majority shall include
            (i) upon a show of hands, not less than three-fourths of the persons voting thereat and representing the Notes of such Class, Series or Series and Classes with a 20th Monthly Payment Date, or (ii) if a poll is duly demanded, not less than three-fourths of the votes cast on such poll in respect of the Notes of such Class, Series or Series and Classes with a 20th Monthly Payment Date; or

      (b) a resolution in writing signed by or on behalf of all the Noteholders of a particular Class, Series or Series and Classes, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders of such Class, Series or Series and Class (as the case may be);

      "Final Maturity Date" means, in respect of any Series and Class of Notes, the date specified as such for such Notes in the applicable Final Terms;

      "Final Terms" means, in relation to any Series of Notes, the final terms issued in relation to such Series of Notes as a supplement to these Conditions (being, in the case of a Series of Notes issued prior to 1st July, 2005, in the form of a pricing supplement) and giving details of, inter alia, the amount and price of such Series of Notes and which forms a part of the Base Prospectus in relation to such Series of Notes;

      "Fixed Interest Period" or "Interest Period" means, in respect of a Series and Class of Notes, the period from (and including) a Note Payment Date for such Notes (or the Interest Commencement Date) to (but excluding) the next (or first) Note Payment Date for such Notes.

      "Fixed Coupon Amount" means, in respect of any Series and Class of Notes, the amount specified as such (if any) for such Notes in the applicable Final Terms;

      "Funding 2" means Granite Finance Funding 2 Limited;

      "Funding 2 Deed of Charge" means the deed of charge entered into on the Initial Closing Date, as amended and restated from time to time, between, among others, Funding 2, the Funding 2 Security Trustee, the Issuing Entity and the Note Trustee and each deed of accession or supplement entered into in connection therewith;

      "Funding 2 Program Date" or "Funding 2 Programme Date" means 19 January, 2005;

      "Funding 2 Security" means the mortgages, charges, assignments, pledges and other security created by Funding 2 under or pursuant to the Funding 2 Deed of Charge in favour of the Funding 2 Security Trustee for the benefit of the secured creditors of Funding 2 as described under the Funding 2 Deed of Charge;

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      "Funding 2 Security Trustee" means The Bank of New York and its successors or any other security trustee under the Funding 2 Deed of Charge);

      "Global Intercompany Loan" means, at any time, the aggregate of all Loan Tranches advanced under the Global Intercompany Loan Agreement;

      "Global Intercompany Loan Agreement" means the loan agreement entered into the Funding 2 Programme Date between, among others, Funding 2, the Issuing Entity and the Funding 2 Security Trustee;

      "Global Note Certificates" means the US Global Note Certificates and the Reg S Global Note Certificates;

      "Holder" has the meaning indicated in Condition 1(B);

      "Individual Note Certificates" means the note certificates representing the Notes while in definitive form;

      "Interest Commencement Date" means, in respect of any Series and Class of Notes, the Closing Date of such Notes or such other date as may be specified as such for such Notes in the applicable Final Terms;

      "Interest Determination Date" means, in respect of any Series and Class of Notes, the date(s) specified as such (if any) for such Notes in the applicable Final Terms;

      "ISDA Definitions" means the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Closing Date of the first Series of Notes;

      "Issuer Account Banks" means, as of the Funding 2 Program Date, Citibank, N.A., London Branch, situated at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB and/or each other person(s) for the time being acting as account bank to the Issuing Entity under the Issuer Bank Account Agreement and "Issuer Account Bank" means any of them;

      "Issuer Available Principal Receipts" means:

      (a) prior to enforcement of the Issuer Security, for the Issuing Entity in respect of any Monthly Payment Period, an amount calculated by the Issuer Cash Manager on the Distribution Date immediately preceding that Monthly Payment Period equal to the sum of:

            (i) all principal receipts to be repaid by Funding 2 to the Issuing Entity under the Global Intercompany Loan Agreement on any Monthly Payment Date falling in such Monthly Payment Period; and

            (ii) in so far as needed to make an Issuer Reserve Principal Payment, any amount available to be drawn under the Issuer Reserve Fund less the aggregate of the amounts to be applied on all Monthly Payment Dates falling in the relevant Monthly Payment Period in payment of interest or expenses under the Issuer Pre-Enforcement Revenue Priority of Payments, plus any amounts to be credited to the Issuer Reserve Ledger under the Issuer Pre-Enforcement Principal Priority of Payments on any Monthly Payment Date falling in the relevant Monthly Payment Period;

      (b) following enforcement of the Issuer Security, for the Issuing Entity in respect of any Monthly Payment Period the sum calculated by or on behalf of the Issuer Security Trustee on the Distribution Date immediately preceding such Monthly Payment Period as the amount to be repaid by Funding 2 to the Issuing Entity under the Global Intercompany Loan Agreement during the relevant Interest Periods and/or the sum otherwise recovered by the Issuer

            Security Trustee (or the receiver appointed on its behalf) representing the Principal Amount Outstanding of the Notes;

      "Issuer Available Revenue Receipts" means for the Issuing Entity, in respect of any Monthly Payment Period, an amount calculated by the Issuer Cash Manager on the Distribution Date immediately preceding such Monthly Payment Period equal to the sum of:

      (a) interest, fees and any other amount (including the amounts standing to the credit of the Issuer Expense Sub-Ledger but excluding principal) paid or allocated to be paid by Funding 2 on or prior to any Monthly Payment Date falling in the relevant Monthly Payment Period in respect of the Global Intercompany Loan;

      (b) other net income of the Issuing Entity including all amounts of interest received on the Issuer GIC Account and the Issuer Transaction Accounts and/or any income from Authorised Investments (but excluding Swap Collateral standing to the credit of the Issuer Swap Collateral Accounts) in each case to be received on or prior to the first day of the relevant Monthly Payment Period; and

      (c) the amounts available to be drawn under the Issuer Reserve Fund, subject to any limits or conditions or the purposes for which the Issuer Reserve Funding may be utilised;

      "Issuer Bank Accounts" means the Issuer Transaction Account and also includes any additional or replacement bank account opened in the name of the Issuing Entity from time to time with the prior written consent of the Issuer Security Trustee and the Rating Agencies;

      "Issuer Bank Account Agreement" means the bank account agreement entered into on the Funding 2 Programme Date between the Issuing Entity, the Issuer Cash Manager, the Issuer Account Bank and the Issuer Security Trustee;

      "Issuer Cash Management Agreement" means the cash management agreement entered into on or about the Funding 2 Programme Date among the Issuer Cash Manager, the Issuing Entity and the Issuer Security Trustee;

      "Issuer Corporate Services Agreement" means the corporate services agreement entered into on the Funding 2 Programme Date between, among others, the Issuer Corporate Services Provider, Holdings, the Post Enforcement Call Option Holder and the Issuing Entity, for the provision by the Issuer Corporate Services Provider of certain corporate services;

      "Issuer Corporate Services Provider" means Law Debenture Corporate Services Limited or such other person for the time being acting as corporate services provider to the Issuing Entity under the Issuer Corporate Services Agreement;

      "Issuer Deed of Charge" means the deed of charge entered into on the Funding 2 Program Date, as amended and restated from time to time, between, among others, the Issuing Entity and the Issuer Security Trustee and each deed of accession or supplement entered into in connection therewith;

      "Issuer Enforcement Notice" has the meaning indicated in Condition 10(A);

      "Issuer Master Definitions Schedule" means the master definitions schedule in connection with the Issuing Entity dated on the Funding 2 Program Date setting out, among other things, definitions which apply to certain Transaction Documents;

      "Issuer Paying Agent and Agent Bank Agreement" means the paying agent and agent bank agreement entered into on the Funding 2 Program Date between the Issuing Entity, the Principal Paying Agent, the Paying Agents, the Transfer Agent, the Registrar, the Agent Bank, the Issuer Security Trustee and the Note Trustee;

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      "Issuer Post-Enforcement Call Option Agreement" means the post enforcement call option agreement entered into on the Funding 2 Program Date between the Issuing Entity, the Post Enforcement Call Option Holder and the Note Trustee;

      "Issuer Post-Enforcement Priority of Payments" means the provisions and the order of priority of payments in which all Issuer Available Revenue Receipts, Issuer Available Principal Receipts and all other monies, income, receipts and recoveries received by or on behalf of the Issuing Entity or the Issuer Security Trustee or any receiver of the Issuing Entity and the proceeds of enforcement of the Issuer Security are to be applied following an enforcement of the Issuer Security as set out in a schedule to the Issuer Deed of Charge, as the same may be amended, varied or superseded from time to time in accordance with the terms of the Issuer Deed of Charge;

      "Issuer Pre-Enforcement Principal Priority of Payments" means the provisions and the order of priority of payments in which the Issuer Available Principal Receipts will be applied until enforcement of the Issuer Security as set out in a schedule to the Issuer Cash Management Agreement;

      "Issuer Pre-Enforcement Revenue Priority of Payments" means the provisions and the order of priority of payments in which the Issuer Available Revenue Receipts will be applied until enforcement of the Issuer Security and as set out in a schedule to the Issuer Cash Management Agreement;

      "Issuer Secured Creditors" means the Issuer Security Trustee (and any receiver appointed under the Issuer Deed of Charge), the Note Trustee, the Issuer Swap Providers, any Start-Up Loan Provider, the Issuer Corporate Services Provider, the Issuer Account Banks, the Issuer Cash Manager, the Paying Agents, the Agent Bank, the Transfer Agent, the Registrar and the Noteholders and any new Issuer Secured Creditor who accedes to the Issuer Deed of Charge from time to time under a Deed of Accession or a supplemental deed;

      "Issuer Security" means the security created by the Issuing Entity pursuant to the Issuer Deed of Charge;

      "Issuer Security Trustee" means The Bank of New York and its successors or any further or other security trustee under the Issuer Deed of Charge, as trustee for the Issuer Secured Creditors;

      "Issuer Swap Agreements" means the ISDA master agreements, schedules thereto and confirmations thereunder relating to the currency and/or interest rate swaps to be entered into on each Closing Date, and any credit support annexes or other credit support documents entered into at any time, as amended from time to time, among the Issuing Entity and the applicable Issuer Swap Provider and/or any credit support provider and includes any additional and/or replacement Issuer Swap Agreement entered into by the Issuing Entity from time to time in connection with the Notes;

      "Issuer Swap Collateral" means any asset (including, without limitation, cash and/or securities) paid or transferred to the Issuing Entity by an Issuer Swap Provider in accordance with the terms of the relevant Issuer Swap Agreement as collateral to secure the performance of that Issuer Swap Provider's obligations under the relevant Issuer Swap Agreement together with any income or distributions received in respect of such asset (if the Issuing Entity is entitled to retain the same) and any equivalent of or replacement of such asset into which such asset is transformed;

      "Issuer Swap Collateral Accounts" means the Issuer Swap Collateral Cash Account and the Issuer Swap Collateral Securities Account;

      "Issuer Swap Collateral Ancillary Document" means any document (including, without limitation, any custodial agreement or bank account agreement but excluding the Issuer Swap Agreements, the Issuer Cash Management Agreement and the Issuer Deed of Charge) as may be entered into by the Issuing Entity from time to time in connection with the Issuer Swap Collateral;

      "Issuer Swap Collateral Cash Account" means an account opened in the name of the Issuing Entity for the purpose of holding Swap Collateral in cash and maintained in accordance with the terms of the Issuer Cash Management Agreement;

      "Issuer Swap Collateral Securities Account" means a securities account opened in the name of the Issuing Entity for the purpose of holding Swap Collateral in the form of securities and maintained in accordance with the terms of the Issuer Cash Management Agreement;

      "Issuer Swap Providers" means the institutions identified in respect of each Issuer Swap Agreement in the Final Terms related to the relevant Series and Class of Notes;

      "Issuer Transaction Account" means the day to day bank accounts of the Issuing Entity, held with an Issuer Account Bank as at the Funding 2 Program Date or that may be opened, with the prior approval of the Issuer Security Trustee, after the Closing Date;

      "Issuer Trust Deed" means the trust deed entered into on the Funding 2 Program Date as amended and restated from time to time between the Issuing Entity and the Note Trustee, and each supplemental deed entered into in connection therewith;

      "Issuing Entity" means Granite Master Issuer plc;

      "LIBOR" means the London inter-bank offered rate;

      "Listed Notes" means each Series and Class of Notes which is admitted to the official list maintained by the UK Listing Authority and admitted to trading on the London Stock Exchange's Gilt Edged and Fixed Interest Market;

      "Loan Payment Date" means, in respect of a Loan Tranche, the Monthly Payment Date(s) specified in the Loan Tranche Supplement for the payment of interest and/or principal subject to the terms of the Global Intercompany Loan Agreement;

      "Loan Tranches" means the AAA Loan Tranches, the AA Loan Tranches, the A Loan Tranches, the BBB Loan Tranches and the BB Loan Tranches, being the advances made by the Issuing Entity to Funding 2, pursuant to the Global Intercompany Loan Agreement, each being funded from proceeds received by the Issuing Entity from the issue of a Series and Class of Notes;

      "London Business Day" means a day (other than a Saturday or Sunday or public holiday) on which banks are generally open for business in London;

      "Margin" means, in respect of any Series and Class of Notes, the amount specified as such for such Notes in the applicable Final Terms;

      "Maximum Rate of Interest" means, in respect of any Series and Class of Notes, the rate of interest specified as such for such Notes in the applicable Final Terms;

      "Minimum Rate of Interest" means, in respect of any Series and Class of Notes, the rate of interest specified as such for such Notes in the applicable Final Terms;

      "Minimum Seller Share" means an amount included in the Seller Share which is calculated in accordance with the Mortgages Trust Deed;

      "Monthly Payment Date" means:

      (a) in respect of the Issuing Entity (and each Series and Class of Notes issued by the Issuing Entity before 1 May, 2007) and Funding 2 (and each Loan Tranche made by the Issuing Entity to Funding 2 before 1 May, 2007), the 20th Monthly Payment Date (as defined in sub-paragraph (b) below) of each calendar month subject to the appropriate Business Day Convention, if any, specified (in relation to a Series and Class of Notes) in the applicable

            Final Terms or (in relation to a Loan Tranche) in the applicable Loan Tranche Supplement in each case;

      (b) in respect of the Issuing Entity (and each Series and Class of Notes issued by the Issuing Entity on or after 1 May, 2007) and Funding 2 (and each Loan Tranche made by the Issuing Entity to Funding 2 on or after 1 May, 2007), the day of each calendar month specified as such (in relation to a Series and Class of Notes) in the applicable Final Terms or (in relation to a Loan Tranche) in the applicable Loan Tranche Supplement, which day shall be either the 17th day of each calendar month (the "17th Monthly Payment Date") or the 20th day of each calendar month (the "20th Monthly Payment Date"), in each case, subject to the appropriate Business Day Convention, if any, specified in the applicable Final Terms or in the applicable Loan Tranche Supplement;

      "Monthly Payment Period" means, in respect of the Issuing Entity and Funding 2 and in relation to a calendar month, subject to any applicable Business Day Convention in respect of the Notes or the Loan Tranches, as applicable, the period beginning on, and including, the 17th Monthly Payment Date of such calendar month and ending on, and including, the 20th Monthly Payment Date of such calendar month;

      "Mortgages Trust" means the trust of the trust property held by the Mortgages Trustee under the Mortgages Trust Deed;

      "New York Business Day" means a day (other than a Saturday, Sunday or a public holiday) on which banks are generally open for business in the City of New York;

      "Note Certificates" means any Global Note Certificates or Individual Note Certificates;

      "Note Determination Date" means the Distribution Date immediately preceding each Note Payment Date;

      "Note Event of Default" means the occurrence of an event of default by the Issuing Entity as specified in Condition 9;

      "Note Payment Date" means, in respect of a Series and Class of Notes, the Monthly Payment Date(s) specified in the applicable Final Terms for payment of interest and/or principal, subject to the terms and conditions of the Notes;

      "Note Principal Payment" has the meaning indicated in Condition 5(C);

      "Note Trustee" means The Bank of New York and its successors or any further or other note trustee under the Issuer Trust Deed, as trustee for the Noteholders;

      "Noteholders" means the Holders for the time being of the Notes;

      "Pass-Through Trigger Event" means any of the following events:

      (a)   a Trigger Event;

      (b) the service of an Issuer Enforcement Notice by the Note Trustee on the Issuing Entity; or

      (c) the service of a Funding 2 Intercompany Loan Enforcement Notice by the Funding 2 Security Trustee on Funding 2;

      "Paying Agents" means the Principal Paying Agent and the US Paying Agent, together with any further or other paying agents for the time being appointed under the Issuer Paying Agent and Agent Bank Agreement;

      "Payment Business Day" means a day which is:

      (a) a day on which a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

            (i)   the relevant place of presentation;

            (ii)  London; and

            (iii) any Additional Financial Centre specified in the applicable
                  Final Terms; and

      (b) either (1) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (if other than London and any Additional Business Centre) and which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively or (2) in relation to any Notes denominated or payable in euro, a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) System is open; and

      (c) in the case of any payment in respect of a Global Note Certificate denominated in a Specified Currency other than US dollars and registered in the name of DTC or its nominee and in respect of which an accountholder of DTC (with an interest in such Global Note) has elected to receive any part of such payment in US dollar, a day on which commercial banks are not authorised or required by law or regulation to be closed in New York;

      "Post Enforcement Call Option Holder" means GPCH Limited;

      "Principal Amount Outstanding" has the meaning indicated in Condition
5(C);

      "Principal Paying Agent" means Citibank, N.A., London Branch, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB in its capacity as principal paying agent at its Specified Office or such other person for the time being acting as principal paying agent under the Issuer Paying Agent and Agent Bank Agreement;

      "Rate of Interest" and "Rates of Interest" means, in respect of any Series and Class of Notes, the rate or rates (expressed as a percentage per annum) on interest payable in respect of such Notes specified in the applicable Final Terms or calculated and determined in accordance with the applicable Final Terms;

      "Rating Agencies" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc., Moody's Investors Service Limited and Fitch Ratings Ltd.;

      "Reference Price" means, in respect of any Series and Class of Notes, the price specified as such for such Notes in the applicable Final Terms;

      "Reference Rate" means, in respect of any Series and Class of Notes, the rate specified as such for such Notes in the applicable Final Terms;

      "Reg S" means Regulation S under the United States Securities Act of 1933, as amended;

      "Reg S Notes" means each Series and Class of Listed Notes that are not US Notes;

      "Reg S Global Note Certificates" means the note certificates representing the Reg S Notes while in global form;

      "Register" means the register of Noteholders kept by the Registrar and which records the identity of each Noteholder and the number of Notes that each Noteholder owns;

      "Registrar" means Citibank, N.A. in its capacity as registrar at its Specified Office or such other person for the time being acting as registrar under the Issuer Paying Agent and Agent Bank Agreement;

      "Relevant Screen" means a page of the Reuters service or Bloomberg service, or any other medium for electronic display of data as may be previously approved in writing by the Note Trustee and has been notified to Noteholders in the manner set out in Condition 14;

      "Relevant Screen Page" means, in respect of any Series and Class of Notes, the screen page specified as such for such Notes in the applicable Final Terms;

      "Security Interest" means any mortgage or sub-mortgage, standard security, charge or sub-charge (whether legal or equitable), encumbrance, pledge, lien, hypothecation, assignment by way of security or other security interest or title retention arrangement and any agreement, trust or arrangement having substantially the same economic or financial effect as any of the foregoing (other than a lien arising in the ordinary course of business or by operation of law);

      "Seller Share" means the Current Seller Share of the trust property calculated as set forth in the Mortgages Trust Deed;

      "Seller Share Event" means an event that will occur if, on a Distribution Date, (i) the result of the calculation of the Current Seller Share on that Distribution Date would be equal to or less than the Minimum Seller Share for such Distribution Date (determined using the amounts of the Current Seller Share and Minimum Seller Share that would exist after making the distributions of mortgages trustee principal receipts due on that Distribution Date on the basis that the Cash Manager assumes that those mortgages trustee principal receipts are distributed in the manner described in the Mortgages Trust Deed, and (ii) a Seller Share Event has not occurred on the immediately preceding Distribution Date;

      "Seller Share Event Distribution Date" means a Distribution Date on which a Seller Share Event occurs;

      "Series" means, subject to Condition 15, in relation to the Notes, all Notes (of any Class) issued on a given day;

      "Series and Class" means, a particular Class of Notes of a given Series or, where such Class of such Series comprises more than one sub-class, "Series and Class" means a particular subclass of such Class;

      "Specified Currency" means, in respect of any Series and Class of Notes, the currency or currencies specified as such for such Notes in the applicable Final Terms;

      "Specified Currency Exchange Rate" means, in relation to a Series and Class of Notes, the exchange rate specified in the Issuer Swap Agreement relating to such Series and Class of Notes or, if the Issuer Swap Agreement has been terminated, the applicable spot rate;

      "Specified Date" has the meaning indicated in Condition 11(F);

      "Specified Denomination" means, in respect of any Series and Class of Notes, the denomination specified as such for such Notes in the applicable Final Terms which shall be (euro)50,000 or more (or its equivalent in any other currency at the date of issue of such Notes);

      "Specified Office" means, as the context may require, in relation to any of the Agents, the office specified against the name of such Agent in the Issuer Paying Agent and Agent Bank Agreement or such other specified notice as may be notified to the Issuing Entity and the Note Trustee pursuant to the Issuer Paying Agent and Agency Bank Agreement;

      "Sterling", "Pounds Sterling" or "(GBP)" means the lawful currency for the time being of the United Kingdom of Great Britain and Northern Ireland;

      "Sterling Notes" means each Series and Class of Notes denominated in Sterling;

      "sub-unit" means, with respect to any currency other than Sterling, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to Sterling, one pence;

      "Transaction Documents" means the Issuer Corporate Services Agreement, the Global Intercompany Loan Agreement, the Funding 2 Deed of Charge, the Issuer Bank Account Agreement, the Issuer Deed of Charge, the Issuer Trust Deed, the Issuer Paying Agent and Agent Bank Agreement, the Issuer Cash Management Agreement, the Issuer Post-Enforcement Call Option Agreement, the Issuer Swap Agreements, any Issuer Swap Collateral Ancillary Document, the Issuer Master Definitions Schedule, the Mortgages Trustee Guaranteed Investment Contract, the Funding 2 Guaranteed Investment Contract and such other related documents which are referred to in the terms of the above documents;

      "Transfer Agent" means Citibank, N.A. in its capacity as transfer agent at its Specified Office or such other person for the time being acting as transfer agent under the Issuer Paying Agent and Agent Bank Agreement;

      "Trust Determination Date" means the first day (or, if not a London Business Day, the next succeeding London Business Day) of each calendar month;

      "UK Listing Authority" means the Financial Services Authority in its capacity as competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000, as amended;

      "US Global Note Certificates" means the note certificates representing the US Notes while in global form;

      "US Notes" means each Series and Class of Listed Notes which is registered with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended;

      "US Prospectus" means, in relation to the US Notes, the US Prospectus of the Issuer from time to time, the first being the US Prospectus dated 21 January 2005;

      "US Prospectus Supplement" means, in relation to any Series of US Notes, the prospectus supplement issued in relation to such Series of US Notes as a supplement to the US Prospectus and giving details of such Series of US Notes; and

      "US Paying Agent" means Citibank, N.A., acting in its capacity as US paying agent through its New York office or such other person for the time being acting as US paying agent under the Issuer Paying Agent and Agent Bank Agreement.

                                   SCHEDULE 4
                     PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1     (A)   Definitions

            As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

            "Basic Terms Modification" means, in respect of any Series and Class of Issuer Notes, any modification which would have the effect of:

            (i) reducing or cancelling the amount payable or, where applicable, modifying, except where such modification is in the opinion of the Note Trustee bound to result in an increase, the method of calculating the amount payable or modifying the date of payment or, where applicable, altering the method of calculating the date of payment in respect of any principal or interest in respect of such Issuer Notes;

            (ii) altering the priority in which payments are made to Noteholders pursuant to any Issuer Priority of Payments (except in a manner determined by the Note Trustee not to be materially prejudicial to the interests of the Noteholders of such Notes);

            (iii) altering the currency in which payments under the Issuer Notes are to be made;

            (iv) altering the quorum or majority required to pass an Extraordinary Resolution; and

            (v)   altering this definition or the proviso to paragraph 6 below;

            "Block Voting Instruction" shall mean, in relation to any Meeting, an English language document issued by the Registrar and dated in which:

            (a)   it is certified that:

                  (i) certain specified Issuer Notes (each a "Blocked Note") have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting or, if later, any adjourned Meeting, and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting or any adjourned Meeting; or

                  (ii) each registered holder of such Issuer Notes or a duly authorised person on its behalf has instructed the Registrar that the vote(s) attributable to the Issuer Note or Issuer Notes so held (each a "Relevant Note") should be cast in a particular way in relation to the resolution or resolutions to be put to such Meeting or any adjourned Meeting; and

                  (iii) in each case that, all such instructions are, during the period commencing 48 hours prior to the time for which such Meeting or any adjourned Meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

            (b) the aggregate principal amount of the Blocked Notes and Relevant Notes so held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

            (c) one or more persons named in such document is or are authorised and instructed by such Registrar to cast the votes attributable to such Blocked Note and Relevant Notes so listed in accordance with the instructions referred to in (a) above as set out in such document;

            "Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 4 (Chairman);

            "Extraordinary Resolution" means

            (a) a resolution passed at a meeting of the Noteholders of a particular Class, Series or Series and Classes duly convened and held in accordance with the provisions of this Schedule 4 by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll provided that where such meeting is held during a Monthly Payment Period but following the 17th Monthly Payment Date falling in such Monthly Payment Period and as a result of the occurrence of a Note Event of Default under Conditions 9(A)(i), 9(B)(i), 9(C)(i), 9(D)(i) or 9(E)(i), such majority shall include (i) upon a show of hands, not less than three-fourths of the persons voting thereat and representing the Notes of such Class, Series or Series and Classes with a 20th Monthly Payment Date, or (ii) if a poll is duly demanded, not less than three-fourths of the votes cast on such poll in respect of the Notes of such Class, Series or Series and Classes with a 20th Monthly Payment Date; or

            (b) a resolution in writing signed by or on behalf of all the Noteholders of a particular Class, Series or Series and Classes, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders of such Class, Series or Series and Class (as the case may be);

            "Form of Proxy" means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in


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

            the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer of the corporation and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing one or more persons who is or are authorised and instructed to vote in respect of the Issuer Notes held by such Noteholder;

            "Meeting" shall mean a meeting of Noteholders (whether originally convened or reviewed following an adjournment);

            "Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

            (a) any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

            (b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at a Meeting when it is resumed;

            "Issuer Notes" and "Noteholders" shall mean:

            (a) in connection with a Meeting of Class A Noteholders, Class A Notes and Class A Noteholders, respectively;

            (b) in connection with a Meeting of Class B Noteholders, Class B Notes and Class B Noteholders respectively;

            (c) in connection with a Meeting of the Class M Noteholders, Class M Notes and Class M Noteholders respectively;

            (d) in connection with a Meeting of Class C Noteholders, Class C Notes and Class C Noteholders respectively; and

            (e) in connection with a Meeting of Class D Noteholders, Class D Notes and Class D Noteholders respectively;

            "Written Resolution" means a resolution in writing signed by or on behalf of all holders of a class of Issuer Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the relevant class of Issuer Notes;

            "24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as


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

            aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

            "48 hours" means 2 consecutive periods of 24 hours.

(B)   Issue of Block Voting Instructions

      The holder of an Issuer Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Issuer Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of an Issuer Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of an Issuer Note may obtain a blank and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Issuer Note.

(C)   References to Blocking/Release of Issuer Notes

      Where Issuer Notes are represented by Global Note Certificates, or are held in individual certificated form within a Clearing System), references to blocking or release of Issuer Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of the relevant Clearing System.

(D)   Issue of Forms of Proxy

      (i) A holder of Issuer Notes may obtain an uncompleted and unexecuted Form of Proxy from the Registrar.

      (ii) Any holder of Issuer Notes which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a "Representative") in connection with any Meeting.

      (iii) Any Proxy or Representative shall, so long as such appointment remains in force, be deemed for all purposes in connection with the relevant Meeting, to be the holder of the Issuer Notes to which such appointment relates and the holder of the Issuer Notes shall be deemed for such purposes not to be the holder.

2.    Convening of Meeting

      The Master Issuer or the Note Trustee or (in relation to a Meeting for the passing of a Programme Resolution) the Noteholders of any Series and Class of Issuer Notes may convene a Meeting at any time, and the Note Trustee shall be obliged to do so, subject to it being indemnified to its satisfaction, upon a request in writing of Noteholders holding not less than one-tenth in principal amount of the outstanding Issuer Notes of any class or classes entitled to vote. If the Master Issuer defaults for a period of seven days in convening such a Meeting, the same may be convened by the Note Trustee or the requisitionists. Every such Meeting shall be held on such date and at such time and place as the Note Trustee may appoint or approve.


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

3.    Notice

      At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the Meeting is to be held) specifying the place, day and hour of Meeting, shall be given to the relevant Noteholders, the Paying Agents, the Agent Bank and the Registrar prior to any Meeting. Such notice shall: (1) be in the English language; (2) state in outline the nature of the business to be transacted at the Meeting to which it relates; and, (3) shall specify the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (a) Issuer Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting; and, (b) a Noteholder may appoint a Proxy, either (i) under a Block Voting Instruction by delivering written instructions to the Registrar, or (ii) by executing and delivering a Form of Proxy to the Specified Office of the Registrar. In the case of both (i) or (ii) such appointment of a Proxy may be done up to 48 hours before the time fixed for the Meeting. A copy of the notice shall be sent by post to the Note Trustee (unless the Meeting is convened by the Note Trustee) and, to the Master Issuer (unless the Meeting is convened by the Master Issuer).

4.    Chairman

      A person (who may, but need not be, a Noteholder) nominated in writing by the Note Trustee shall be entitled to take the chair at the relevant Meeting, but if no such nomination is made or if at any Meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the Meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Master Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was Chairman of the Meeting from which the adjournment took place.

5.    Quorum

      Subject as provided in the Issuer Conditions:

      (a) any such Meeting of one or more persons present holding Issuer Notes or being Proxies or Representatives and holding or representing in the aggregate not less than one-twentieth of the aggregate principal amount of the Issuer Notes outstanding of the relevant Series and Class or of any one or more Series of the same Class for the time being outstanding (as defined in Clause 1.6 of this Deed) (or, at any adjourned Meeting, one or more persons being or representing Noteholders whatever the aggregate Principal Amount Outstanding of the Issuer Notes of the such Series and Class or such one or more Series of the same Class) shall (except for the purpose of passing an Extraordinary Resolution or a Programme Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any Meeting unless the requisite quorum be present at the commencement of the relevant business;

      (b) the quorum at any such Meeting for passing an Extraordinary Resolution (other than an Extraordinary Resolution to sanction a Basic Term Modification) or a Programme Resolution shall (subject as provided below) be


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

            one or more persons present holding or representing Issuer Notes or being Proxies or Representatives and holding or representing in the aggregate more than half of the aggregate principal amount of the Issuer Notes outstanding (as defined in Clause 1.6 of this Deed) of the relevant Series and Class or of any one or more Series of the same Class (or, at any adjourned Meeting, one or more persons being or representing Noteholders whatever the aggregate principal amount of the Issuer Notes outstanding (as defined in Clause 1.6 of this Deed) of such Series and Class or such one or more Series of the same Class so held or represented); or

      (c) at any Meeting the business of which includes the passing of an Extraordinary Resolution to sanction a Basic Terms Modification, the quorum for passing the requisite Extraordinary Resolution shall be two or more persons present holding Issuer Notes or being Proxies or Representatives and holding or representing in the aggregate not less than three quarters in aggregate principal amount of the Issuer Notes outstanding (as defined in Clause 1.6 of this Deed) of the relevant Series and Class or of any one or more Series of the same Class (or, at any adjourned Meeting, two or more persons present holding or representing in the aggregate not less than one quarter in aggregate principal amount of the Issuer Notes outstanding (as defined in Clause 1.6 of this Deed) of such Series and Class or such one or more Series of the same Class).

6.    Adjournment for want of quorum

      If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any Meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present:

      (a) if convened upon the requisition of Noteholders, the Meeting shall be dissolved; and

      (b) in any other case, the Meeting shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding Business Day) at the same time and place (except in the case of a Meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such Meeting and approved by the Note Trustee).

      Provided, however, that, if within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned Meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Meeting shall be dissolved as no Meeting may be adjourned more than once for want of a quorum.

7.    Notice following Adjournment

      Notice of any adjourned Meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original Meeting as


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

      provided in paragraph 3 above, but as if 10 days notice (exclusive of the day on which the notice is given and the day on which the Meeting is to be resumed) were substituted for the 21 days notice as provided in paragraph 3 above, and such notice shall specifically state the relevant quorum requirements which will apply when the Meeting resumes. Subject as aforesaid it shall not be necessary to give any notice of an adjourned Meeting.

8.    Show of hands

      Every question submitted to a Meeting shall be decided in the first instance by a show of hands and in case of equality of votes, the Chairman shall, both on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a Proxy or as a Representative.

9.    Chairman's declaration

      At any Meeting, unless a poll is (before or on the declaration of the result of the show of hands) validly demanded by the Chairman, the Master Issuer, the Note Trustee or any person present holding a Individual Note Certificate or being a Proxy or Representative (whatever the principal amount of the Issuer Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.   Poll

      Subject to paragraph 12 (Limitation on Adjournments) below, if at such Meeting a poll is demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the Meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the Meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.   Adjourned Meeting

      The Chairman may with the consent of (and shall if directed by) any such Meeting adjourn the same from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully (but for lack of required quorum) have been transacted at the Meeting from which the adjournment took place.

12.   Limitation on Adjournments

      Any poll demanded at any adjourned Meeting, on the election of a Chairman or on any question of adjournment, shall be taken at the Meeting without adjournment.

13.   Participation

      Any Proxy and/or Representative, the Note Trustee and its lawyers and financial advisers and any director, officer or employee of a corporation being a trustee of the


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

      Issuer Trust Deed and any director or officer of the Master Issuer and its lawyers and financial advisers, the Registrar, and any other person authorised so to do by the Meeting or the Note Trustee may attend and speak at any Meeting. Save as aforesaid, but without prejudice to the definition of "Principal Amount Outstanding", no person shall be entitled to attend and speak nor shall any person be entitled to vote at any Meeting or join with others in requesting the convening of such a Meeting or to exercise the rights conferred on the Noteholders by Clause 7 (Proceedings, Actions and Indemnification) of the Issuer Trust Deed unless he either produces a Note Certificate or is a Proxy or a Representative or is the holder of an Individual Note Certificate or Individual Note Certificates. No person shall be entitled to vote at any Meeting in respect of Issuer Notes held by, for the benefit of, or on behalf of, the Issuer or the Borrowers. Nothing herein shall prevent any of the Proxies named in any Block Voting Instruction or Form of Proxy or any Representative from being a director, officer or representative of or otherwise connected with the Master Issuer.

14.   Votes

      Subject as provided in paragraph 13 (Participation) hereof at any Meeting:

      (a) on a show of hands every person who is present in person and is a holder of Issuer Notes or is a Proxy or Representative shall have one vote; and

      (b) on a poll every such person who is so present shall have one vote in respect of each [(pound)1] or such other amount as the Note Trustee may, in its discretion, stipulate (or in the case of Meetings of holders of Issuer Notes denominated in another currency, such amount in such currency as the Note Trustee in its absolute discretion may stipulate) in Principal Amount Outstanding of the Issuer Notes in respect of which he is a Proxy or Representative or in respect of which he is the holder.

      Without prejudice to the obligations of the proxies named in any Block Voting Instruction or Form of Proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.   Proxies need not be Noteholders

      The Proxies named in any Block Voting Instruction or Form of Proxy and representatives need not be Noteholders.

16.   Deposit of votes

      Each Block Voting Instruction together (if so requested by the Note Trustee) with proof satisfactory to the Note Trustee of its due execution on behalf of the Registrar and each Form of Proxy shall be deposited by the Registrar at such place as the Note Trustee shall approve not less than 24 hours before the time appointed for holding the Meeting or adjourned Meeting at which the Proxies named in the Block Voting Instruction or Form of Proxy propose to vote and in default the Block Voting Instruction or Form of Proxy shall not be treated as valid unless the Chairman decides otherwise before such Meeting or adjourned Meeting proceeds to business. A notarially certified copy of each Block Voting Instruction and Form of Proxy shall be deposited with the Note Trustee before the commencement of the Meeting or


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

      adjourned Meeting but the Note Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the Proxies named in any such Block Voting Instruction or Form of Proxy.

17.   Validity of Votes by Proxies

      Any vote by a Proxy given in accordance with the terms of a Block Voting Instruction or Form of Proxy shall be valid notwithstanding the previous revocation or amendment of the Block Voting Instruction or the Form of Proxy or of any of the Noteholders' instructions pursuant to which it was executed, provided that no intimation in writing of such revocation or amendment shall have been received from the Noteholder by the Registrar by the time being 24 hours before the time appointed for holding the Meeting or adjourned Meeting at which the Block Voting Instruction or Form of Proxy is to be used. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

18.   Record Date

      The Master Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name an Issuer Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Issuer Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Issuer Note or entries in the Register; and provided that any Proxy appointed pursuant to a Form of Proxy shall so long as such appointment remains in force, be deemed for all purposes in connection with any Meeting or proposed Meeting specified in such appointment, to be the holder of the Issuer Note to which such appointment relates and the holder of the Issuer Note shall be deemed for the purposes not to be the holder.

19.   Powers

      Subject always to the provisions of Clause 11 (Modification and Waiver) of the Issuer Trust Deed and the Issuer Conditions, a Meeting shall, in addition to the powers given to it above, have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 (Quorum) and 6 (Adjournment for want of Quorum) above) namely:

      (A) power to sanction any compromise or arrangement proposed to be made between the Master Issuer, the Note Trustee, any appointee of the Note Trustee and the Noteholders or any of them;


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

      (B) power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Note Trustee, any appointee of the Note Trustee, the Noteholders or the Master Issuer against any other or others of them or against any other party to any of the Issuer Transaction Documents or against any of their property whether such rights shall arise under the Issuer Trust Deed, any other Issuer Transaction Document or otherwise;

      (C) power to assent to any modification of the provisions of the Issuer Conditions, the Issuer Trust Deed or any other Issuer Transaction Document which shall be proposed by the Master Issuer, the Note Trustee, or any Noteholder or any other person;

      (D) power to give any authority or sanction which under the provisions of the Issuer Conditions or the Issuer Trust Deed is required to be given by Extraordinary Resolution;

      (E) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or any discretion which the Noteholders could themselves exercise by Extraordinary Resolution;

      (F) power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of the Issuer Trust Deed;

      (G) power to discharge or exonerate the Note Trustee and/or any appointee of the Note Trustee from all liability in respect of any act or omission for which the Note Trustee and/or such appointee may have become responsible under the Issuer Trust Deed;

      (H) power to authorise the Note Trustee and/or any appointee of the Note Trustee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution;

      (I) power to sanction any scheme or proposal for the exchange or sale of the Issuer Notes for or the conversion of the Issuer Notes into or the cancellation of the Issuer Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or notes of the Master Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or notes as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Individual Note Certificates held by them in favour of the persons with or to whom the Issuer Notes are to be exchanged or sold respectively, provided, however, that:

      (1)   subject as provided in paragraph (2) below:


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

      (i) an Extraordinary Resolution of the Class A Noteholders of any Series shall be binding on all Class B Noteholders, all Class M Noteholders, all Class C Noteholders and all Class D Noteholders (in each case of that Series or of any other Series);

      (ii) no Extraordinary Resolution of the Class B Noteholders of any Series shall take effect for any purpose while any Class A Notes (of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class A Noteholders of each Series (as applicable);

      (iii) no Extraordinary Resolution of the Class M Noteholders of any Series shall take effect for any purpose while any Class A Notes or Class B Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders and an Extraordinary Resolution of the Class B Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders and/or the Class B Noteholders of each Series (as applicable);

      (iv) no Extraordinary Resolution of the Class C Noteholders of any Series shall take effect for any purpose while any Class A Notes, Class B Notes or Class M Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders and an Extraordinary Resolution of the Class M Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders, the Class B Noteholders and/or the Class M Noteholders of each Series (as applicable);

      (v) an Extraordinary Resolution of the Class D Noteholders of any Series shall take effect for any purpose while any Class A Notes, Class B Notes, Class M Notes or Class C Notes (in each case, of that Series or of any other Series) remain outstanding unless it shall have been sanctioned by an Extraordinary Resolution of the Class A Noteholders, an Extraordinary Resolution of the Class B Noteholders, an Extraordinary Resolution of the Class M Noteholders and an Extraordinary Resolution of the Class C Noteholders, in each case of each Series or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class A Noteholders, the Class B Noteholders, the Class M Noteholders and/or the Class C Noteholders of each Series (as applicable).

      (2)   provided, however, that:

      (i) no Extraordinary Resolution of the Noteholders of any one or more Series of Class A Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class B


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

            Noteholders, an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class B Noteholders, the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series;

      (ii) after the Class A Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class B Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class M Noteholders, an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class M Noteholders, the Class C Noteholders and the Class D Noteholders of each Series;

      (iii) after the Class A Notes and Class B Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class M Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class C Noteholders and an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the respective interests of the Class C Noteholders, and the Class D Noteholders of each Series; and

      (iv) after the Class A Notes, Class B Notes and Class M Notes have been fully redeemed, no Extraordinary Resolution of the Noteholders of any one or more Series of Class C Notes to sanction a modification of, or any waiver or authorisation of any breach, or proposed breach of, any of the provisions of the Issuer Transaction Documents or the Conditions of such Notes shall take effect unless it has been sanctioned by an Extraordinary Resolution of the Class D Noteholders, in each case of each Series, or the Note Trustee is of the opinion that it would not be materially prejudicial to the interests of the Class D Noteholders of each Series.

20.   Extraordinary Resolution binds all Noteholders

      Subject to the provisos to paragraph 19 (Powers), any Extraordinary Resolution passed at a Meeting duly convened and held in accordance with the Issuer Trust Deed shall be binding upon the Noteholders of all classes whether present or not present at such Meeting and whether or not voting and each of them shall be bound to give effect thereto accordingly and the passing of any such Extraordinary Resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any Extraordinary Resolution duly considered by the Noteholders shall be given by the Master Issuer to the Noteholders in accordance with


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      Condition 14 (Notice to Noteholders) within 14 days of such result being known provided that the non-publication of such notice shall not invalidate such result.

21.   Additional Meeting Provisions

      Notwithstanding the foregoing, the following additional provisions shall apply to a Class of Notes issued (and remaining outstanding) in more than one Series.

      (i)   Class A Notes

            In respect of the Class A Notes, subject to sub-paragraph (vi):

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class A Notes of that Series;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class A Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class A Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class A Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class A Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class A Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class A Notes.

      (ii)  Class B Notes

            In respect of the Class B Notes, subject to sub-paragraph (vi):

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class B Notes of that Series;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class B Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class B Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class B Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders


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

                  of such two or more Series of Class B Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class B Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class B Notes.

      (iii) Class M Notes

            In respect of the Class M Notes subject to sub-paragraph (vi):

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class M Notes of that Series;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class M Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class M Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class M Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class M Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class M Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class M Notes.

      (iv)  Class C Notes

            In respect of the Class C Notes, subject to sub-paragraph (vi):

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class C Notes of that Series;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class C Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class C Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class C Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class C Notes, shall be deemed to have


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

                  been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class C Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class C Notes.

      (v)   Class D Notes

            In respect of the Class D Notes subject to sub-paragraph (vi):

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of one Series only shall be deemed to have been duly passed if passed at a meeting of the holders of the Class D Notes of that Series;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of any two or more Series but does not give rise to a conflict of interest between the holders of such two or more Series of Class D Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of such two or more series of Class D Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Class D Notes of any two or more Series and gives or may give rise to a conflict of interest between the holders of such two or more Series of Class D Notes, shall be deemed to have been duly passed only if, in lieu of being passed at a single meeting of the holders of such two or more Series of Class D Notes, it shall be passed at separate meetings of the holders of such two or more Series of Class D Notes.

      (vi)  Sub-classes of Notes

            In respect of a Class of Notes of any Series constituting two or more sub-classes,

            (a) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of the Notes of one sub-class only of such Class, shall be deemed to have been duly passed if passed at a meeting of the holders of the Notes of such sub-class;

            (b) a resolution which, in the sole opinion of the Note Trustee, affects the interests of the holders of more than one sub-class of Notes of such Class but does not give rise to a conflict of interest between the holders of such sub-classes of Notes, shall be deemed to have been duly passed if passed at a single meeting of the holders of all such sub-classes of Notes; and

            (c) a resolution which, in the sole opinion of the Note Trustee affects the interests of the holders of more than one sub-class of Notes of such Class and gives or may give rise to a conflict of interest between the holders of such sub-classes of Notes, shall be deemed to have been


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

                  duly passed only if, in lieu of being passed at a single meeting of the holders of such sub-classes of Notes, it shall be passed at separate meetings of the holders of such sub-classes of Notes.

         (vii)    Programme Resolution

                  A Programme Resolution shall be deemed to have been duly passed only if passed at a single meeting of all Series of the applicable Class of Notes.

22.   Minutes

      Minutes of all resolutions and proceedings at every Meeting shall be made and entered in books to be from time to time provided for that purpose by the Master Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the Meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such Meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

23.   Further Regulations

      Subject to all other provisions of the Issuer Trust Deed, the Note Trustee may without the consent of the Master Issuer or the Noteholders:-

      (i) prescribe such further regulations regarding the requisitioning and/or the holding of Meetings of Noteholders and attendance and voting thereat as the Note Trustee may in its sole discretion think fit; and

      (ii) interpret the Issuer Conditions in the context of the more detailed provisions set out herein.


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                                 EXECUTION PAGE

IN WITNESS WHEREOF this Trust Deed has been executed as a deed and delivered by the parties hereto on the day and year first above written.


as Master Issuer
EXECUTED AND DELIVERED AS A DEED                   )
for and on behalf of                               )
GRANITE MASTER ISSUER PLC                          )
acting by two directors                            )

-------------------------
for and on behalf of
LDC Securitisation Director No. 1 Limited
Director

Name:


-------------------------
for and on behalf of
LDC Securitisation Director No. 2 Limited
Director

Name:







as Note Trustee
EXECUTED AND DELIVERED AS A DEED                   )
for and on behalf of                               )
THE BANK OF NEW YORK                               )
by its duly authorised signatory                   )

-------------------------------


Name:





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